As filed with the Securities and Exchange Commission on February 15, 1994
                                                  Registration No. 33-_____
- -----------------------------------------------------------------------------
                                     SECURITIES AND EXCHANGE COMMISSION
                                          Washington, D.C.  20549
                                           _______________________

                                                   FORM S-4
                                            REGISTRATION STATEMENTUNDER
                                          THE SECURITIES ACT OF 1933
                                           _______________________

                                      CRESTAR FINANCIAL CORPORATION
                           (Exact name of registrant as specified in its
                                                   charter)

        Virginia                  6711                               54-0722175
     (State or other          (Primary Standard              (I.R.S. Employer
     jurisdiction          Industrial Classification       Identification No.)
     of incorporation             Code Number)
     or organization)
                                           919 East Main Street
                                                P.O. Box 26665
                                        Richmond, Virginia  23261-6665
                                            (804) 782-5000
                                     (Address, including zip code, and
                                         telephone number, including
                                         area code, of registrant's
                                        principal executive offices)

                                               JOHN C. CLARK, III
                               Corporate Senior Vice President, General
                                                Counsel and Secretary
                                        Crestar Financial Corporation
                                             919 East Main Street
                                                P.O. Box 26665
                                        Richmond, Virginia  23261-6665
                                                (804) 782-7445
                      (Name, address, including zip code, and telephone number,
                              including area code, of agent for service)

                                           Copies To:
                      LATHAN M. EWERS, JR.             EDWARD L. LUBLIN
                       Hunton & Williams              Manatt, Phelps & Phillips
                       951 E. Byrd Street             1200 New Hampshire Avenue,
                                                               N.W.
                  Riverfront Plaza, East Tower        Washington, D. C.  20036
                 Richmond, Virginia 23219-4074            (202) 463-4314
                         (804) 788-8269












Approximate date of commencement of the proposed sale of the securities to the public:
    As soon as practicable after the Registration Statement becomes effective. If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.


                                       CALCULATION OF REGISTRATION FEE
 Title of Each Class of          Maximum Amount      Proposed Maximum        Proposed Maximum        Amount of
Securities To Be Registered     To Be Registered    Offering Price Per      Aggregate Offering      Registration
                                                          Unit                    Price                 Fee
Common Stock, $5.00 par value   500,000 shares(1)         $8.72(2)           $10,508,631(2)            $3,624
 per share

Preferred Share Purchase        500,000 rights             N/A                     N/A                  N/A
 Rights(3)



 (1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which are expected to be issued in connection with the transactions described herein.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) using the per share book value of Annapolis Bancorp, Inc. common stock at September 30, 1993, and assuming no cash will be paid by Registrant in the exchange.
(3) The Rights to purchase Participating Cumulative Preferred Stock, Series C will be attached to and will trade withshares of the Common Stock of Crestar.

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file afurther amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                            CRESTAR FINANCIAL CORPORATION

                                CROSS-REFERENCE SHEET


           Item of Form S-4                Location in Prospectus
           1.  Forepart of                 Facing Page; Cross Reference
               Registration Statement      Sheet; Outside Front Cover
               and Outside Front Cover     Page of Prospectus
               Page of Prospectus

           2.  Inside Front and            Inside Front Cover Page of











               Outside Back Cover          Prospectus; Table of Contents;
               Pages of Prospectus         Available Information;
                                           Incorporation of Certain
                                           Information by Reference

           3.  Risk Factors, Ratio of      Summary; Comparative Per Share
               Earnings to Fixed           Data
               Charges and Other
               Information
           4.  Terms of the                Summary; The Holding Company
               Transaction                 Merger; Comparative Rights of
                                           Shareholders; Annex I; Annex
                                           II; Annex III

           5.  ProForma Financial          Not Applicable
               Information
           6.  Material Contracts with     Not Applicable
               the Company Being
               Acquired

           7.  Additional Information      Not Applicable
               Required for Reoffering
               by Persons and Parties
               Deemed to be
               Underwriters

           8.  Interests of Named          Not Applicable
               Experts and Counsel
           9.  Disclosure of               Not Applicable
               Commission's Position
               on Indemnification for
               Securities Act
               Liabilities

           10. Information with            Available Information;
               Respect to S-3              Incorporation of Certain
               Registrants                 Information by Reference;
                                           Summary
           11. Incorporation of            Incorporation of Certain
               Certain Information by      Information by Reference
               Reference

           12. Information with            Not Applicable
               Respect to S-2 or S-3
               Registrants




                                            -1-


















           Item of Form S-4                Location in Prospectus

           13. Incorporation of            Not Applicable
               Certain Information by
               Reference
           14. Information with            Not Applicable
               Respect to Registrants
               Other than S-2 or S-3
               Registrants

           15. Information with            Not Applicable
               Respect to S-3
               Companies

           16. Information with            Not Applicable
               Respect to S-2 or S-3
               Companies
           17. Information with            Summary; Supervision and
               Respect to Companies        Regulation; Business of AB;
               other than S-2 or S-3       Market for and Dividends Paid
               Companies                   on AB Common Stock; AB
                                           Management's Discussion and
                                           Analysis of Financial
                                           Condition and Results of
                                           Operations; Experts;
                                           Consolidated Financial
                                           Statements of AB

           18. Information if Proxies,     Incorporation of Certain
               Consents or                 Information By Reference;
               Authorizations are to       Summary -- Shareholder
               be Solicited                Meeting; The Holding Company
                                           Merger; The Holding Company
                                           Merger -- Rights of
                                           Shareholders Electing to
                                           Exercise Their Right of
                                           Appraisal; Annex III
           19. Information if Proxies,     Not Applicable
               Consents or
               Authorizations are not
               to be Solicited, or in
               an Exchange Offer























                                            -2-







                         [Annapolis Bancorp, Inc. Letterhead]


                                 __________ __, 1994


          Dear Shareholders:

               You are cordially invited to attend a Special Meeting of Shareholders of Annapolis Bancorp, Inc. ("AB") on April __, 1994 at ________ a.m., Eastern Time, at ________________________
          _______________________________________________________________.
          This is a very important meeting regarding your investment in AB.

               The purpose of the meeting is to consider and vote upon the Agreement and Plan of Reorganization, dated as of December 22, 1993, by and among AB, Annapolis Federal Savings Bank, Crestar Financial Corporation ("Crestar") and Crestar Bank MD, and related Plan of Merger (together, the "Agreement"), pursuant to which, among other things, AB will be merged with and into Crestar (the "Holding Company Merger"). In connection with the Holding Company Merger, each share of common stock of AB outstanding immediately prior to consummation of the Holding Company Merger (other than shares held by Crestar or dissenters' shares) will be converted into and represent the right to receive shares of common stock of Crestar and/or, subject to certain limitations, cash, as described in the accompanying Proxy Statement/Prospectus. Your Board of Directors unanimously recommends that you vote in favor of the Agreement and the Holding Company Merger, which the Board believes is in the best interests of the shareholders of AB.

               Enclosed is a Notice of Special Meeting of Shareholders, a Proxy Statement/Prospectus containing a discussion of the Agreement and the Holding Company Merger and a proxy card.
          Please complete, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If you decide to attend the special meeting, you may vote your shares in person whether or not you have previously submitted a proxy. It is important to understand that the Agreement and Holding Company Merger must be approved by the holders of more than 50% of all outstanding shares of common stock of AB and that the failure to vote will have the same effect as a vote against the proposal.
          On behalf of the Board, thank you for your attention to this important matter.












                                        Very truly yours,



                                        Gilbert L. Hardesty
                                        President and Chief
                                          Executive Officer







                               ANNAPOLIS BANCORP, INC.
                             147 Old Solomons Island Road
                              Annapolis, Maryland  21401

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            To Be Held __________ __, 1994


          TO THE SHAREHOLDERS OF ANNAPOLIS BANCORP, INC.:

               NOTICE IS HEREBY GIVEN that a special meeting of shareholders has been called by the Board of Directors of Annapolis Bancorp, Inc. ("AB") and will be held at ________________________________________________________, on
          April __, 1994 at _____ _.m. for the purpose of considering and voting upon the following matters:

               1. Proposed Holding Company Merger. To consider and vote upon the Agreement and Plan of Reorganization dated as of December 22, 1993 (the "Agreement") and a related Holding Company Plan of Merger providing for the merger of AB with and into Crestar Financial Corporation (the "Holding Company Merger").
          The Agreement is attached to the accompanying Proxy Statement/Prospectus as Annex I.

               2. Other Business. To consider and vote upon such other matters as may properly come before the meeting.

               Only those AB shareholders of record at the close of business on ____________, 1994 shall be entitled to notice of and to vote at the meeting. The affirmative vote of the holders of more than 50% of the issued and outstanding shares of AB common stock entitled to vote at the meeting is required to approve the Holding Company Merger.

               Pursuant to the Delaware General Corporation Law (the "DGCL"), holders of AB common stock entitled to vote on approval of the Agreement and the related Holding Company Plan of Merger have the right to demand and receive payment of the fair value of his or her shares of AB common stock, as to all but not less than all, shares of AB common stock beneficially owned by him, and, if the Holding Company Merger is consummated, to receive cash from Crestar Financial Corporation equal to the fair value of such shares determined as of immediately prior to the Holding Company Merger. Any holder who elects to perfect his right of appraisal and demands payment of the fair value of his shares of AB common stock must strictly comply with Section 262 of the DGCL, a copy of which is attached to the accompanying Proxy Statement/Prospectus as Annex IV and a summary of such provisions is set forth in the accompanying Proxy Statement/Prospectus under "The Holding Company Merger -- Rights of Shareholders Electing to Exercise Their Right of Appraisal." To perfect the right of an appraisal, the shareholder must not vote for the Holding Company Merger or even return an executed proxy that is otherwise left blank.







                                        By Order of the Board of Directors,



                                        Corporate Secretary

          ___________ __, 1994
          Annapolis, Maryland



          THE BOARD OF DIRECTORS OF AB UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF AB COMMON STOCK VOTE TO APPROVE THE MERGER PROPOSAL.

          IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. SHAREHOLDERS ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED.











                                   PROXY STATEMENT
                                         FOR
                           SPECIAL MEETING OF SHAREHOLDERS











                                          OF
                               ANNAPOLIS BANCORP, INC.

                             To Be Held On April __, 1994
                                   _______________

                                    PROSPECTUS OF
                            CRESTAR FINANCIAL CORPORATION
                                     Common Stock
                                   par value $5.00
                                   _______________

               This Proxy Statement/Prospectus is being furnished to the holders of common stock, par value $1.00 per share (the "AB Common Stock"), of Annapolis Bancorp, Inc., a Delaware corporation ("AB"), in connection with the solicitation of proxies by the AB Board of Directors (the "AB Board") for use at a special meeting of AB shareholders to be held at _:__ _.m. on April __, 1994, at _________________, __________________,
          _________, ________ (the "AB Shareholder Meeting").

               At the AB Shareholder Meeting, the shareholders of record of AB Common Stock as of the close of business on _____ __, 1994, will consider and vote upon a proposal to approve the Agreement and Plan of Reorganization (the "Agreement"), dated as of December 22, 1993, by and among Crestar Financial Corporation ("Crestar"), Crestar Bank MD, a Maryland banking corporation wholly owned by Crestar ("Crestar Bank MD"), AB, and Annapolis Federal Savings Bank, a federally chartered stock savings bank wholly owned by AB ("Annapolis"), pursuant to which, among other things, AB will merge with and into Crestar (the "Holding Company Merger"), and thereafter Annapolis will merge directly or indirectly with and into Crestar Bank MD (the "Bank Merger") (the Holding Company Merger and the Bank Merger are sometimes referred to together as the "Transaction"). Upon consummation of the Holding Company Merger, which is expected to occur in mid- to late May 1994, each outstanding share of AB Common Stock (other than shares as to which the holder exercises the right to an appraisal ("Dissenting Shares") and other than shares held by Crestar) shall be converted into and represent the right to receive (upon a shareholder's election) either (i) $12.75 in cash (the "Merger Consideration") (provided that the number of shares of AB Common Stock for which shareholders elect to receive cash, when added to the number of Dissenting Shares, shall not exceed 30% of the outstanding shares of AB Common Stock) or (ii) a number of shares of Crestar Common Stock, determined by dividing the Merger Consideration by the average closing price of Crestar Common Stock (the "Average Closing Price") as reported on the New York Stock Exchange ("NYSE") for each of the 20 trading days ending on the third day prior to the Closing Date (as defined in the Agreement) (the "Exchange Ratio"), subject to adjustment as set forth in the Agreement. Based on the closing price of Crestar Common Stock on the NYSE on February 3, 1994 of $42.875, each share of AB Common Stock would have been exchanged for .297 shares of Crestar Common Stock. Such number of shares of Crestar Common Stock may increase or decrease depending on the Average Closing Price as described herein. See "The Holding Company Merger -- Determination of Exchange Ratio and Exchange for Crestar Common Stock." For a description of the Agreement, which is included herein in its entirety as Annex I to this Proxy Statement/Prospectus, see "The Holding Company Merger."

                                   _______________

               This Proxy Statement/Prospectus and the accompanying proxy appointment cards are first being mailed to shareholders of AB on or about _______ __, 1994.

                                   _______________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   _______________

          The date of this Proxy Statement/Prospectus is ________ __, 1994.

               No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer contained in this Proxy Statement/Prospectus, and if given or made, such information or representation must not be relied upon. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to or solicitation of any person in any jurisdiction to whom it would be unlawful to make such an offer or solicitation. The delivery of this Proxy Statement/Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

                                  TABLE OF CONTENTS

                                                                       Page

          AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .   1

          INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . .   1

          SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               Parties to the Transaction . . . . . . . . . . . . . . .   3
               Shareholder Meeting  . . . . . . . . . . . . . . . . . .   4
               Vote Required; Record Date . . . . . . . . . . . . . . .   4
               The Holding Company Merger . . . . . . . . . . . . . . .   4
               The Exchange Ratio . . . . . . . . . . . . . . . . . . .   5
               Cash Election  . . . . . . . . . . . . . . . . . . . . .   5
               Effective Time . . . . . . . . . . . . . . . . . . . . .   5
               Rights of Shareholders Electing to Exercise Their Right
                    of Appraisal  . . . . . . . . . . . . . . . . . . .   6
               Opinion of Financial Advisor . . . . . . . . . . . . . .   6
               Conditions to Consummation . . . . . . . . . . . . . . .   6
               FNB Loan . . . . . . . . . . . . . . . . . . . . . . . .   7
               Conduct of Business Pending the Holding Company Merger . 7 Interests of Certain Persons in the Holding Company
                    Merger  . . . . . . . . . . . . . . . . . . . . . .   7
               Resale of Crestar Common Stock . . . . . . . . . . . . .   7
               Certain Federal Income Tax Consequences of the
                    Transaction . . . . . . . . . . . . . . . . . . . .   7
               Stock Option Agreement . . . . . . . . . . . . . . . . .   8
               Market Prices Prior to Announcement of the Transaction .   8
               Comparative Per Share Data . . . . . . . . . . . . . . .   9
               Selected Financial Data  . . . . . . . . . . . . . . . .  11

          GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . .  15

          CRESTAR RECENT FINANCIAL RESULTS  . . . . . . . . . . . . . .  17

          THE HOLDING COMPANY MERGER  . . . . . . . . . . . . . . . . .  18
               Background of the Holding Company Merger . . . . . . . .  18
               Reasons and Basis for the Holding Company Merger . . . .  19
               Opinion of Financial Advisor . . . . . . . . . . . . . .  20











               Effective Time of the Holding Company Merger . . . . . .  26
               Determination of Exchange Ratio and Exchange for
                    Crestar Common Stock  . . . . . . . . . . . . . . .  26
               Cash Election; Election Procedures . . . . . . . . . . .  27
               Business of AB Pending the Holding Company Merger  . . .  28
               FNB Loan . . . . . . . . . . . . . . . . . . . . . . . .  29
               Conditions to Consummation of the Holding Company
                    Merger  . . . . . . . . . . . . . . . . . . . . . .  30
               Stock Option Agreement . . . . . . . . . . . . . . . . .  31
               Termination  . . . . . . . . . . . . . . . . . . . . . .  32
               Accounting Treatment . . . . . . . . . . . . . . . . . .  33

               Operations After the Holding Company Merger  . . . . . .  33
               Interest of Certain Persons in the Transaction . . . . .  34
               Effect on AB Employee Benefits Plans . . . . . . . . . .  36
               Certain Federal Income Tax Consequences  . . . . . . . .  37
               Rights of Shareholders Electing to Exercise Their Right
                    of Appraisal  . . . . . . . . . . . . . . . . . . .  42

          BUSINESS OF CRESTAR . . . . . . . . . . . . . . . . . . . . .  42

          BUSINESS OF AB  . . . . . . . . . . . . . . . . . . . . . . .  44

          AB MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS . . . . . . . .  70

          MARKET FOR AND DIVIDENDS PAID ON AB COMMON STOCK  . . . . . .  79

          AB SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS  . . . . .  80

          SUPERVISION AND REGULATION OF CRESTAR . . . . . . . . . . . .  80
               Limits on Dividends and Other Payments . . . . . . . . .  80
               Capital Requirements . . . . . . . . . . . . . . . . . .  82
               Cross-Guarantee  . . . . . . . . . . . . . . . . . . . .  83
               Bank Holding Companies   . . . . . . . . . . . . . . . .  84
               Banks  . . . . . . . . . . . . . . . . . . . . . . . . .  84
               FDIC Insurance Assessments . . . . . . . . . . . . . . .  85
               Governmental Policies  . . . . . . . . . . . . . . . . .  85

          DESCRIPTION OF CRESTAR CAPITAL STOCK  . . . . . . . . . . . .  85
               Common Stock . . . . . . . . . . . . . . . . . . . . . .  86
               Preferred Stock  . . . . . . . . . . . . . . . . . . . .  86
               Rights . . . . . . . . . . . . . . . . . . . . . . . . .  87
               Virginia Stock Corporation Act . . . . . . . . . . . . .  88

          COMPARATIVE RIGHTS OF SHAREHOLDERS  . . . . . . . . . . . . .  89











               Capitalization . . . . . . . . . . . . . . . . . . . . .  89
               Amendment of Articles or Bylaws  . . . . . . . . . . . .  90
               Required Shareholder Vote for Certain Actions  . . . . .  90
               Director Nominations . . . . . . . . . . . . . . . . . .  91
               Directors and Classes of Directors; Vacancies and
                    Removal of Directors  . . . . . . . . . . . . . . .  92
               Anti-Takeover Provisions . . . . . . . . . . . . . . . .  93
               Preemptive Rights  . . . . . . . . . . . . . . . . . . .  94
               Assessment . . . . . . . . . . . . . . . . . . . . . . .  95
               Conversion; Redemption; Sinking Fund . . . . . . . . . .  95
               Liquidation Rights . . . . . . . . . . . . . . . . . . .  95
               Dividends and Other Distributions  . . . . . . . . . . .  95
               Special Meetings of Shareholders . . . . . . . . . . . .  96
               Indemnification  . . . . . . . . . . . . . . . . . . . .  96
               Shareholder Proposals  . . . . . . . . . . . . . . . . .  97
               Shareholder Inspection Rights; Shareholder Lists . . . .  97
               Shareholder Rights Plan  . . . . . . . . . . . . . . . .  98
               Dissenters' Rights . . . . . . . . . . . . . . . . . . .  98

          RESALE OF CRESTAR COMMON STOCK  . . . . . . . . . . . . . . .  99

          EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

          LEGAL OPINION . . . . . . . . . . . . . . . . . . . . . . . .  99


          INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
               AB AND ANNAPOLIS . . . . . . . . . . . . . . . . . . . . F-1

          ANNEX I   --  Agreement and Plan of Reorganization
          ANNEX II  --  Stock Option Agreement
          ANNEX III -- Fairness Opinion of Kaplan Associates, Inc. ANNEX IV -- Section 262 of the Delaware General Corporation
                        Law

                                AVAILABLE INFORMATION

               Crestar is subject to the reporting and informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611-2511 and Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. As permitted by the Rules and Regulations of the SEC, this Proxy











          Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4, of which this Proxy Statement/Prospectus is a part, and exhibits thereto (together with the amendments thereto, the "Registration Statement"), which has been filed by Crestar with the SEC under the Securities Act of 1933 (the "1933 Act") with respect to Crestar Common Stock and to which reference is hereby made.

               THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS RELATING TO CRESTAR THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. CRESTAR DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM CRESTAR'S INVESTOR RELATIONS DEPARTMENT, CRESTAR FINANCIAL CORPORATION, 919 EAST MAIN STREET, RICHMOND, VIRGINIA 23261-6665, (804) 782-7152. IN ORDER TO
          ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY _________ __, 1994 [five business days before Shareholders' meeting].

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

               The following documents filed by Crestar are incorporated by reference in this Proxy Statement/Prospectus: (i) Crestar's Annual Report on Form 10-K for the year ended December 31, 1992;
          (ii) Crestar's Quarterly Reports on Form 10-Q for the periods ended March 31, 1993, June 30, 1993 and September 30, 1993; (iii) the description of Crestar Common Stock in Crestar's registration statement filed under the Exchange Act with respect to Crestar Common Stock, including all amendments and reports filed for the purpose of updating such description; and (iv) Crestar's Current Report on Form 8-K, dated March 5, 1993.

               All documents filed by Crestar pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the AB Shareholder Meeting are hereby incorporated by reference in this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy
          Statement/Prospectus or any supplement hereto.

               Also incorporated by reference herein is the Agreement and Plan of Reorganization among Crestar, Crestar Bank MD, AB and Annapolis, which is attached to this Proxy Statement/Prospectus as Annex I.

                                       SUMMARY

               The following summary is not intended to be a complete description of all material facts regarding Crestar, AB and the matters to be considered at the AB Shareholder Meeting and is qualified in all respects by the information appearing elsewhere or incorporated by reference in this Proxy Statement/Prospectus, the Annexes hereto and the documents referred to herein.

          Parties to the Transaction

               Crestar. Crestar is the holding company for Crestar Bank of Virginia, Crestar Bank N.A. of Washington, D.C. and Crestar Bank MD of Maryland. At December 31, 1993, Crestar had approximately $13.3 billion in total assets, $10.2 billion in total deposits and $1.1 billion in total shareholders' equity.

               In 1963, six Virginia banks, whose predecessors had been in existence since the early 1800s, combined to form Crestar, a bank holding company formed under the Bank Holding Company Act of 1956, and Crestar Bank of Virginia. Crestar acquired Crestar Bank N.A. on December 27, 1985 and Crestar Bank MD on April 1, 1986.

               Crestar serves customers through a network of 302 banking offices and 254 automated teller machines (as of December 31, 1993). Crestar offers a broad range of banking services, including various types of deposit accounts and instruments, commercial and consumer loans, trust and investment management services, bank credit cards and international banking services. Crestar's subsidiary, Crestar Insurance Agency, Inc., offers a variety of personal and business insurance products. Securities brokerage and investment banking services are offered by Crestar's subsidiary, Crestar Securities Corporation. Mortgage loan origination, servicing and wholesale lending are offered by Crestar Mortgage Corporation, and investment advisory services are offered by Capitoline Investment Services Incorporated, both of which are subsidiaries of Crestar Bank of Virginia. These various Crestar subsidiaries provide banking and non-banking services throughout Virginia, Maryland and Washington, D.C., as well as certain non-banking services to customers in other states.

               The executive offices of Crestar are located in Richmond, Virginia at Crestar Center, 919 East Main Street. Regional headquarters are located in Norfolk and Roanoke, Virginia and in Washington, D.C. Crestar's Operations Center is located in Richmond.

               AB. AB is a unitary savings and loan holding company incorporated under the laws of the State of Delaware on August 6, 1986. AB's principal business is conducted through its wholly-owned subsidiary, Annapolis. AB and Annapolis are subject to regulation by the Office of Thrift Supervision ("OTS") as well as certain regulatory reporting requirements.

               Annapolis (formerly Annapolis Federal Savings and Loan Association) was formed as a federally chartered mutual savings and loan association in 1925, and subsequently converted to a federally chartered stock savings bank upon its conversion to stock ownership effective December 31, 1986.

          Shareholder Meeting

               The AB Shareholder Meeting will be held on __________ __, 1994 at _:__ _.m., at _________________, __________________,
          _________, ________, for the purpose of considering and voting upon a proposal to approve the Agreement and a related Holding Company Plan of Merger.

          Vote Required; Record Date

               Only AB shareholders of record at the close of business on _______ __, 1994 (the "Record Date") will be entitled to vote at the AB Shareholder Meeting. The affirmative vote of the holders of more than 50% of the shares outstanding on such date is required to approve the Holding Company Merger. As of the Record Date, there were 1,206,500 shares of AB Common Stock entitled to be voted, held by approximately 60 shareholders of record.

               The directors of AB and their affiliates beneficially owned, as of the Record Date, 917,156 shares or approximately 76.02% of the 1,206,500 outstanding shares of AB Common Stock (which excludes 4,000 shares which may be acquired through the exercise of an option granted by AB to an officer).

               The Board of Directors of Crestar has approved the Holding Company Merger and approval of the Holding Company Merger by Crestar shareholders is not required by the Virginia Stock Corporation Act ("VSCA").

          The Holding Company Merger

               Pursuant to the Agreement, at the Effective Time of the Holding Company Merger, AB will merge into Crestar in accordance with the Holding Company Plan of Merger whereby the separate existence of AB will cease. At the Effective Time of the Holding Company Merger, each outstanding share of AB Common Stock (other than shares held by Crestar or Dissenting Shares) shall be converted into and represent the right to receive (upon a shareholder's election) either (i) $12.75 in cash (provided that the number of shareholders of AB Common Stock that elect to receive cash, when added to the Dissenting Shares, shall not exceed 30% of the outstanding shares of AB Common Stock) or

          (ii) a number of shares of Crestar Common Stock, determined by the Exchange Ratio, subject to adjustment as set forth in the Agreement.

               Immediately following the Effective Time of the Holding Company Merger, Annapolis will merge directly or indirectly into Crestar Bank MD in accordance with the Bank Plan of Merger, and the separate existence of Annapolis will cease. The Bank Merger is intended to qualify as an "Oakar" transaction to avoid the payment of Federal Deposit Insurance Corporation ("FDIC") exit and entrance fees in accordance with Section 5(d)(3) of the Federal Deposit Insurance Act ("FDIA").

          The Exchange Ratio

               For the purpose of determining the Exchange Ratio, each share of AB Common Stock has been valued at $12.75 (the "Merger Consideration"). The number of shares of Crestar Common Stock to be delivered for each share of AB Common Stock will be determined by dividing $12.75 by the average closing price of Crestar Common Stock as reported on the NYSE for each of the 20 trading days prior to the third day prior to the Closing Date (as defined in the Agreement). The Exchange Ratio would be appropriately adjusted in the event of any distribution (other than cash dividends) with respect to Crestar Common Stock which occurs prior to the effective date of the Transaction.

          Cash Election

               Before or promptly after the Effective Time of the Holding Company Merger, AB shareholders will be mailed a cash option form, letter of transmittal and other transmittal materials (the "Election Form"). The Election Form will permit a holder of shares of AB Common Stock to elect to receive all or any part of their shares for $12.75 cash per share of AB Common Stock. Because the number of shares exchanged for cash, when added to Dissenting Shares, may not exceed 30% of the outstanding shares of AB Common Stock, the extent to which the cash elections will be accommodated will depend upon the number of AB shareholders who elect to receive cash. Accordingly, an AB shareholder who elects to receive cash may instead receive shares of Crestar Common Stock (plus cash in lieu of fractional shares). See "The Holding Company Merger -- Cash Election; Election Procedures."

          Effective Time

               The Transaction is expected to be consummated in mid- to











          late May 1994. AB and Crestar each has the right, acting unilaterally, to terminate the Agreement should the Transaction not be consummated by September 30, 1994. Crestar has the right to terminate the Agreement if the holders of more than 15% of the outstanding shares of AB Common Stock exercise dissenters' rights in connection with the Holding Company Merger. See "The Holding Company Merger -- Termination."

          Rights of Shareholders Electing to Exercise Their Right of
          Appraisal

               Holders of AB Common Stock entitled to vote on approval of the Agreement and the related Holding Company Plan of Merger have the right to demand and receive payment of the fair value of each such holder's shares of AB Common Stock in accordance with
          Section 262 of the DGCL. The procedures to be followed by shareholders electing to perfect his right of appraisal are summarized under "The Holding Company Merger -- Rights of Shareholders Electing to Exercise Their Right of Appraisal" and a copy of the applicable provisions of the DGCL is set forth in Annex IV to this Proxy Statement/Prospectus. Failure to follow such provisions precisely may result in loss of such appraisal rights.

          Opinion of Financial Advisor

               AB has received the opinion of Kaplan Associates, Inc. ("Kaplan") that the Merger Consideration to be received by the holders of AB Common Stock pursuant to the terms of the Holding Company Merger is fair to the AB shareholders from a financial point of view. Kaplan's opinion is directed only to the Merger Consideration and does not constitute a recommendation to any holders of AB Common Stock as to how such holders of AB Common Stock should vote at the AB Shareholder Meeting or as to any other matter. For additional information concerning Kaplan and its opinion, see "The Holding Company Merger -- Opinion of Financial Advisor" and the opinion of such firm attached as Annex III to this Proxy Statement/Prospectus.

          Conditions to Consummation

               Consummation of the Holding Company Merger would be accomplished by the statutory merger of AB into Crestar and consummation of the Bank Merger would be accomplished by the statutory merger of Annapolis into Crestar Bank MD. The Holding











          Company Merger and the Bank Merger are contingent upon the approvals of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the OTS and the Maryland State Bank Commissioner, Department of Licensing and Supervision ("Maryland Bank Commissioner"), which approvals have been applied for and are expected to be received. The Transaction is also subject to other usual conditions, including receipt by Crestar and AB of the legal opinion of Hunton & Williams that the Holding Company Merger and the Bank Merger each will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code (the "Code"). See "The Holding Company Merger -- Conditions to Consummation of the Holding Company Merger."

          FNB Loan

               Crestar has agreed that it will extend a loan in an amount of approximately $7.3 million to AB to enable AB to prepay in full its FNB Loan (as hereinafter defined) on or before the Closing Date, or June 30, 1994, whichever date is earlier. Alternatively, AB shall have received the written consent of First National Bank of Maryland ("FNB") within 30 days before the Closing Date for the parties to consummate the transactions contemplated under the Agreement. See "Business of AB -- FNB Loan".

          Conduct of Business Pending the Holding Company Merger

               Pursuant to the terms of the Agreement, AB has agreed not to take certain actions relating to the operation of its business pending consummation of the Holding Company Merger without the prior approval of Crestar, except as otherwise permitted by the Agreement. See "The Holding Company Merger -- Business of AB Pending the Holding Company Merger."

          Interests of Certain Persons in the Holding Company Merger

               Certain members of AB's management and the AB Board have interests in the Holding Company Merger in addition to their interests as shareholders of AB generally. These include, among other things, provisions in the Agreement relating to indemnification and eligibility for certain Crestar employee benefits and provisions in other proposed agreements between Crestar and certain of AB's directors, officers or employees relating to employment terms, directors' fees and bonuses. See "The Holding Company Merger -- Interest of Certain Persons in the Transaction."












          Resale of Crestar Common Stock

               Shares of Crestar Common Stock received in the Holding Company Merger will be freely transferable by the holders thereof, except for those shares held by those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers and ten percent or more shareholders) of AB or Crestar under applicable federal securities laws. See "Resale of Crestar Common Stock."

          Certain Federal Income Tax Consequences of the Transaction

               Each of the Holding Company Merger and the Bank Merger is intended to be a tax-free "reorganization" as defined in
          Section 368(a) of the Code, but the receipt of cash by an AB shareholder for any shares of AB Common Stock or in lieu of a fractional share of Crestar Common Stock will be a taxable transaction. A condition to consummation of the Holding Company

          Merger is the receipt by Crestar and AB of an opinion from Hunton & Williams, counsel to Crestar, as to the qualification of the Holding Company Merger as a tax-free reorganization and certain other federal income tax consequences of the Transaction. See "The Holding Company Merger -- Certain Federal Income Tax Consequences."

          Stock Option Agreement

               Pursuant to a Stock Option Agreement, dated as of November 16, 1993 (the "Stock Option Agreement"), AB has granted Crestar an option to purchase up to 240,000 shares of AB Common Stock at $10.00 per share exercisable upon the occurrence of a Purchase Event (as hereinafter defined). The Stock Option Agreement terminates in accordance with its terms on the date on which occurs the earliest of: (i) the Effective Time of the Holding Company Merger; (ii) a termination of the Agreement in accordance with its terms (other than by Crestar under certain circumstances) prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as hereinafter defined); (iii) 12 months following a termination of the Agreement by Crestar under certain circumstances; (iv) 12 months after the termination of the Agreement in accordance with its terms following the occurrence of a Purchase Event or a Preliminary Purchase Event;
          (v) upon receipt of any order or the notice of the Federal Reserve Board, the OTS, the Maryland Bank Commissioner, the











          Secretary of State of Delaware or the State Corporation
          Commission of Virginia ("SCC") denying approval of the Transaction, or (vi) March 31, 1995. The Stock Option Agreement is attached hereto as Annex II.

          Market Prices Prior to Announcement of the Transaction

               The following is information regarding the last reported sale price per share of Crestar Common Stock on the NYSE Composite Transactions Tape on November 16, 1993, and the last sale price per share of AB Common Stock known to AB on or before November 16, 1993, the last business day prior to public announcement of the Transaction.

                                                   Equivalent
                                Historical          Proforma
                             Crestar    AB(a)         AB(b)


          Common Stock       $39.125    $8.00        $12.75

          _______________

          (a) The last sale of AB Common Stock known to AB occurring on or before November 16, 1993 was on March 5, 1993.

          (b) The amount of the equivalent price for AB Common Stock is the product of multiplying an assumed Exchange Ratio of .326 shares of Crestar Common Stock (the result of dividing $12.75 by the last sale price of Crestar Common Stock on November 16, 1993 of $39.125) by $39.125 per share.


          Comparative Per Share Data

               The following table presents historical and pro forma per share data for Crestar, and historical and equivalent pro forma per share data for AB. The pro forma combined amounts give effect to an assumed Exchange Ratio of .297 shares of Crestar Common Stock for each share of AB Common Stock (based on the last sale price of Crestar Common Stock on February 3, 1994 of $42.875). The equivalent pro forma AB share amounts allow comparison of historical information about one share of AB Common Stock to the corresponding data about what one share of AB Common Stock will equate to in the combined corporation and are computed by multiplying the pro forma combined amounts by an assumed Exchange Ratio of .297. As discussed in "The Holding Company Merger -- Determination of Exchange Ratio and Exchange for Crestar Common Stock," the final Exchange Ratio will be determined based on the average closing price for Crestar Common Stock during a 20-day pricing period prior to the Holding Company Merger, subject to adjustment as set forth in the Agreement.

               Crestar's fiscal year ends December 31 and AB's fiscal year ends September 30. In the following table, AB financial data are presented consistent with the fiscal year of Crestar. AB book value per share is as of September 30, 1993 and December 31, 1992, and net income and dividend data reflect results for the nine months and twelve months then ended.

               The per share data included in the following table should be read in conjunction with the consolidated financial statements of Crestar incorporated by reference herein and the financial statements of AB included herein and the notes accompanying all such financial statements. The data presented below are not necessarily indicative of the results of operations which would have been obtained if the Holding Company Merger had been consummated in the past or which may be obtainable in the future.

                              COMPARATIVE PER SHARE DATA

                                   Nine Months Ended       Year Ended
                                  September 30, 1993   December 31, 1992

Book Value Per Share at Period End:
Crestar historical                      $27.77             $25.24
AB historical                             8.72               8.21

Pro forma combined per
 Crestar common share(1)(4)              27.78              25.26












Equivalent pro forma per AB common share  8.25               7.50
Cash Dividends Declared Per Share:
Crestar historical                      $  .81             $  .80

AB historical                                _                  _

Pro forma combined per Crestar common
 share(2)                                  .79                .79

Equivalent pro forma per AB common share   .23                .24

Net Income (Loss) Per Share:

Crestar historical                      $ 2.67             $ 2.32

AB historical                              .51              (2.01)

Pro forma combined per Crestar common
 share(3)(4)                              2.66               2.23

Equivalent pro forma per AB common share   .79                .66




                 (1) Pro forma combined book value per Crestar common share represents combined common shareholders'
                          equity amounts (net of preferred stock redemption
preference), divided by pro forma combined period-
                          end common shares outstanding.

                 (2) Pro forma combined dividends per Crestar common share represent combined common dividends declared, divided by pro forma combined average common shares
outstanding.

                 (3) Pro forma combined net income per Crestar common share represents combined net income available to common shareholders, divided by pro forma combined
average common shares outstanding.

                 (4) Pro forma combined book value per share and net income per share amounts for Crestar and AB do not reflect exercise of options to acquire shares of AB
Common Stock.  Options to acquire 5,000 shares
                          were outstanding at September 30, 1993 and December
31, 1992.  Assumed exercise of these options does
                          not have a significant impact upon either the combined
common shareholders' equity of Crestar and AB
                          or the pro forma combined net income per share.

          Selected Financial Data

                            CRESTAR FINANCIAL CORPORATION

               The following Crestar consolidated financial data is qualified in its entirety by the information included in the documents incorporated in this Proxy Statement/Prospectus by reference. See "Incorporation of Certain Information by Reference." Interim financial results, in the opinion of Crestar management, reflect all adjustments necessary for a fair presentation of the results of operations. All such adjustments are of a normal recurring nature. The results of operations for an interim period are not necessarily indicative of results that may be expected for a full year or any other interim period.



                                                          Nine Months
                                                             Ended
                                                         September 30,                   Years ended December 31,
                                                        1993       1992       1992       1991       1990       1989       1988
                                                                                (Dollars in millions, except per share data)
                 Earnings: (1)
                 Net interest income . . . . . . .     $389.1     $352.5     $482.1     $421.1      $414.2    $380.2     $356.2
                 Provision for loan losses . . . .       35.3       80.5       99.2      209.5       131.1      44.8       53.1
                 Net interest income after
                  provision for loan losses  . . .      353.8      272.0      382.9      211.6       283.1     335.3      303.1
                 Noninterest income  . . . . . . .      184.6      163.7      218.4      233.8       166.8     148.4      140.8
                 Noninterest expense . . . . . . .      392.8      371.3      501.8      405.6       378.8     362.8      340.1
                 Income before income taxes  . . .      145.6       64.5       99.5       39.8        71.1     120.9      103.8
                 Income tax expense  . . . . . . .       43.8       12.6       19.7        6.1         9.9      17.1       15.3
                 Net income  . . . . . . . . . . .     $101.8      $51.9      $79.8      $33.8       $61.1    $103.8      $88.5
                 Net income applicable











                  to common shares . . . . . . . .      $99.9      $50.1      $77.3      $31.2       $58.5    $101.0      $84.7

                 Per Common Share Data:
                 Net income (primary)  . . . . . .      $2.67      $1.54      $2.32      $0.98       $1.87     $3.28      $2.85
                 Dividends declared (2)  . . . . .       0.81       0.60       0.80       0.86        1.32      1.20       1.12
                 Book value  . . . . . . . . . . .      27.77      24.33      25.24      23.23       23.15     22.73      20.85
                 Average primary
                  shares (thousands) . . . . . . .     37,429     32,587     33,286     31,921      31,218    30,739     29,710
                 Selected Period-End Balances:
                 Total assets  . . . . . . . . . .  $12,987.1  $11,800.3  $12,674.7  $11,828.3   $11,881.2 $11,360.8  $10,804.9
                 Loans (net of unearned income)  .    7,052.3    6,623.2    6,581.7    7,065.8     7,680.2   7,769.3    7,726.4
                 Allowance for loan losses . . . .      213.0      210.4      205.0      210.0       149.4      93.2       90.6
                 Nonperforming assets (3)  . . . .      134.8      266.1      220.8      350.0       237.2      75.1       54.3
                 Total deposits  . . . . . . . . .    9,935.7    9,361.2    9,581.5    8,889.6     8,506.1   8,467.3    8,328.3
                 Long-term debt  . . . . . . . . .      190.6      210.7      210.4      161.9       168.4     170.1      177.9
                 Common shareholders' equity . . .    1,049.9      794.3      913.9      749.9       726.3     705.3      626.4
                 Total shareholders' equity  . . .    1,094.9      839.3      958.9      794.9       771.3     750.3      680.7
                 Average Balances:
                 Total assets  . . . . . . . . . .  $12,472.1  $11,837.9  $11,920.4  $11,440.7   $11,673.7 $10,659.4  $10,407.5

                 Loans (net of unearned income)  .    6,745.9    6,790.6    6,725.3    7,275.3     7,767.2   7,682.1    7,545.8
                 Total deposits  . . . . . . . . .    9,572.9    9,589.6    9,540.6    8,596.9     8,296.8   8,143.6    7,912.5
                 Long-term debt  . . . . . . . . .      223.8      177.6      185.9      162.8       170.1     175.1      177.5
                 Common shareholders' equity . . .      975.9      768.9      794.6      744.1       731.7     670.5      596.1
                 Total shareholders' equity  . . .    1,020.9      813.9      839.6      789.1       776.7     719.7      650.3


                                         -11-




                 Ratios (4):
                 Return on average assets  . . . .      1.09%      0.58%      0.67%      0.30%       0.52%     0.97%      0.85%
                 Return on average
                  shareholders' equity . . . . . .      13.29       8.51       9.50       4.28        7.87     14.43      13.61
                 Return on average common
                  shareholders' equity . . . . . .      13.65       8.68       9.73       4.19        7.99     15.06      14.21
                 Net interest margin (5) . . . . .       4.75       4.58       4.67       4.29        4.22      4.36       4.29
                 Nonperforming assets to
                  loans and foreclosed
                  properties at period end . . . .       1.90       3.94       3.32       4.90        3.08      0.97       0.70
                 Net charge-offs to average loans         .97       1.76       1.69       2.07        0.99      0.55       0.97
                 Allowance for loan losses to:
                  Loans at period end  . . . . . .       3.02       3.18       3.11       2.97        1.94      1.20       1.17
                  Nonperforming loans
                   at period end . . . . . . . . .        213        147        144         78          68       137        187
                  Nonperforming assets
                   at period end . . . . . . . . .        158         79         93         60          63       124        167
                 Total shareholders' equity
                  to total assets at
                  period end . . . . . . . . . . .       8.43       7.11       7.57       6.72        6.49      6.60       6.30
                 Capital ratios at period end: (6)
                  Tier 1 risk-adjusted capital . .       10.5        8.8       10.4        7.9         7.5       7.3        6.7
                  Total risk-adjusted capital  . .       13.5       12.1       13.7       10.6        10.1       9.6        9.2











                  Tier 1 leverage  . . . . . . . .        8.1        6.9        7.8        6.7         6.2       6.8        6.3

                 _______________

                 (1)      Amounts may not add due to rounding.

                 (2)      In April 1991, Crestar announced that, thereafter, its dividend declaration would be made in the month following the end of each quarter instead of in the last month of each quarter.  As a result,
                          1991 included only three dividend declarations; however, four dividend payments were made.

                 (3)      Nonperforming assets include nonaccrual loans, restructured loans and foreclosed properties.

                 (4)      Certain ratios for the nine months ended September 30, 1993 and 1992 have been annualized for purposes of comparability with prior years.

                 (5)      Net interest margin is calculated on a taxable equivalent basis, using a tax rate of 35% for 1993 and
                          34% for 1992, 1991, 1990, 1989 and 1988.

                 (6)      Based on 1992 final risk-adjusted capital guidelines.

                                         -12-



















                                         -13-









                               ANNAPOLIS BANCORP, INC.

               The following AB consolidated financial data is qualified in its entirety by the information included in this Proxy
          Statement/Prospectus.

                                                                           Years ended September 30,
                                                         1993           1992          1991           1990          1989

                                                                  (Dollars in thousands, except per share data)
 Earnings:
  Net interest income . . . . .                      $ 9,953.1      $ 8,403.0    $ 8,971.4     $ 9,401.6     $ 9,146.2
  Provision for loan losses . .                          155.6        5,931.3        230.0       1,286.7         268.8
  Net interest income after provision
   for loan losses  . . . . . .                        9,797.5        2,471.7      8,741.4       8,114.9       8,877.4
  Other income  . . . . . . . .                          762.6        1,339.1      1,104.6       1,987.2       2,511.5
  Other expenses  . . . . . . .                        9,205.3        8,772.6      8,752.5       8,841.0       7,930.8
  Income (loss) before income
   taxes  . . . . . . . . . . .                        1,354.8      (4,961.8)      1,093.5       1,261.1       3,458.1
  Income tax expense (benefit)                           398.0      (2,094.0)        535.0         997.0       1,578.0
   Net income (loss) . . . . . .                      $   956.8     $(2,867.8)    $   558.5     $   264.1     $ 1,880.1

Per Common Share Data:
 Net income (loss) . . . . . .                      $     0.79   $     (2.38)    $    0.51    $      .26    $     1.88
 Dividends declared  . . . . .                           --            --            --             0.38          0.50
 Book value  . . . . . . . . .                            8.72          7.92         10.15          9.41          9.54
 Average shares outstanding
  (thousands)  . . . . . . . .                        1,205.5       1,205.5       1,094.6       1,000.0       1,000.0

 Selected Period-End Balances:
  Total assets  . . . . . . . .                    $ 325,027.2   $ 353,727.7   $ 373,275.9   $ 382,108.8   $ 389,617.2
  Loans (net of unearned
   income)  . . . . . . . . . .                      218,875.8     241,625.3     263,867.3     278,113.3     294,154.8
 Allowance for loan losses . .                        2,900.8       3,200.2       1,205.1       1,742.3         579.1
 Nonperforming assets (1)  . .                       15,238.0      22,709.0      11,406.0      10,195.0       3,731.0
 Total deposits  . . . . . . .                      288,077.0     310,710.6     321,108.0     326,338.8     320,569.4
 Total borrowings  . . . . . .                       23,930.6      31,102.0      36,128.3      42,122.0      54,679.1
 Total shareholders' equity  .                       10,508.6       9,551.8      12,233.0       9,408.6       9,544.7

 Average Balances:
  Total assets  . . . . . . . .                    $ 340,259.0   $ 369,829.0   $ 382,047.0   $ 393,206.0   $ 382,733.0
  Loans (net of unearned
   income)  . . . . . . . . . .                      224,796.0     257,956.0     273,417.0     292,893.0     315,531.0
  Total deposits  . . . . . . .                      297,341.0     318,011.0     323,868.0     328,464.0     316,244.0
  Total shareholders' equity  .                       10,131.0      11,961.0      10,943.0       9,898.0       8,301.0

Ratios:
 Return on average assets  . .                            0.28%        (0.78%)        0.15%         0.07%         0.49%


                                         -14-

















Return on average
 shareholders' equity . . . .                            9.44%       (23.98%)        5.10%         2.67%        22.65%
Net interest margin . . . . .                            3.26%         2.49%         2.54%       N/A           N/A

Nonperforming assets to loans
 and real estate owned at
 period end . . . . . . . . .                            6.73%         8.99%         4.26%         3.65%         1.27%

Net charge-offs to average
 loans  . . . . . . . . . . .                            0.20          1.53          0.28          0.04          0.14

Allowance for loan losses to:
 Loans at period end  . . . .                            1.29          1.28          0.44          0.60          0.19
  Nonperforming loans at
   period end . . . . . . . .                           62.79         37.53         18.36         24.56         18.62

  Nonperforming assets at
   period end . . . . . . . .                           19.04         14.09         10.56         17.09         15.52
 Total shareholders' equity to
  total assets at period end .                           3.23          2.70          3.28          2.46          2.45

 Capital ratios at period
  end: (2)
 Tangible capital to adjusted total
   assets . . . . . . . . . .                            5.32          4.49          4.80          4.23         --
 Core capital to adjusted total
   assets . . . . . . . . . .                            5.32          4.49          4.80          4.23         --

  Risk-based capital to risk-
   weighted assets  . . . . .                            9.63          7.63          7.64          6.81         --

_______________
(1) Nonperforming assets include nonaccrual loans, restructured loans and foreclosed properties.

(2)      Based on capital guidelines effective in 1990.

N/A      Information not available.


                                 GENERAL INFORMATION

               This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the AB Board, to be voted at the AB Shareholder Meeting to be held at __________ ________________________________________, on __________ __, 1994,
          at _____ __.m. and at any adjournment thereof. At the AB Shareholder Meeting, shareholders will consider and vote upon the Agreement and the related Holding Company Plan of Merger. Pursuant to the Agreement, AB will merge with and into Crestar, and Crestar will succeed to the business of AB. Only shareholders of record of AB at the close of business on __________ __, 1994 are entitled to notice of and to vote at the AB Shareholder Meeting. This Proxy Statement/Prospectus is being mailed to all such holders of record of AB Common Stock on or about __________ __, 1994.

               The affirmative vote of the holders of more than 50% of the outstanding shares entitled to vote is required for approval of the Holding Company Merger.

               The proxies solicited hereby, if properly signed and returned and not revoked prior to their use, will be voted in accordance with the instructions given thereon by the shareholders. If no instructions are so specified, the proxies will be voted for the proposed Holding Company Merger. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice of revocation with the Secretary of AB (Gail L. Marchand, Annapolis Bancorp, Inc., 147 Old Solomons Island Road, Annapolis, Maryland 21401);
          (ii) submitting a duly executed proxy bearing a later date; or
          (iii) appearing at the AB Shareholder Meeting and notifying the Secretary of his or her intention to vote in person. Proxies solicited by this Proxy Statement/Prospectus may be exercised only at the AB Shareholder Meeting and any adjournment of the AB Shareholder Meeting and will not be used for any other meeting.

               The accompanying proxy is being solicited by the AB Board. The cost of such solicitation will be borne by AB. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and employees of AB or Crestar without additional compensation.












               The AB Board has no information that other matters will be brought before the meeting. If, however, other matters are presented, the accompanying proxy will be voted in accordance with the recommendations of the AB Board with respect to such matters.

               As of the Record Date, the directors and executive officers of AB and their affiliates beneficially owned a total of 918,156 shares (representing 75.85% of the outstanding shares of AB Common Stock), and the directors of Crestar owned no AB Common Stock. See "AB Security Ownership of Certain Beneficial Owners."

               For the reasons described below, the AB Board has adopted the Agreement, believes the Holding Company Merger is in the best interest of AB and its shareholders and unanimously recommends that shareholders of AB vote FOR approval of the Agreement. In making its recommendation, the AB Board considered, among other things, the opinion of Kaplan that the Merger Consideration was fair to AB shareholders from a financial point of view. See "The Holding Company Merger -- Background of the Holding Company Merger," "-- Reasons and Basis for the Holding Company Merger," and "-- Opinion of Financial Advisor."

               The address of Crestar is 919 East Main Street, Richmond, Virginia 23219 and its telephone number is (804) 782-5000. The address of AB is 147 Old Solomons Island Road, Annapolis, Maryland 21401 and its telephone number is (410) 224-6800.

                           CRESTAR RECENT FINANCIAL RESULTS

               Crestar reported net income of $140.5 million or $3.68 per share for 1993, compared to the $79.8 million or $2.32 per share earned in 1992. For the full year 1993, return on assets was 1.12%, return on total equity was 13.53% and return on common equity was 13.90%.

               Net income for the fourth quarter of 1993 totaled $38.7 million or $1.01 per share compared to $27.9 million or $.78 per share in the fourth quarter of 1992. For the fourth quarter of 1993, return on assets was 1.20%, return on total equity was 14.19% and return on common equity was 14.60%.

               Net interest income of $138.0 million in the fourth quarter of 1993 was up 2% from the previous quarter and 6% from the fourth quarter of 1992. For the full year 1993, net interest income of $527.0 million was up 9% from 1992, primarily driven by lower funding costs. The net interest margin in the fourth quarter of 1993 of 4.77% was virtually unchanged from the reported margin for the third quarter. The full year 1993 net interest margin was 4.78%, up from the 4.67% reported for the full year 1992. Loans at December 31, 1993 were $7.3 billion compared to $7.1 billion at September 30, 1993 and $6.6 billion at December 31, 1992.

               Noninterest income of $248.3 million in 1993 increased 14% from 1992. Noninterest expense of $523.0 million was up 4% from the $501.8 million reported in 1992.












               Net charge-offs were $15.5 million or .87% of average loans in the fourth quarter of 1993 and $64.8 million or .95% of average loans for the full year. Comparable numbers for 1992 were $24.1 million or 1.48% of average loans in the fourth quarter and $113.9 million or 1.69% of average loans for the full year.

               The provision for loan losses was $13.5 million for the fourth quarter of 1993 and $48.8 million for the full year, down from $18.7 million in the fourth quarter of 1992 and $99.2 million for the full year of 1992.

               Total nonperforming assets were reduced by 28% or $38.0 million during the fourth quarter of 1993 to $96.8 million or 1.32% of loans and foreclosed properties at December 31, 1993. For the full year 1993, nonperforming assets were reduced by 56% or $124.0 million. Nonperforming assets at December 31, 1993 included $79.8 million in nonperforming loans and $17.0 million in other real estate owned. Nonperforming assets at December 31, 1993 comprised .73% of total assets, down from 1.04% at September 30, 1993 and 1.74% at December 31, 1992.

               The allowance for loan losses at December 31, 1993 was $211.0 million and represented 2.89% of loans, 218% of nonperforming assets and 264% of nonperforming loans.

               At December 31, 1993, Crestar had total assets of $13.3 billion and total deposits of $10.2 billion. Equity capital of $1.1 billion represented 8.00% of total assets. During the fourth quarter of 1993, Crestar redeemed its $45 million of outstanding Series B preferred stock.

               Financial results of Crestar for 1993 do not reflect the 1994 acquisitions of Virginia Federal Savings Bank and Mortgage Capital Corporation, nor do the results reflect the previously announced and pending acquisitions of Providence Savings and Loan Association, F.A. and NVR Federal Savings Bank. See "Business of Crestar -- Recent Developments."


                              THE HOLDING COMPANY MERGER

               The detailed terms of the Holding Company Merger are contained in the Agreement and Plan of Reorganization, attached as Annex I to this Proxy Statement/Prospectus. The following discussion describes the more important aspects of the Holding Company Merger and the terms of the Agreement. This description is not complete and is qualified by reference to the Agreement which is incorporated by reference herein.

          Background of the Holding Company Merger

               In early 1993, a Virginia-based financial institution expressed interest in acquiring AB and Annapolis. To assist with the negotiations, AB engaged Kaplan to serve as its financial advisor in connection with the possible sale of AB and Annapolis. Shortly thereafter, Kaplan contacted another financial institution regarding a possible acquisition of AB and Annapolis but that institution did not make an offer.

               In September 1993, the Virginia-based financial institution offered to acquire AB and Annapolis for a purchase price of $10.10 per share in a stock-for-stock exchange. The AB Board rejected the offer based on the inadequacy of the price and instructed Kaplan to negotiate a higher price. As a result of that negotiation, the institution increased its offer to $11.25 per share.

               Before the AB Board made a decision on the revised offer, Crestar, in early October 1993, submitted to the AB Board an offer to acquire AB and Annapolis at a price of $12.75 per share in a stock-for-stock exchange. Kaplan advised the other institution of Crestar's offer, at which time the institution decided not to improve its offer, which expired in accordance with its terms.

               AB and Crestar entered into extensive negotiations resulting in the signing of a letter of intent and the Stock Option Agreement on November 16, 1993 and the Agreement on December 22, 1993.

          Reasons and Basis for the Holding Company Merger

               The AB Board has unanimously concluded that the Holding Company Merger is in the best interests of AB shareholders and has authorized consummation of the Holding Company Merger, subject to the approval of shareholders and certain other conditions set forth in the Agreement.












               If the Holding Company Merger is consummated, AB shareholders who exchange AB shares for Crestar shares will have an equity interest in a larger and more diversified enterprise. Crestar has substantially more outstanding shares held by more shareholders than does AB.

               The AB Board has received the opinion of Kaplan that the consideration to be received by shareholders of AB in the Holding Company Merger is fair to the shareholders of AB from a financial point of view.

               In the opinion of the Boards of Directors of Crestar and AB, the Transaction will permit greater flexibility in responding to the expanding financial needs of AB's customers and in meeting the increasing competition for furnishing of financial services. As a part of Crestar, AB customers will be offered services not presently offered by AB.

               The Transaction also will augment Crestar's ability to meet the credit and other financial needs of consumers and businesses in the counties of Anne Arundel, Prince George's, Charles and St. Mary's. The Holding Company Merger reflects Crestar's desire to continue expanding within the markets it serves, particularly the Maryland area.

               The Transaction will make the considerable commercial lending resources and expertise of Crestar directly available to commercial customers of AB. Crestar Bank MD's higher legal lending limit of approximately $8.6 million (as of December 31, 1993) will be applicable to commercial customers of AB.
          Equipment financing and inventory and accounts receivable financing are examples of specialized services that will be available. Other commercial services will include lockbox, letters of credit, automated clearing houses, cash management consultation, money market loans and electronic cash handling for small businesses. Crestar's expertise in trust services, including personal trust, investment advisory, corporate trust and employee benefits services, also will be available to AB.

               The services of Crestar Bank's subsidiaries, Crestar Mortgage Corporation and Capitoline Investment Services Incorporated, one of Virginia's largest investment advisory firms, and Crestar's subsidiaries, Crestar Securities Corporation and Crestar Insurance Agency, Inc., also will be available to AB customers. The Transaction will give AB customers access to











          Crestar's banking system with its 302 offices and 254 automated teller machines (as of December 31, 1993).

          Opinion of Financial Advisor

               AB has retained Kaplan to act as its financial advisor in connection with rendering a fairness opinion with respect to the Holding Company Merger. Kaplan has rendered its opinion that, based upon and subject to the various considerations set forth therein, as of December 21, 1993 and the date of this Proxy Statement/Prospectus, the Merger Consideration, that is, valuing the shares of AB Common Stock at $12.75 per share for purposes of determining the Exchange Ratio or the amount to be paid holders of AB Common Stock who make the cash election, resulted in consideration that was fair, from a financial point of view, to the holders of AB Common Stock. No limitations were imposed on Kaplan by the AB Board with respect to the investigations made or procedures followed by it in rendering its opinion. Kaplan is familiar with AB, having acted as its financial advisor in connection with, and having participated in, the negotiations leading to the Agreement. The Merger Consideration was determined through arm's length negotiations between Kaplan, as AB's advisor, and Crestar. Representatives of Kaplan attended the meeting of the AB Board on November 4, 1993, where the proposed Holding Company Merger was considered and AB's management and advisors were authorized to continue and complete negotiations of an option agreement and a definitive merger agreement with Crestar to be recommended to the AB Board. Representatives of Kaplan also attended the meeting of the AB Board on December 14, 1993, where the proposed Holding Company Merger was considered and discussed.

               The full text of Kaplan's opinion as of the date hereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex III to this Proxy Statement/Prospectus and is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus. The summary of the opinion of Kaplan set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. The December 21, 1993 opinion was substantially identical to the opinion attached hereto.

               Kaplan's opinion is directed only to the Merger
          Consideration and does not constitute a recommendation to any holders of AB Common Stock as to how such holders of AB Common Stock should vote at the AB Shareholder Meeting or as to any other matter.

               In connection with its opinion dated the date hereof, Kaplan reviewed and analyzed material bearing upon the financial and operating condition of AB and Crestar and material prepared in connection with the Holding Company Merger, including, among other things: (a) the Agreement and the Stock Option Agreement;
          (b) this Proxy Statement/Prospectus; (c) publicly available reports filed with the OTS by AB and with the SEC by Crestar; (d) certain other publicly available financial and other information concerning AB and Crestar and the trading markets for the publicly traded securities of Crestar; (e) certain other internal information relating to AB and Crestar prepared by the management of AB and Crestar and furnished to Kaplan for purposes of its analysis; and (f) publicly available information concerning certain other banks and bank holding companies, savings and loan associations, savings and loan holding companies, the trading markets for their securities and the nature and terms of certain other merger and acquisition transactions believed relevant to its inquiry. Kaplan also met with certain officers and representatives of AB and Crestar to discuss the foregoing as well as other matters relevant to its inquiry, including the past and current business operations, results of regulatory examinations, financial condition and future prospects of AB and Crestar, both separately and on a combined basis. In addition, Kaplan reviewed the reported price and trading activity for Crestar Common Stock, compared certain financial and stock market information for Crestar and financial information for AB with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking and thrift industries, and performed such other studies and analyses as it considered appropriate. Kaplan also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and knowledge of the commercial banking and thrift industries generally.

               In conducting its review and arriving at its opinions, Kaplan relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available and did not attempt independently to verify the same. Kaplan did not conduct physical inspections of any of the properties or assets of AB or Crestar, and Kaplan did not make or obtain any evaluations or appraisals of any properties, assets or liabilities of AB or Crestar. Kaplan was retained by the AB Board to express an opinion as to the fairness, from a financial point of view, to the holders of AB Common Stock of the Merger Consideration in the Holding Company Merger.

               In connection with rendering its opinions to the AB Board, Kaplan performed a variety of financial analyses that are summarized below. The summary of the presentations by Kaplan to the AB Board as set forth herein does not purport to be a complete description of such presentations. Kaplan believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, Kaplan made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of AB or Crestar. Any estimates contained in Kaplan's analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. No company or transaction utilized in Kaplan's analyses was identical to AB or Crestar or the Holding Company. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions, and prospective buyer interest, as well as other factors that could affect the public trading values of the company or companies to which they are being compared. None of the analyses performed by Kaplan was assigned greater significance by Kaplan than any other.

               The following is a brief summary of the analyses performed by Kaplan in connection with its opinions;

                    (a) Net Present Value Analysis. Applying a discounted cash flow methodology and various operating assumptions, Kaplan prepared a net present value analysis that indicated theoretical values for AB based on a range of price-to-earnings ("P/E") multiples between 11.0x and 14.0x and discount rates between 12.0% and 18.0%. The range of values was based on a range of earnings for the next five years assuming annual earnings growth of 10.0%. The results of this analysis indicated a range of theoretical values for AB between $6.15 per share (P/E of 11.0x; 18.0% discount rate) and $10.16 per share (P/E of 14.0x; 12.0% discount rate).

               Kaplan also prepared a net present value analysis based upon a range of terminal price-to-book values between 120.0% and 150.0% and discount rates between 12.0% and 18.0%. The range of values was based upon an assumed earnings growth rate of 10.0%, and AB being sold in five years. The analysis indicated a range of values for AB between $7.37 (18.0% discount rate; terminal book value of 120.0%) and $11.96 (12.0% discount rate; terminal book value of 150.0%).

               Kaplan also prepared analyses of comparative theoretical shareholder returns for several scenarios, including AB remaining independent, AB being sold to another third party and AB accepting the Crestar offer. Additional Kaplan analyses evaluated the future prospects of AB and Crestar on a proforma combined basis based on various estimates of proforma net income for the twelve month period ending September 30, 1993.

                    (b) Exchange Ratio Analysis. The Crestar offer is a fixed price of $12.75 per AB share, with a floating number of Crestar Common Stock shares exchanged, based on the Average Closing Price. Consequently, the Exchange Ratio is subject to adjustment as the price of the Crestar Common Stock changes. The nominal value of Crestar's offer of $12.75 per share, is a 146.7% multiple of AB's September 30, 1993 book value.

               The $12.75 per share offer for AB, based on the average of the closing prices of Crestar Common Stock during the twenty trading days ending on the third day preceding December 10, 1993, which was $39.16, resulted in an Exchange Ratio of
               0.326 shares of Crestar Common Stock for each share of AB Common Stock.

                    (c) Financial Implications to AB Shareholders. Kaplan presented to the AB Board an analysis of the financial implications of the Crestar proposal to AB shareholders. This analysis showed that, on a proforma common share equivalent basis, a shareholder of AB would achieve, as a result of the proposal, a 39.57% improvement in earnings per share and a modest 3.19% dilution in stated tangible book value per share. AB shareholders would also receive a dividend of $0.32 per share of AB Common Stock exchanged in the Holding Company Merger.

                    (d) Comparable Transaction Analysis. Kaplan performed an analysis of prices and premiums paid in recent thrift acquisition transactions nationwide. Multiples of earnings and fully-diluted book value implied by the consideration to be received by AB shareholders in the Holding Company Merger were compared with multiples paid in such nationwide thrift transactions, which included selected pending and completed acquisitions of thrifts with total assets less than $1 billion and nonperforming assets greater than 2.0% of total assets, announced between January 1, 1992 and December 10, 1993. The average offer price to book value for this nationwide group of comparable transactions was 113.9%. The equivalent offer price to book value for AB was 146.7% based on the $12.75 offer price for each outstanding share of AB Common Stock and AB shareholders' equity as of September 30, 1993. The average multiple of offer price to latest twelve months earnings was 12.0x for the comparative group, as compared to 16.1x for AB.

               Kaplan also performed an analysis of selected pending and completed acquisitions announced between January 1, 1992 and December 10, 1993, of thrifts headquartered in Mid-Atlantic states with total assets less than $1 billion and nonperforming assets greater than 2.0% of total assets. The average offer price to book value for this group of comparable transactions was 99.5%. The equivalent offer price to book value for AB was 146.7%. The average multiple of offer price to latest twelve months earnings was 15.1x for the comparative group, as compared to 16.1x for AB.

               The thrift transactions included in the Mid-Atlantic states averages noted above are summarized in the following table:

                      Selected Mid-Atlantic Thrift Transactions

         State  State
          of      of
         Buyer  Target            Buyer                      Target

          NC      NC    First Citizens             Pioneer Bancorp, Inc.
                        BancShares, Inc.

          NJ      NJ    HUBCO, Inc.                Washington Bancorp, Inc.












          VA      VA    Crestar Financial          CFS Financial Corporation
                        Corporation

          VA      VA    Crestar Financial          Providence Savings & Loan
                        Corporation                Association
          NJ      NY    First Fidelity             SB of Rockland County
                        Bancorporation

          NJ      NJ    Collective Bancorp, Inc.   Montclair Bancorp Inc.

          PA      PA    PNC Bank Corp.             Flagship Financial Corp.

          NC      NC    Southern National          First Security Federal
                        Corporation                Savings Bank

          PA      NJ    Sovereign Bancorp, Inc.    Harmonia Bancorp, Inc.

          PA      PA    Sovereign Bancorp, Inc.    Valley Federal Savings &
                                                   Loan Association

          NJ      NY    First Fidelity             Village Financial
                        Bancorporation             Services, Ltd.

          PA      PA    Keystone Financial, Inc.   Elmwood Bancorp, Inc.


                    (e) Comparable Company Analysis. In performing its comparable company analyses, Kaplan examined the operating performance of AB in comparison to publicly traded thrift institutions that Kaplan deemed to be comparable to AB.
               This group of companies included eleven publicly traded thrift institutions with headquarter locations in various Mid-Atlantic and Northeastern states having total assets between $200 million and $700 million, last twelve months return on average assets ("LTM ROAA") between .63% and 1.91% and equity/assets between 5.06% and 8.96%. The group included Atlanfed Bancorp, Inc. (Maryland), Family Bancorp (Massachusetts), First Citizens Financial Corp. (Maryland), First Essex Bancorp, Inc. (Massachusetts), Greenwich Financial Corp. (Connecticut), Marble Financial Corp. (Vermont), NFS Financial Corp. (New Hampshire), TideMark Bancorp, Inc. (Virginia), Virginia First Savings Bank, F.S.B. (Virginia), Warren Bancorp, Inc. (Massachusetts), and Washington Federal Savings Bank (Virginia).












                    (f) Other Analyses. The Kaplan analysis also included summary income statement and balance sheet data and selected ratio analyses for Crestar and various other potential acquirors of AB. In addition, on December 14, 1993, the senior management of AB, in conjunction with Kaplan and AB's legal counsel, summarized certain historical financial information of Crestar and Kaplan reported to the AB Board regarding the results of its interviews with Crestar management conducted on November 16, 1993.

               In connection with its opinion as of the date hereof, Kaplan also confirmed the appropriateness of its reliance on the analyses used to render its December 21, 1993 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

               Kaplan is a nationally recognized financial advisory and consulting firm that specializes in the commercial banking, thrift and mortgage banking industries. Kaplan is regularly engaged in the independent valuation of businesses and securities in connection with mergers and acquisitions, initial public offerings, private placements, recapitalizations and valuations for estate, corporate and other purposes. The AB Board selected Kaplan to serve as its financial advisor on the basis of its reputation, experience and expertise in transactions such as the Holding Company Merger.

               Pursuant to the terms of an engagement letter dated June 9, 1993, AB agreed to pay Kaplan a retainer fee of $35,000, payable in two installments for acting as a financial advisor. In addition, AB has agreed to pay Kaplan a fee of 1.50% of the aggregate consideration received by AB shareholders in the Holding Company Merger (including any funds advanced by Crestar to prepay the FNB Loan). The $35,000 retainer is credited against the 1.50% fee and $65,000 was paid to Kaplan upon execution of the Agreement. The remainder of the 1.50% fee is payable upon consummation of the Holding Company Merger. At February 1, 1994, the additional fees payable to Kaplan pursuant to the provision of the engagement letter amounted to approximately $240,000. Whether or not the Holding Company Merger is consummated, AB also has agreed to reimburse Kaplan for its reasonable out-of-pocket expenses, including all reasonable fees and disbursements of counsel, and to indemnify Kaplan and certain related persons against certain liabilities relating to or arising out of its engagement.

          Effective Time of the Holding Company Merger

               The Holding Company Merger shall become effective at the later of the time the Holding Company Plan of Merger filed with the SCC is made effective or such other certificate as required by the Secretary of State of Delaware is made effective (the "Effective Time of the Holding Company Merger"). The Effective Time of the Holding Company Merger is expected to occur during the second calendar quarter of 1994. It is expected that immediately following the Effective Time of the Holding Company Merger, Annapolis will merge directly or indirectly into Crestar Bank MD. Either AB or Crestar may terminate the Agreement if the Transaction has not been consummated by September 30, 1994.

               Until the Effective Time of the Holding Company Merger occurs, AB shareholders will retain their rights as shareholders to vote on matters submitted to them by the AB Board.

          Determination of Exchange Ratio and Exchange for Crestar Common
          Stock

               Crestar valued AB Common Stock for purposes of the exchange at $12.75 per share. The valuation of AB Common Stock was based upon the potential value of AB Common Stock, the nature of AB's banking and savings bank businesses, and AB's deposit base, market share and market franchise in and around the Annapolis area. Each share of AB Common Stock (other than shares held by

          Crestar, shares to be exchanged for cash and Dissenting Shares) shall be converted into the number of shares of Crestar Common Stock determined by dividing $12.75 per share of AB Common Stock (the "Price Per Share") by the Average Closing Price (the result of the quotient determined by dividing the Price Per Share by the Average Closing Price being called the Exchange Ratio), subject to adjustment in certain circumstances. The Exchange Ratio at the Effective Time of the Holding Company Merger shall be adjusted to reflect any consolidation, split-up, other subdivisions or combinations of Crestar Common Stock, any dividend payable in Crestar Common Stock, or any capital reorganization involving the reclassification of Crestar Common Stock subsequent to the date of the Agreement. Based on the $42.875 closing price of Crestar Common Stock on the NYSE on February 3, 1994, the Exchange Ratio would have been .297 shares of Crestar Common Stock per share of AB Common Stock. Based on the 1,206,500 shares of AB Common Stock outstanding as of the Record Date, and assuming that no cash is to be paid to AB shareholders in connection with the Holding Company Merger, such Exchange Ratio would have resulted in the issuance of approximately 360,000 shares of Crestar Common Stock. Such number of shares will vary to the extent that (i) shares of AB Common Stock are exchanged for cash and (ii) the components of the Exchange Ratio calculation change prior to the Effective Time of the Holding Company Merger. The number of shares of Crestar Common Stock to be issued in connection with the Holding Company Merger also will vary to the extent that outstanding options to purchase 4,000 shares of AB Common Stock are exercised prior to the Effective Time of the Holding Company Merger. See "-- Effect on AB Employee Benefits Plans" below.

               Following the Effective Time of the Holding Company Merger, former shareholders of AB will be mailed a Letter of Transmittal which will set forth the procedures that should be followed for exchange of AB Common Stock for Crestar Common Stock or cash.

               Shareholders of AB, upon surrender of their certificates for cancellation, will be entitled to receive certificates representing the number of whole shares of Crestar Common Stock for which such shares have been submitted for exchange and cash in lieu of any fractional share interest on the basis of the Exchange Ratio.

          Cash Election; Election Procedures

               Before or promptly after the Effective Time of the Holding Company Merger, Crestar Bank, acting in the capacity of exchange agent for Crestar (the "Exchange Agent"), will mail the Election Form to each person who, as of the Effective Time of the Holding Company Merger, holds shares of AB Common Stock. The Election Form will permit holders of shares of AB Common Stock to elect to exchange their shares based on the Exchange Ratio, see

          "-- Determination of Exchange Ratio and Exchange for Crestar Common Stock," or for the Price Per Share in cash (less all applicable withholding taxes). The number of shares that may be exchanged for cash, when added to Dissenting Shares, shall not exceed 30% of the outstanding shares of AB Common Stock immediately prior to the Effective Time of the Holding Company Merger. If the aggregate of (i) shares for which a cash election is made and (ii) Dissenting Shares exceeds 30% of the outstanding shares of AB Common Stock immediately prior to the Effective Time of the Holding Company Merger, Crestar first will pay cash for shares submitted for cash exchange by each holder of 100 or fewer AB shares (if such holder has submitted all his shares for cash exchange) and then will pay cash for shares submitted for cash pro rata. Shares not exchanged for cash after proration will be exchanged for Crestar Common Stock at the Exchange Ratio.

               An election to receive cash or stock will be properly made only if the Exchange Agent has received a properly completed Election Form in accordance with the procedures and within the time period set forth in the Election Form. An Election Form will be properly completed only if accompanied by certificates representing all shares of AB Common Stock covered thereby.

               AB SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE ELECTION FORM OR LETTER OF TRANSMITTAL AND INSTRUCTIONS.

          Business of AB Pending the Holding Company Merger

               AB has agreed that until the Effective Time of the Holding Company Merger it will operate its business substantially as presently operated and only in the ordinary course. In this connection, AB has agreed that it will not, without the prior written consent of Crestar, (i) make any change in the compensation or title of Gilbert L. Hardesty, Allen W. Bach, David R. Chisholm, Thomas B. Peet or Carol B. Brandt; (ii) make any change in the compensation or title of any other employee, other than those permitted by current employment policies in the ordinary course of business, any of which changes shall be reported promptly to Crestar; (iii) except as set forth in the Agreement enter into any bonus, incentive compensation, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement or increase benefits under existing plans; (iv) create or otherwise become liable with respect to any indebtedness for money borrowed or purchase money indebtedness except in the ordinary course of business; (v) amend its, or Annapolis' Certificate of Incorporation, Charter or Bylaws; (vi) issue or contract to issue any shares of AB capital stock or securities exchangeable for or convertible into capital stock, except (A) up to 4,000 shares of AB Common Stock to be issued pursuant to the exercise of employee stock options outstanding as of December 31,

          1993 and (B) pursuant to the Stock Option Agreement;











          (vii) purchase any shares of AB capital stock; (viii) enter into or assume any material contract or obligation, except in the ordinary course of business; (ix) waive any right of substantial value; (x) propose or take any other action which would make any representation or warranty of AB in the Agreement untrue;
          (xi) introduce any new products or services or change the rate of interest on any deposit instrument to above-market interest rates; (xii) make any change in policies respecting extensions of credit or loan charge-offs; (xiii) change reserve requirement policies; (xiv) change securities portfolio policies; (xv) enter into any new agreement, amendment or endorsement or make any changes relating to insurance coverage, including coverage for its directors and officers, which would result in an additional payment obligation of $50,000 or more; or (xvi) propose or take any action with respect to the closing of any branches.

               At the request of Crestar and upon receipt by AB and Annapolis of written confirmation from Crestar and Crestar Bank MD that there are no conditions to the obligations of Crestar and Crestar Bank MD under the Agreement which they believe will not be fulfilled so as to permit them to consummate the Transaction, on the day prior to the Effective Time of the Holding Company Merger, AB shall establish such additional accruals, reserves and charge-offs, through appropriate entries in its accounting books and records, as may be necessary to conform AB's accounting and credit loss reserve practices and methods to those of Crestar (as such practices and methods are to be applied from and after the Effective Time of the Holding Company Merger) and to Crestar's plans with respect to the conduct of the business of AB and Annapolis following the Holding Company Merger, as well as for the anticipated recapture of the bad debt reserves established by Annapolis for federal income tax purposes (and state income tax purposes, if applicable) prior thereto and the costs and expenses relating to the consummation by AB and Annapolis of the Transaction. Any such accruals, reserves and charge-offs shall not be deemed to cause any representation and warranty of AB and Annapolis in the Agreement to not be true and accurate as of the Effective Time of the Holding Company Merger. Subject to the requirements set forth in the immediately preceding sentence, prior to the Effective Time of the Holding Company Merger, AB also shall adopt Financial Accounting Standards Board Statement No. 106 by immediately recognizing the cumulative impact of such accounting statement.

          FNB Loan

               Crestar has agreed that it will extend a loan in an amount of approximately $7.3 million to AB to enable AB to prepay in full its loan to FNB, see "Business of AB -- FNB Loan," on or before the Closing Date, or June 30, 1994, whichever date is earlier. Alternatively, AB shall have received the written consent of FNB within 30 days before the Closing Date for the parties to consummate the transactions contemplated under the Agreement.

          Conditions to Consummation of the Holding Company Merger

               Consummation of the Holding Company Merger is conditioned upon the approval of the holders of more than 50% of the outstanding AB Common Stock entitled to vote at the AB Shareholder Meeting. The Holding Company Merger must be approved by the Federal Reserve Board, the OTS and the Maryland Bank Commissioner, which approvals are expected to be received. The obligations of AB and Crestar to consummate the Holding Company Merger are further conditioned upon (i) the accuracy of the representations and warranties of AB contained in the Agreement, including without limitation the representation and warranty that there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of AB since June 30, 1993, as defined in the manner set forth in the Agreement; (ii) the performance of all covenants and agreements contained in the Agreement, including without limitation the establishment of the accruals, reserves and charge-offs referred to under "-- Business of AB Pending the Holding Company Merger" above; (iii) the receipt of an opinion of Hunton & Williams, counsel to Crestar and Crestar Bank MD, with respect to certain of the tax consequences of the Transaction described herein under "-- Certain Federal Income Tax Consequences;" (iv) the receipt of opinions of counsel with respect to certain legal matters; (v) the execution and delivery of a commitment and undertaking by each shareholder of AB who is an affiliate of AB to the effect that (A) such shareholder will dispose of the shares of Crestar Common Stock received by him in connection with the Holding Company Merger only in accordance with the provisions of paragraph (d) of Rule 145, (B) such shareholder will not dispose of any of such shares until Crestar has received an opinion of counsel acceptable to it that such proposed disposition is in compliance with the provisions of paragraph (d) of Rule 145, which opinion shall be rendered promptly following counsel's receipt of such shareholder's written notice of its intention to sell shares of Crestar Common Stock and (C) the certificates representing said shares may bear a legend referring to the foregoing restrictions; (vi) the shares of Crestar Common Stock to be issued in the Holding Company Merger shall have been duly registered under the 1933 Act and applicable state securities laws, and such registration shall not be subject to a stop order or any threatened stop order by the SEC or any applicable state securities authority; (vii) in the case of AB, the receipt of the opinion of Kaplan with respect to fairness to AB shareholders from a financial point of view; and











          (viii) (A) Crestar shall have received a copy of the written consent of FNB within 30 days before the Closing Date for the parties to consummate the transactions contemplated hereby, or

          (B) the FNB Loan shall have been paid in full, on or before the Closing Date or June 30, 1994, whichever date shall first occur and the Loan Agreement (as hereinafter defined) shall have terminated.

               Crestar and AB may waive any condition to their obligations to consummate the Holding Company Merger except requisite approvals of Crestar and AB shareholders and regulatory authorities.

          Stock Option Agreement

               Crestar and AB entered into the Stock Option Agreement, dated as of November 16, 1993, pursuant to which AB issued to Crestar an option to purchase up to 240,000 shares of AB Common Stock at a purchase price of $10.00 per share.

               The option is exercisable only upon the occurrence of a Purchase Event (as defined below). A Purchase Event means any of the following events: (i) without Crestar's prior written consent, AB shall have authorized, recommended or publicly proposed, or entered into an agreement with any person (other than Crestar or any subsidiary thereof) (A) to effect a merger, consolidation or similar transaction, (B) for the disposition, by sale, lease, exchange or otherwise, of 15% or more of the consolidated assets of AB and its subsidiaries or (C) for the issuance, sale or other disposition of securities representing 25% or more of the voting power of AB or any of its subsidiaries (collectively referred to as an "Acquisition Transaction"); or
          (ii) any person (other than Crestar or any subsidiary thereof) shall have acquired beneficial ownership of 25% or more of AB Common Stock.

               The Stock Option Agreement terminates in accordance with its terms on the date on which occurs the earliest of: (i) the Effective Time of the Holding Company Merger (as defined in the Agreement); (ii) a termination of the Agreement in accordance with its terms (other than by Crestar under certain circumstances) prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined below); (iii) 12 months following a termination of the Agreement by Crestar under certain circumstances; (iv) 12 months after the termination of the











          Agreement in accordance with its terms following the occurrence of a Purchase Event or a Preliminary Purchase Event; (v) upon receipt of any order or notice of the Federal Reserve Board, the OTS, the Maryland Bank Commissioner, the Delaware Secretary of State or the SCC denying approval of the Transaction; and
          (vi) March 31, 1995.

               A Preliminary Purchase Event means any of the following events: (i) any person shall have commenced a tender offer or exchange offer to acquire 25% or more of AB Common Stock (a

          "Tender Offer"); or (ii) AB's shareholders shall have failed to adopt the Agreement at a meeting called for such purpose or such meeting shall not have been held or shall have been canceled or the AB Board shall have withdrawn its recommendation to shareholders, in each case following the public announcement of
          (A) a Tender Offer, (B) a proposal to engage in an Acquisition Transaction, or (C) the filing of an application or notice to engage in an Acquisition Transaction.

          Termination

               The Agreement shall be terminated, and the Transaction abandoned, if the shareholders of AB shall not have approved the Holding Company Merger. Notwithstanding such approval by such shareholders, the Agreement also may be terminated at any time prior to the Effective Time of the Holding Company Merger, by:
          (i) the mutual consent of Crestar, Crestar Bank MD, AB and Annapolis, as expressed by their respective Boards of Directors;
          (ii) either Crestar or Crestar Bank MD on the one hand or AB or Annapolis on the other hand, as expressed by their respective Boards of Directors, after September 30, 1994; (iii) by Crestar and Crestar Bank MD in writing authorized by its respective Board of Directors if AB or Annapolis has, or by AB and Annapolis in writing authorized by its respective Board of Directors if Crestar or Crestar Bank MD has, in any material respect, breached
          (A) any covenant or agreement contained in the Agreement, or
          (B) any representation or warranty contained in the Agreement, in any case if such breach has not been cured by the earlier of
          30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date;
          (iv) either Crestar or Crestar Bank MD on the one hand or AB or Annapolis on the other hand, as expressed by their respective Boards of Directors, in the event that any of the conditions precedent to the obligations of such parties to consummate the Holding Company Merger have not been satisfied or fulfilled or waived by the party entitled to so waive on or before the Closing Date (as defined in the Agreement), provided that neither party shall be entitled to terminate the Agreement if the condition precedent or conditions precedent which provide the basis for termination can reasonably be and are satisfied within a reasonable period of time, in which case, the Closing Date shall be appropriately postponed; (v) Crestar and Crestar Bank MD, if the Boards of Directors of Crestar and Crestar Bank MD shall have determined in their sole discretion, exercised in good faith, that the Holding Company Merger has become inadvisable or impracticable by reason of (A) the threat or the institution of any litigation, proceeding or investigation to restrain or prohibit the consummation of the transactions contemplated by the Agreement or to obtain other relief in connection with the Agreement or (B) public commencement of a competing offer for AB Common Stock which is significantly better than Crestar's offer, is accepted or not opposed by AB and which Crestar certifies to

          AB, in writing, it is unwilling to meet; (vi) Crestar, Crestar Bank MD, AB or Annapolis, if the Federal Reserve Board, the OTS or the Maryland Bank Commissioner deny approval of the Transaction and the time period for all appeals or requests for reconsideration has run; or (vii) Crestar and Crestar Bank MD if dissents to the Holding Company Merger shall have been filed with AB by the holders of 15% or more of the outstanding shares of AB Common Stock pursuant to Section 262 of the DGCL.

          Accounting Treatment

               The Transaction is to be accounted for as a purchase in accordance with generally accepted accounting principles as outlined in Accounting Principles Board Opinion No. 16.

          Operations After the Holding Company Merger

               After the consummation of the Transaction, Crestar Bank MD will continue generally to conduct the business presently conducted by Annapolis, with the additional services discussed above.

               Prior to the Effective Time of the Holding Company Merger, members of Annapolis' senior management group will be interviewed by Crestar with the goal of determining if there are mutually beneficial employment opportunities available within Crestar.

               Crestar Bank MD will undertake to continue employment of all











          Annapolis branch personnel who meet Crestar Bank MD's employment qualification requirements, either at existing Annapolis offices or at Crestar Bank MD offices within reasonable commuting distance. Annapolis non-branch personnel not offered employment will be interviewed prior to the Effective Time of the Holding Company Merger for open positions within Crestar. Any employee who is terminated or whose position is eliminated by Crestar within six months after the Effective Time of the Bank Merger (as defined in the Agreement), and not offered a comparable job (other than Gilbert L. Hardesty, Allen W. Bach, David R. Chisholm, Thomas B. Peet and Carol B. Brandt, or those under employment contracts who are terminated, if any, and paid in accordance with their respective employment contract), will be paid severance pay equal to one week's base pay for each year of service with Annapolis up to 20 years and two weeks of base pay for each year of service with Annapolis over 20 years, but in no case less than eight weeks' base pay.

               All employees of AB and Annapolis who are employed by Crestar Bank MD ("Transferred Employees") will be covered by Crestar's employee benefit plans as to which they are eligible based on their length of service, compensation, job classification, and position, including, where applicable, the incentive compensation plan. For additional information, see "-- Effect on AB Employee Benefits Plans" below.

               Crestar continually seeks acquisition opportunities with other financial institutions in which it may pay cash or issue common stock or other equity or debt securities. As of the date of this Proxy Statement/Prospectus, Crestar has no present agreements or understandings to acquire or merge with any other businesses other than as described in "Business of Crestar -- Recent Developments."

          Interest of Certain Persons in the Transaction

               Certain members of AB's and Annapolis' management may be deemed to have interests in the Transaction in addition to their interests as shareholders of AB generally. In each case, the Board of Directors of AB or Annapolis either was aware of their potential interests, and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.












               Advisory Board. Directors of AB and Annapolis in office immediately prior to the Effective Time of the Holding Company Merger will be offered a position on Crestar Bank MD's local advisory board in Annapolis for a term of one year commencing at the Effective Time of the Holding Company Merger. Such members who agree to serve on the Annapolis local advisory board in accordance with the guidelines set forth in the Agreement will receive a fee of $1,000. In addition, these directors will receive $300 for each meeting attended.

               Indemnification. After the Effective Time of the Holding Company Merger, Crestar shall indemnify and hold harmless directors, officers, employees and agents who have rights to indemnification from AB or Annapolis under the Bylaws of AB and Annapolis (the "Indemnified Parties") from and against any and all claims arising out of or in connection with activities in such capacity prior to the Effective Time of the Holding Company Merger, or on behalf of, or at the request of AB, Annapolis or any other direct or indirect subsidiary of AB ("Claims") and shall advance expenses incurred with respect to the foregoing, as they are incurred, in each case to the fullest extent permitted under the Bylaws of AB and Annapolis as in effect on the date of the Agreement and the DGCL and the regulations of the OTS, to the extent legally permitted to do so, which obligations shall survive the Transaction and shall continue in full force and effect following the Effective Time of the Holding Company Merger for six years, or if the Transaction does not become effective, Crestar's obligation to indemnify and hold harmless the Indemnified Parties shall be secondary to the obligation of AB and Annapolis to provide indemnification as permitted under their respective By-laws, the DGCL and the regulations of the OTS, to the extent legally permitted to do so, and such obligation of Crestar shall be limited to the liabilities and claims of the Indemnified Parties that arise in connection with the Stock Option Agreement during the term thereof and, if the Stock Option Agreement is exercised, shall survive the exercise therefor for a period of six years, provided that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Crestar will provide officers and directors liability insurance coverage to all AB and Annapolis directors and officers, whether or not they become part of the Crestar organization after the Effective Time of the Holding Company Merger to the same extent it is provided to Crestar's officers and directors, provided that coverage will not extend to acts as to which notice has been given prior to the











          Effective Time of the Holding Company Merger.

               Employment Agreements. Crestar Bank MD will offer employment agreements to the following officers of AB and
          Annapolis: Gilbert L. Hardesty, Allen W. Bach, David R. Chisholm, Thomas B. Peet and Carol B. Brandt to become effective at or after the Effective Time of the Holding Company Merger. Mr. Hardesty has agreed to enter into his Employment Agreement pursuant to which he will be paid a minimum of $165,000 in annual base compensation for a three year term. Crestar Bank MD shall establish a supplemental executive retirement plan ("SERP") under which Mr. Hardesty shall be eligible to receive annual payments of $70,000 for a period of 15 years. In the event of Mr. Hardesty's death before all payments have been made to him, the remaining SERP payments shall continue to be made to his designated beneficiaries, or if none, to his estate. SERP benefits shall fully vest immediately upon the execution of Mr. Hardesty's Employment Agreement and be payable upon Mr. Hardesty's termination of employment with Crestar Bank MD for any reason subject to certain conditions, and the first payment shall be made upon 30 days' notice by Mr. Hardesty or his beneficiary to Crestar Bank MD.

                If Messrs. Bach, Chisholm and Peet and Ms. Brandt continue their employment with Crestar Bank MD for 30 days after the Conversion Date (as defined in the Agreement) but do not accept their respective Employment Agreements or any other employment with Crestar or a subsidiary or affiliate of Crestar, such employees will be entitled to the following severance amounts:
          (i) an amount equal to one week's base pay for each year of service with Annapolis, and (ii) an additional payment in an amount of $67,500, $52,500, $25,200 and $21,200, respectively.
          The severance payments shall be subject to each employee's satisfactorily discharging his or her duties and responsibilities and shall be paid in consideration of the employee's cooperation with and contribution to the Transaction. Such severance payments will be paid as soon as practicable following the end of the 30-day period and shall be in lieu of any incentive bonus such employee otherwise would receive under his or her Employment Agreement, as described below.

               If Messrs. Bach, Chisholm and Peet and Ms. Brandt accept their respective Employment Agreements with Crestar Bank MD, each will be paid a minimum annual base salary of $95,000 for a two year term, $75,000 for a two year term, $68,000 for a one year term and $58,000 for a one year term, respectively. In addition, each Employment Agreement provides that 30 days after the Conversion Date each of Messrs. Bach, Chisholm and Peet and Ms. Brandt will be eligible to receive an incentive bonus, subject to each employee's satisfactorily discharging his or her duties and responsibilities and actively contributing to the successful implementation of the Transaction, in the amount of $22,500, $17,500, $9,450 and $7,950, respectively.

               Other than as set forth above, no director or executive officer of AB, Annapolis, Crestar or Crestar Bank MD has any direct or indirect material interest in the Transaction, except in the case of directors and executive officers of AB and Annapolis insofar as ownership of AB Common Stock and existing options to purchase such stock might be deemed such an interest.

          Effect on AB Employee Benefits Plans

               At the Effective Time of the Holding Company Merger, each holder of outstanding options to purchase AB Common Stock may elect, by giving notice to AB prior to the Closing Date (as defined in the Agreement), to exchange such options following the Effective Time of the Holding Company Merger for a cash payment (less all applicable withholding taxes) equal to the excess of
          (i) the aggregate Price Per Share of the AB Common Stock represented by the holders' options over (ii) the aggregate exercise price of such options. Crestar, as the successor to AB in the Holding Company Merger, agrees to make such cash payments promptly following consummation of the Holding Company Merger.
          If such options are not exchanged for cash, they will be converted into options to purchase the number of shares of Crestar Common Stock determined pursuant to the Exchange Ratio.

               Crestar may determine to continue any of the AB or Annapolis benefit plans for Transferred Employees in lieu of offering participation in Crestar's benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of the AB or Annapolis benefit plans, or to merge any such benefit plans with Crestar's benefit plans. Crestar agrees that any pre-existing condition, limitation or exclusion in its health plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by AB or Annapolis on the date of the Bank Merger and then change coverage to Crestar's medical or hospitalization indemnity health plan at the time such

          Transferred Employees are first given the option to enroll in Crestar's health plans. Except as specifically provided in the Agreement and as otherwise prohibited by law, Transferred Employees' service with AB and Annapolis shall be recognized as service with Crestar for purposes of Crestar's benefit plans, subject to applicable break-in-service rules. Crestar agrees that immediately following the Bank Merger, all participants who then have accounts in the Annapolis Federal Savings Bank 401(k) Profit Sharing and Trust Plan (the "Annapolis 401(k) Plan") shall be fully vested in their account balances. Crestar, at its election, may continue the Annapolis 401(k) Plan for the benefit of Transferred Employees, may merge the Annapolis 401(k) Plan into the Crestar Employees Thrift and Profit Sharing Plan (the "Crestar Thrift Plan"), or may cease additional benefit accruals under and contributions to the Annapolis 401(k) Plan and continue to hold the assets of such Plan until they are distributable in accordance with its terms. In the event of a merger of the Annapolis 401(k) Plan and the Crestar Thrift Plan or a cessation of accruals and contributions under the Annapolis 401(k) Plan, the Crestar Thrift Plan will recognize for purposes of eligibility to participate, early retirement, and eligibility for vesting, all Transferred Employees' service with AB and Annapolis, subject to applicable break-in-service rules.

               The Retirement Plan for Employees of Crestar and Affiliated Corporations ("Crestar's Retirement Plan") will recognize for purposes of vesting, eligibility to participate and eligibility for early retirement only, all Transferred Employees' service with AB and Annapolis, subject to applicable break-in-service rules. Crestar also will assume the written retirement obligations of AB and Annapolis and offer retiree health coverage under certain pre-existing written retirement obligations of AB and Annapolis.

          Certain Federal Income Tax Consequences

               The Holding Company Merger is intended to be a reorganization under Section 368(a) of the Code, and the federal income tax consequences summarized below are based on the assumption that the Holding Company Merger will qualify as a reorganization. One condition to consummation of the Holding Company Merger is the receipt of an opinion of Hunton & Williams, counsel to Crestar, to the effect that for federal income tax purposes (i) the Holding Company Merger and the Bank Merger each will be a reorganization, (ii) none of Crestar, Crestar Bank MD, AB or Annapolis will recognize any taxable gain or loss upon consummation of the Holding Company Merger or consummation of the Bank Merger (but income may be recognized as a result of (a) the termination of the bad-debt reserve maintained by Annapolis for federal income tax purposes and (b) other possible changes in tax accounting methods), and (iii) the Holding Company Merger will result in the tax consequences summarized below for AB shareholders who receive Crestar Common Stock in exchange for AB Common Stock pursuant to the Holding Company Merger. As described below, the federal income tax consequences to an AB shareholder will depend on whether the shareholder exchanges shares of AB Common Stock for Crestar Common Stock, cash, or a combination of Crestar Common Stock and cash and, if the shareholder exchanges any shares of AB Common Stock for cash, on whether certain related shareholders receive Crestar Common Stock or cash. The following summary does not discuss all potentially relevant federal income tax matters, consequences to any shareholders subject to special tax treatment (for example, tax-exempt organizations and foreign persons), or consequences to shareholders who acquired their AB Common Stock through the exercise of employee stock options or otherwise as compensation. In addition, the opinion of Hunton & Williams will be based on certain customary assumptions and representations regarding, among other things, the lack of previous dealings between AB and Crestar, the existing and future ownership of AB stock and Crestar stock, and the future business plans for Crestar.

          Exchange of AB Common Stock for Crestar Common Stock

               An AB shareholder who receives solely Crestar Common Stock in exchange for all his shares of AB Common Stock will not recognize any gain or loss on the exchange. If a shareholder receives Crestar Common Stock and cash in lieu of a fractional share of Crestar Common Stock, the shareholder will recognize taxable gain or loss solely with respect to such fractional share as if the fractional share had been received and then redeemed for the cash. A shareholder who exchanges all his shares of AB Common Stock for Crestar Common Stock will have a tax basis in the shares of Crestar Common Stock (including any fractional share interest) equal to his tax basis in the shares of AB Common Stock exchanged therefor. A shareholder's holding period for shares of Crestar Common Stock (including any fractional share interest) received in the Holding Company Merger will include his holding period for the shares of AB Common Stock exchanged therefor if they are held as a capital asset at the Effective Time of the Holding Company Merger.

          Exchange of AB Common Stock for Cash and Crestar Common Stock

               An AB shareholder who receives cash for some shares of AB Common Stock and exchanges other shares of AB Common Stock for shares of Crestar Common Stock (including any fractional share interest) will recognize any gain realized up to the amount of cash received (excluding cash paid in lieu of a fractional share of Crestar Common Stock) but will not recognize any loss. If the shareholder holds his AB Common Stock as a capital asset at the time of the Holding Company Merger, the amount of gain recognized generally will be treated as capital gain unless the receipt of cash is treated as having the effect of a dividend. If the recognized gain is treated as a dividend, it will be taxed as ordinary income.

               A shareholder's receipt of cash will not be treated as a dividend if (after taking into account the constructive ownership rules of Section 318 of the Code summarized below) the requirements for a stock redemption to be treated as a sale of stock under Section 302 of the Code are satisfied. Under a Supreme Court decision (Clark v. Commissioner), to determine whether those requirements are satisfied, a shareholder should be treated as receiving shares of Crestar Common Stock in the Holding Company Merger (instead of the cash actually received) and then receiving cash from Crestar in a hypothetical redemption of those shares. That hypothetical redemption will satisfy the requirements under Section 302 if it (i) is "not essentially equivalent to a dividend" within the meaning of Section 302(b)(1) of the Code or (ii) has the effect of a "substantially disproportionate" redemption of Crestar Common Stock within the meaning of Section 302(b)(2) of the Code. Whether the hypothetical redemption of shares of Crestar Common Stock will be essentially equivalent to a dividend depends on the individual shareholder's circumstances; to avoid dividend treatment in any case, the hypothetical redemption must result in a "meaningful reduction" in the percentage of Crestar Common Stock actually and constructively owned by the shareholder (including any Crestar Common Stock deemed received in the Holding Company Merger). The Internal Revenue Service has indicated in a published ruling that any reduction in percentage ownership of a publicly-held corporation by a small minority shareholder who exercises no control over corporate affairs constitutes a meaningful reduction. The hypothetical redemption of shares of Crestar Common Stock will be substantially disproportionate if the percentage of Crestar Common Stock actually and constructively owned by the shareholder after that redemption is less than 80% of the percentage of Crestar Common Stock actually and constructively owned by the shareholder (including Crestar Common Stock deemed received in the Holding Company Merger) immediately before the hypothetical redemption.

               A shareholder's tax basis in the shares of Crestar Common Stock (including any fractional share interest) received will equal his tax basis in his shares of AB Common Stock exchanged therefor, reduced by the amount of cash received (excluding cash paid in lieu of a fractional share of Crestar Common Stock) and increased by the amount of gain recognized (including any gain treated as a dividend). A shareholder's holding period for shares of Crestar Common Stock (including any fractional share interest) received in the Holding Company Merger will include his holding period for the shares of AB Common Stock exchanged therefor if they are held as a capital asset at the time of the Holding Company Merger. If a shareholder receives cash in lieu of a fractional share of Crestar Common Stock, the shareholder will recognize gain or loss as if the fractional share had been received and then redeemed for the cash.

          Exchange of AB Common Stock for Cash

               Any shareholder who exchanges all of his shares of AB Common Stock for cash should consult his tax advisor to determine whether the exchange is to be taxed as a sale of stock or whether the cash received is to be taxed as a dividend. In addition, any shareholder who makes an election to receive cash for all his shares should be aware that he may, in fact, receive some Crestar Common Stock under the proration provisions of the Agreement. Such a holder should therefore be familiar with the rules, described above, that apply to a holder who receives cash and some Crestar Common Stock.

               The criteria for determining the tax treatment of exchanging all of a shareholder's shares of AB Common Stock for cash are not certain. The Supreme Court's decision in the Clark case suggests that an AB shareholder who receives solely cash for all his shares of AB Common Stock should be treated as receiving shares of Crestar Common Stock in the Holding Company Merger, rather than the cash actually received, and then receiving cash from Crestar in a hypothetical redemption of those shares. The treatment of the cash received in that hypothetical redemption then would depend first on whether the shareholder is treated as owning any shares of Crestar Common Stock (taking into account the constructive ownership rules of Section 318 of the Code). If a shareholder receiving solely cash in the Holding Company Merger does not actually or constructively own any shares of Crestar Common Stock, the shareholder should recognize gain or loss equal to the difference between the amount of cash received and his tax basis in his shares of AB Common Stock surrendered in the Holding Company Merger. Such gain or loss will be capital gain or loss if the shares of AB Common Stock are held as a capital asset at the time of the Holding Company Merger. If the shareholder actually or constructively owns shares of Crestar Common Stock, the cash received in a hypothetical redemption should result in the recognition of gain or loss as described above unless the redemption is treated as a dividend distribution. The redemption should not be treated as a dividend distribution if it meets the requirements to be (i) not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or (ii) a substantially disproportionate redemption of Crestar Common Stock within the meaning of Section 302(b)(2) of the Code. See the discussion above under "Exchange of AB Common Stock for Cash and Crestar Common Stock" for a summary of those requirements.

               Despite the Clark decision, the Internal Revenue Service might assert that the receipt of solely cash in the Holding Company Merger is to be treated as a distribution in redemption of the shareholder's AB Common Stock before, and separate from, the Holding Company Merger. The Internal Revenue Service apparently has taken such a position in private letter rulings, which are not legal precedent, issued after the Clark decision. Under that position, if an AB shareholder receiving solely cash does not constructively own (within the meaning of Section 318 of the Code) shares of AB Common Stock held by another shareholder who exchanges such shares for Crestar Common Stock, the shareholder receiving solely cash generally will recognize gain or loss equal to the difference between the amount of cash received and his tax basis in his shares of AB Common Stock.
          Such gain or loss will be capital gain or loss if the shares of AB Common Stock are held as a capital asset at the time of the Holding Company Merger. If the AB shareholder does constructively own shares of AB Common Stock exchanged for Crestar Common Stock, the cash received in a hypothetical redemption of the AB Common Stock generally will be taxable as a dividend unless the redemption meets the requirements to be
          (i) not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or (ii) a substantially disproportionate redemption of AB Common Stock within the meaning of Section 302(b)(2) of the Code. Those requirements would be applied to the shareholder's actual and constructive ownership of AB Common Stock, in contrast to the approach discussed above where they are applied to the shareholder's actual and constructive ownership of Crestar Common Stock.

          Section 318 of the Code












               Under Section 318(a) of the Code, a shareholder is treated as owning (i) stock that the shareholder has an option or other right to acquire, (ii) stock owned by the shareholder's spouse, children, grandchildren, and parents, and (iii) stock owned by certain trusts of which the shareholder is a beneficiary, any estate of which the shareholder is a beneficiary, any partnership or "S corporation" in which the shareholder is a partner or shareholder, and any non-S corporation of which the shareholder owns at least 50% in value of the stock. A shareholder that is a partnership or S corporation, estate, trust, or non-S corporation is treated as owning stock owned (as the case may be) by partners or S corporation shareholders, by estate beneficiaries, by certain trust beneficiaries, and by 50% shareholders of a non-S corporate shareholder. Stock constructively owned by a person generally is treated as being owned by that person for the purpose of attributing ownership to another person. In certain cases, a shareholder who will actually own no Crestar Common Stock may be able to avoid application of the family attribution rules of Section 318 of the Code by filing a timely waiver agreement with the Internal Revenue Service pursuant to
          Section 302(c)(2) of the Code and applicable regulations.

          Shareholders Electing to Exercise Their Right of Appraisal

               The receipt of cash for shares of AB Common Stock pursuant to the exercise of the right to an appraisal will be a taxable transaction. Any shareholder considering the exercise of such right should consult his tax advisor about the tax consequences of receiving cash for his shares.

               The preceding discussion summarizes for general information the material federal income tax consequences of the Holding Company Merger to AB shareholders. The tax consequences to any particular shareholder may depend on the shareholder's circumstances. AB shareholders are urged to consult their own tax advisors with regard to federal, state, and local tax consequences.

          Rights of Shareholders Electing to Exercise Their Right of
          Appraisal

               Under Delaware law, each AB shareholder is entitled to demand and receive payment of the fair value of his shares of AB Common Stock pursuant to Section 262 of the DGCL, as to all, but not less than all, shares of AB Common Stock beneficially owned by him, and, if the Holding Company Merger is consummated, to receive cash from Crestar equal to the fair value of such shares determined as of immediately prior to the Transaction. Any shareholder who elects to perfect his right to an appraisal and demands payment of the fair value of his shares of AB Common Stock must strictly comply with Section 262 of the DGCL, a copy of which is attached hereto as Annex IV. To perfect the right to an appraisal, the shareholder must not vote for the Transaction or even return an executed proxy that is otherwise left blank.

               At the Effective Time of the Holding Company Merger, the shares of AB held by a shareholder exercising the right to an appraisal will be canceled, and such shareholder will be entitled to no further rights except the right to receive payment of the fair value of his shares of AB Common Stock. However, if such shareholder fails to perfect or withdraws or loses his right to an appraisal of his shares of AB Common Stock, his shares of AB Common Stock will be exchanged for Crestar Common Stock as provided in the Holding Company Plan of Merger.

               THE BOARD OF DIRECTORS OF AB UNANIMOUSLY RECOMMENDS A VOTE FOR THE HOLDING COMPANY MERGER.

                                 BUSINESS OF CRESTAR

               Crestar is the holding company for Crestar Bank of Virginia, Crestar Bank N.A. of Washington, D.C. and Crestar Bank MD of Maryland. At December 31, 1993, Crestar had approximately
          $13.3 billion in total assets, $10.2 billion in total deposits and $1.1 billion in total shareholders' equity.

               In 1963, six Virginia banks combined to form United Virginia Bankshares Incorporated ("UVB"), a bank holding company formed under the Bank Holding Company Act of 1956 (the "BHCA"). UVB (parent company of United Virginia Bank) extended its operations into the District of Columbia by acquiring NS&T Bank, N.A. on December 27, 1985 and into Maryland by acquiring Bank of Bethesda on April 1, 1986. On September 1, 1987, UVB became Crestar Financial Corporation and its bank subsidiaries adopted their present names. Since 1990 Crestar has acquired nine banks and thrifts in Virginia, Maryland and Washington, D.C.

               Crestar serves customers through a network of 302 banking offices and 254 automated teller machines (as of December 31,











          1993). Crestar's subsidiary banks (the "Bank Subsidiaries") offer a broad range of banking services, including various types of deposit accounts and instruments, commercial and consumer loans, trust and investment management services, bank credit cards and international banking services. Crestar's subsidiary, Crestar Insurance Agency, Inc., offers a variety of personal and business insurance products. Securities brokerage and investment banking services are offered by Crestar's subsidiary, Crestar Securities Corporation. Mortgage loan origination, servicing and wholesale lending are offered by Crestar Mortgage Corporation, and investment advisory services are offered by Capitoline Investment Services Incorporated, both of which are subsidiaries of Crestar Bank of Virginia. These various Crestar subsidiaries provide banking and non-banking services throughout Virginia, Maryland and Washington, D.C., as well as certain non-banking services to customers in other states.

               The executive offices of Crestar are located in Richmond, Virginia at Crestar Center, 919 East Main Street. Crestar's Operations Center is located in Richmond. Regional headquarters are located in Norfolk and Roanoke, Virginia and in Washington, D.C.

          Recent Developments

               Completed Acquisitions. On January 28, 1994, Crestar acquired Virginia Federal Savings Bank, headquartered in Richmond, Virginia. Approximately $584 million in deposits, $554 million in loans and 10 branches were initially added to Crestar's existing branch network. Crestar paid approximately $52 million in cash in the transaction.

               On January 10, 1994, Crestar acquired Mortgage Capital Corporation, a privately held wholesale mortgage production company based in St. Paul, Minnesota with approximately $13 million in total assets.

               On June 25, 1993, Crestar acquired from the FDIC approximately $21 million in deposits of City National Bank of

          Washington, a one-branch institution closed by the Office of the Comptroller of the Currency ("OCC").

               On May 14, 1993, Crestar acquired CFS Financial Corporation, the holding company for Continental Federal Savings Bank, headquartered in Fairfax, Virginia. Approximately $650 million in deposits, $630 million in loans and 19 branches were initially added to Crestar's network. Crestar issued approximately 1.4 million shares of Crestar Common Stock and made cash payments of approximately $6.5 million in the transaction, which was valued at over $60 million.

               Pending Acquisitions. On September 22, 1993, Crestar entered into an agreement to acquire Providence Savings and Loan Association, F.A. ("Providence") headquartered in northern Virginia. This acquisition would initially add approximately $325 million in deposits, $270 million in loans and 12 branches to Crestar's existing branch network. Crestar would pay approximately $27 million in cash in the transaction. The Providence transaction is expected to close in mid-March 1994.

               In November, 1993, Crestar Bank, NVR Federal Savings Bank ("NVR"), headquartered in McLean, Virginia and NVR Financial Services, Inc., entered into an agreement pursuant to which Crestar Bank will acquire substantially all of the assets and assume certain liabilities of NVR. Crestar Bank would pay approximately $47.7 million in cash in the transaction. The NVR transaction is expected to close in mid-March 1994.

                                    BUSINESS OF AB

          AB and Annapolis

               AB is a unitary savings and loan holding company incorporated under the laws of the State of Delaware on August 6, 1986. AB's principal business is conducted through its wholly-owned subsidiary, Annapolis (formerly Annapolis Federal Savings and Loan Association), which began operations in 1925 as a federally chartered mutual savings and loan association. AB acquired Annapolis at the time Annapolis converted from mutual to stock form through a voluntary supervisory conversion in December 1986 (the "Conversion"). Other than the stock of Annapolis, AB currently does not have any material assets. AB and Annapolis are subject to regulation by the OTS as well certain regulatory reporting requirements.

               At September 30, 1993, AB had total consolidated assets of $325.0 million, total consolidated deposits of $288.1 million and total consolidated shareholders' equity of $10.5 million. Annapolis' savings accounts are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") of the FDIC.

                AB and Annapolis maintain their principal office at 147 Old Solomons Island Road, Annapolis, Maryland 21401, and the telephone number is (410) 224-6800. Annapolis serves the Annapolis area, principally Anne Arundel and Prince George's Counties, through eight full service banking offices in Historic Annapolis, Parole Center, Jennifer Road (Annapolis), Severna Park, Clinton, Ft. Washington, Bowie and Laurel. Annapolis has additional full service banking offices in Waldorf and Lexington Park. All of the offices of Annapolis emphasize community orientation.

                Annapolis' primary business is the solicitation of savings accounts from the general public and the origination of mortgage loans, mostly upon the security of single-family residences and other improved real estate located within the State of Maryland.

          FNB Loan

               At the time of the Conversion, AB purchased 100% of the outstanding shares of Annapolis (100 shares, $1.00 par value) for $10 million. AB financed the acquisition by a cash equity contribution of AB's directors in the amount of $2.5 million and a loan from FNB in the principal amount of $7.5 million. The loan is secured by the shares of Annapolis' stock owned by AB.
          On December 28, 1989, AB borrowed an additional $3 million from FNB as a short term credit facility. The proceeds of that loan were used to fund a capital contribution to Annapolis. These two loans were modified and consolidated in October 1990.

               In September 1993, AB entered into an Amended and Restated Loan Agreement (the "Loan Agreement") with FNB which further modified the terms of AB's outstanding indebtedness to FNB in the amount of $7.3 million. Under the Loan Agreement, interest is payable on the outstanding principal balance at the fixed rate of 7.77% per annum. Quarterly principal and interest payments in the amount of $185,000 are due in August, November, February and May during the term of the loan, which matures on May 28, 1999. Upon maturity, AB must pay to FNB a loan fee in the amount of $1 million, subject to reduction as discussed below. In addition, principal curtailments on the loan must be made on June 30, 1994 in the amount of either (a) $3 million or (b) $2 million with an additional principal curtailment in the amount of $1 million on June 30, 1995. The amount of the curtailment paid by AB will determine the amount by which the $1 million loan fee is reduced.

               The Loan Agreement prohibits AB from paying any dividends to its shareholders at any time AB is in default under the Loan Agreement and further limits dividends to an amount between $75,000 and $300,000 per year depending on the principal amount of the FNB Loan then outstanding. The Loan Agreement contains other restrictions on the business of AB and Annapolis, including prohibitions against sales of assets, formation of subsidiaries, acquisitions of third parties and mergers.

               Crestar has agreed, as part of the Holding Company Merger, to repay the FNB Loan in full on or prior to the Effective Time of the Holding Company Merger. If the Holding Company Merger does not close by June 15, 1994, Crestar will extend a loan to AB, on substantially the same terms as the FNB Loan, to enable AB to repay the FNB Loan in full.

          Market Area

               Annapolis' primary market areas are in Anne Arundel and Prince George's Counties. Eight branches are located in these two counties, in addition to one branch each in Charles and St. Mary's Counties. The market area comprising Anne Arundel and Prince George's Counties has a population of approximately 1,170,000 and consists of a diversified industrial and service economic base. In addition, Annapolis, as the state capital, has a high proportion of government employees and supporting businesses. This contributes significantly to the area's stable growth and resistance to cyclical variations.

          Lending Activities

               The principal lending activities of Annapolis have historically consisted of the origination of permanent loans on residential real estate and, to a lesser degree, on commercial property. Annapolis also makes home improvement loans, consumer loans, student loans and other loans.

               Annapolis has engaged, from time to time, in purchasing loans and loan participations in the secondary market. Annapolis also invests in various federal and government agency obligations and other investment securities permitted by applicable laws and regulations, including mortgage-backed pass-through securities.

               The principal sources of funds for Annapolis' lending activities include deposits received from the general public, amortization and prepayment of loans, sale of loans and borrowing.

               Annapolis' primary sources of income are interest and origination fees on loans and interest on investment securities. Annapolis' principal expenses are interest paid on deposit accounts and borrowings and overhead expenses incurred in the operation of Annapolis.












               The operations and profitability of Annapolis are affected, to a large extent, by the national economy, changing interest rates and the local economy in Annapolis' primary market.

          Income From Lending Activities

               At the present time Annapolis' lending activities are in four principal areas: conventional mortgage loans on residential properties, construction loans on residential properties, commercial loans, and consumer loans.

               Mortgage Loans. The types of conventional mortgage loans primarily offered by Annapolis are adjustable and fixed rate conventional and bi-weekly mortgage loans and, on a limited basis, balloon mortgage loans ("BMLs"). There is no negative amortization on any mortgage type currently offered.

               With adjustable rate mortgage loans, interest rates and monthly payments are adjusted semi-annually, annually or triennially based on the movement of a predetermined index. Annapolis currently uses as its index the corresponding United States Treasury constant maturities rate, which is published weekly by the United States Treasury Department. Rate adjustments are limited to 2% on loans which adjust annually or triennially. Total lifetime increases are currently limited to 5% or 6% depending on loan type. Monthly payments are adjusted to reflect interest rate changes.

               A BML is a loan with either a fixed or adjustable rate and a usual term of three to five years amortized over a 10- to 30-year period. When such a loan becomes due, it is repaid, renewed, or converted to another type of mortgage loan. If the borrower chooses to renew or convert this loan, the borrower may do so at the then current lending rates and terms. Annapolis does not utilize BMLs on a regular basis in residential lending. BMLs currently being offered are on residential building lots or on commercial properties.

               Fixed-rate, fixed-term loans are mortgage loans which are written in anticipation of their resale in the secondary market.

               Annapolis originates conventional mortgage loans for the purchase of one- to four-family dwelling units. The maximum loan-to-value ratio for owner-occupied dwellings is 95%. All loans with a loan-to-value ratio in excess of 80% require private
          mortgage insurance.   Second mortgage loans are available for
          general purposes secured by single-family owner-occupied real estate located within Annapolis' primary lending area with a current loan-to-value ratio not to exceed 80%.

               Annapolis is an approved lender under the Farmers Home Administration, the Federal Housing Administration and Veterans Administration mortgage programs.

               Annapolis' conventional mortgage loans are offered at competitive rates at amortization terms of up to 30 years.

          Escrow accounts normally are required on all loans for real estate taxes. Monthly payments include required escrow accounts.

               Consumer Loans. The principal types of consumer loans made by Annapolis include education, home improvement, home equipment and furnishings, automobile, boat and personal loans including personal lines of credit. Annapolis offers both open-end and closed-end home equity loan programs. Automobile, boat and personal loans are usually collateralized and may carry credit insurance. An overdraft checking loan program is also available. Consumer loan payments are made on a monthly basis. The repayment period on consumer loans generally ranges from one to five years with longer terms available for certain types of loans.

               Commercial Loans. Commercial loans are available for business purposes. The principal type of commercial loan made by Annapolis is secured by real estate. Individual personal guarantees may also be required as additional security. These loans usually are written for comparatively short terms with periodic interest rate adjustments made during the term of the loan. Monthly repayments normally are required, but other terms may be negotiated.

               Primary Lending Area. Annapolis' primary lending area is located within the State of Maryland and is concentrated in the Maryland counties of Anne Arundel and Prince George's.

               Loan Originations. Mortgage and consumer loans come from a number of sources including depositors, current borrowers, walk-in customers, advertisement, referrals by real estate brokers and builders, correspondents and direct solicitation. Commercial loans are obtained by direct solicitation, referrals, advertisement and walk-in customers.

               Annapolis believes that it has maintained a conservative posture with regard to the loan amount in relation to the appraised value of any particular property. In recent years, residential loans originated by Annapolis generally have been at levels less than 80% of the appraised value of the properties. Some privately insured loans are made in excess of 80% of value. Loans made by Annapolis on multi-family and commercial properties, in general have had a loan-to-value ratio below 80%.

               Contractual loan payment periods for residential and commercial real estate loans originated by Annapolis normally range from 15 to 30 years. Because residential borrowers may refinance or prepay their loans, however, such loans normally remain outstanding for a substantially shorter period of time. Experience during recent years has indicated that, because of prepayments in connection with refinancing and sales of property, residential loans remain outstanding, on average, for less than ten years. Commercial real estate loans are typically written with call options of 5 years or less.

               Annapolis' fixed-rate first mortgages include "due-on-sale" clauses, which give Annapolis the right to declare a loan immediately due and payable upon the sale or certain other transfers of the mortgaged property. Most of Annapolis' adjustable rate first mortgages are assumable upon approval by Annapolis. Due-on-sale clauses are an important means of limiting the life of existing fixed-rate mortgage loans. By regulation, the OTS has preempted state prohibitions on the exercise of due-on-sale clauses by all OTS-regulated lenders, which includes Annapolis.

               Annapolis' primary lending activity has been the origination of loans for its own account and the sale of loans to others. Annapolis also has purchased loans from others.

               Annapolis originates mortgage loans in its main office and its full service branches.

               Loan Processing. All of Annapolis' mortgage lending is subject to the loan origination procedures prescribed by the Board of Directors. All property securing real estate loans made by Annapolis is appraised by independent fee appraisers. Each approved loan application must contain an appraisal as of a date not more than six months prior to the application date and, in connection with loans on new property, the appraisal is subject to a reconfirmation of value of the completed property. Detailed loan applications are obtained to determine the borrower's ability to repay the loan, the viability of the loan and the adequacy of the value of the property that will secure the loan. The more significant items on these applications are verified through the use of credit reports, financial statements and confirmations. The applications, appraisals and other items then are reviewed by Annapolis' loan officers, Loan Committee or Board of Directors, depending upon the size and type of loan, applying the underwriting standards established by the Board of Directors. Loans ranging in size up to $250,000 can be approved by designated loan officers; loans up to $1,500,000 can be approved by the Loan Committee. Loans above such amount must be approved by Annapolis' Board of Directors.

               Annapolis promptly notifies mortgage loan applicants of its decision. If the loan is approved, the terms and conditions are indicated and include the loan amount, interest rate, amortization term, a brief description of the mortgaged property and the requirements for fire and casualty insurance. The borrower has the right to select his own insurance broker or agent. The borrower is required to pay all closing costs of Annapolis' as well as his own costs.

               Consumer loan borrowers are notified of approval orally followed by a written confirmation of the terms and conditions. Commercial loan approvals usually are given verbally followed by a written confirmation of the terms and conditions upon which the loan will be made.

               It is Annapolis' policy to obtain title insurance policies certifying or insuring that Annapolis has the required valid lien on the mortgaged real estate. Borrowers must also obtain hazard insurance policies prior to closing and flood insurance must be obtained when required by federal regulations. Borrowers may be required to advance funds on a monthly basis together with each payment of principal and interest to a mortgage loan escrow account, from which Annapolis makes disbursements for items such as real estate taxes and private mortgage insurance premiums.

               Purchase and Sale of Loans. Annapolis' residential loan strategy is to originate loans which are saleable in the secondary mortgage market. Generally, Annapolis will sell all











          30-year, fixed-rate new loan originations for risk management purposes. At the present time, Annapolis holds for investment adjustable rate and fifteen-year, fixed-rate residential real estate loans.

               Loan sales are made on a yield basis with the difference between the yield to the purchase and the amount paid by the borrower constituting a gain or loss to Annapolis. The sale of loans and loan participations will generally be made on a non-recourse basis.

               Loan Commitments. Annapolis had approximately $2.3 million in outstanding loan commitments and approximately $14.1 million in unused lines of credit at September 30, 1993, all of which will expire within one year. Annapolis also had commitments to sell 30-year, fixed-rate mortgage loans of $5.9 million. Annapolis uses the same credit policies in making commitments and conditional obligations as it does for originating loans.

               Analysis of Loan Portfolio. Set forth below is selected data relating to the composition of Annapolis' loan portfolio by type of loan and type of security on the dates indicated (dollars are stated in thousands):

                                                   At September 30,

                             1993                 1992                  1991                   1990                  1989

TYPE OF LOAN AND
SECURITY               $         %          $         %           $         %            $         %           $         %
LOANS SECURED BY
PERMANENT MORTGAGES:

Residential:
1-4 dwelling units:

First mortgages
and closed-end
junior liens           $101,873    47.17%  $105,258    44.15%   $112,049    42.66%    $123,293    44.61%   $148,398    50.55%

Revolving, open-end
loans                     6,996     3.24      8,655     3.63      10,128      3.86       9,867     3.57       9,015     3.07

5 or more dwelling
units                     2,339     1.08      5,307    2.23        6,474      2.46       6,867     2.48       7,862     2.68

Nonresidential and
land                     72,830    33.72     76,698   32.17       48,930     18.63      49,916    18.06      49,189    16.76

Construction loans:

1-4 dwelling units       13,862     6.42     22,599    9.48       47,624     18.13      50,599    18.31      36,791    12.53

5 or more dwelling
units                         0     0.00          0    0.00            0      0.00           0     0.00       2,539     0.86
Nonresidential              635     0.29      1,494    0.63       11,386      4.33        8,022    2.90       9,987     3.40

COMMERCIAL LOANS:
Secured other than
mortgage                 13,078     6.06     15,049    6.31       18,286      6.96       13,865    5.02      17,151     5.84

Unsecured                 3,177     1.47      4,227    1.77        4,897      1.86        7,920    2.87       5,947     2.03

CONSUMER LOANS:
Loans on deposits         1,258     0.58      1,281    0.54        2,297      0.87        3,139    1.14       3,072     1.05
Other consumer loans      8,322     3.85     10,370    4.35       14,581      5.55       16,221    5.87      18,346     6.25

Total loans, gross      224,370   103.89    250,938  105.25      276,652    105.33      289,709  104.83     308,297   105.01

Less:
Undisbursed portion
of loans in process     (4,239)   (1.96)    (8,140)   (3.41)     (11,567)    (4.40)     (10,309)  (3.73)    (12,923)   (4.40)

Allowance for loan
losses                  (2,901)   (1.34)    (3,200)   (1.34)      (1,205)    (0.46)      (1,742)  (0.63)       (579)   (0.20)

Deferred loan fees      (1,255)   (0.58)    (1,173)   (0.49)      (1,218)    (0.46)      (1,287)  (0.47)       (1,219) (0.42)

Total loans (net)     $215,975   100.00%   $238,425  100.00%    $262,662    100.00%      $276,371 100.00%     $293,576 100.00%

               The following table sets forth certain information at September 30, 1993 regarding the dollar amount of loans maturing in Annapolis' portfolio based on contractual term to maturity. Demand loans, loans having no stated schedule of repayments, and no stated maturity, and overdrafts are reported as due in one year or less (dollars are stated in thousands):

                                        Mortgage          Other
                                         Loans            Loans        Total

Amounts due:
Within 1 year                         $ 56,757         $21,432       $ 78,189

After 1 year:
1 to 3 years                            21,638           2,759         24,397
3 to 5 years                            25,148             968         26,116
5 to 10 years                           25,666             571         26,237
10 to 20 years                          38,925              94         39,019
Over 20 years                           30,412            0            30,412

Total due after 1 year                 141,789           4,392        146,181
Total amounts due                     $198,546         $25,824        224,370

Add (less):
Undisbursed portion of loans in process                               (4,239)
Allowance for loan losses                                             (2,901)
Deferred loan fees                                                    (1,255)

Loans receivable, net                                               $215,975


                 The following table sets forth the dollar amount of all loans due after September 30, 1994 which have predetermined interest rates and which are floating or adjustable interest rates (dollars are stated in thousands):

                             Pre-Determined     Floating or
                                 Rates             ARM

Real Estate Mortgage Loans      $39,952          $101,837
Other Loans                       2,487             1,905














                      Loan Fees and Service Charges. In addition to earning interest on loans, Annapolis also receives income from, among other sources; loan fees, service charges on deposit accounts and fees related to late payment, loan servicing activities and miscellaneous other activities related to loans. Income from these activities varies from period to period with the volume and type of loans made.

               Annapolis receives loan fees for originating mortgage loans. Loan fees are a percentage of the principal amount of the mortgage loan and are charged to the borrower for creation of the loan. These fees are generally a percentage of the principal amount of residential mortgages. Loan origination fees and direct loan origination costs relating to successful loan origination efforts are deferred and recognized over the life of the loans as a yield adjustment.

               The following table details loan fees, and loan fees as a percentage of loans originated and purchased by Annapolis and as a percentage of interest income on loans for the periods indicated. In addition, total deferred loan origination fees at the end of the periods indicated also are presented (dollars are stated in thousands):




                               Year Ended September 30,
                          1993           1992           1991

Loan fees               $1,216         $1,448         $1,390

Loan fees as a % of
 loans originated        2.59%          2.13%          2.09%

Loan fees as a % of
 interest income on
 loans                   6.06%          6.07%          4.83%

Deferred loan
 origination fees
 at the end
 of the period         $1,255         $1,173         $1,218













            Nonperforming Assets, Loan Delinquencies and Defaults

               When a mortgage loan borrower fails to make a required payment on a loan, Annapolis attempts to cure the deficiency by contacting the borrower. Printed delinquency notices are sent after 15 days past due and direct contacts are made after a payment is more than 30 days past due, and in many cases in less than 30 days. In most cases deficiencies are cured promptly. If deficiencies are not cured within 90 days, or satisfactory arrangements to cure the delinquency are not made, then Annapolis will institute measures to foreclose the mortgage. Periodic inspections of the property are made to determine the status of the collateral. If foreclosed, the property will be sold at a public sale, and usually is purchased by Annapolis subject to redemption rights of the borrower. Because these redemption rights may extend for periods of from 6 to 12 months, an effort may be made to obtain the property much sooner through a deed in lieu of foreclosure. Property acquired by Annapolis through foreclosure or deed in lieu of foreclosure is classified as "Real Estate Owned" until it is sold or otherwise disposed.

               Consumer and commercial loan borrowers who fail to make payments are contacted to cure the delinquency and in most cases the delinquency is quickly corrected. Delinquency notices are sent after the payment is 15 days past due and direct contact is made before the payment is 30 days past due. If after 90 days the delinquency is not corrected or arrangement to correct the deficiency is not made, Annapolis initiates action to obtain the collateral or collect the debt through the remedies available. Collateral obtained as a result of loan default is retained by Annapolis as an asset until sold or otherwise disposed.

               All loans over 90 days past due are placed into a non-accrual status.

               Nonaccrual loans totaled $4.6 million, $8.5 million and $3.5 million at September 30, 1993, 1992 and 1991, respectively. Interest income not recognized on these loans totaled approximately $286,000, $580,000 and $154,000 for the years ended September 30, 1993, 1992 and 1991 respectively.

               The following table presents information on nonperforming loans, nonaccruing loans that are 90 days or more past due and real estate owned (dollars are stated in thousands):















                                            At September 30,
                    1993         1992          1991          1990        1989

Total loans
 delinquent 90
 days or more:
Mortgage loans   $ 3,614      $ 5,879       $ 4,671       $ 6,008      $ 2,612
Other loans        1,006        2,647         1,891         1,084          498
Total
 nonperforming
 loans             4,620        8,526         6,562         7,092        3,110
Repossessed
 assets           10,618       14,183         4,844         3,103          621
Total
 nonperforming
 assets          $15,238      $22,709       $11,406       $10,195      $ 3,731
Nonperforming
 assets to
 total assets       4.70%        6.44%         3.06%         2.67%       0.96%

Loans delinquent
 90 days or
 more to total
 loans              2.06%        3.40%         2.37%         2.45%       1.01%



            Asset Classification

                OTS regulations require that each insured institution classify its own assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS and FDIC examiners have authority to identify problem assets, and, if appropriate, classify them. If an institution does not agree with an examiner's classification of an asset it may appeal this determination to the examining agency. Problem assets may be classified as "substandard," "doubtful" or "loss." There is also a "special mention" category, which includes assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification, but which do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, then an insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss, or charge off such amount. At September 30, 1993, Annapolis held approximately $15,948,000 in assets classified as substandard and $150,000 in assets classified as doubtful. Total classified assets at September 30, 1993 represented 4.97% of Annapolis' total assets. At the same date, approximately $8,329,000 were special mention assets.

          Allowance for Loan Losses

                As a lender Annapolis realizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and in the case of a secured loan, the quality of the security for the loan. See "-- Lending Activities."

                Management closely follows and analyzes delinquency trends on loans and recognizes the fact that loan credit losses may be experienced. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examinations process, periodically review Annapolis' allowance for loan losses. Such agencies may recommend that Annapolis recognize additions to the allowance based on their judgments of information available to them at the time of their examinations.

                Annapolis' lending policies are established and periodically reviewed by its Board of Directors and are also subject to the regulations of the OTS. See "-- Regulatory Matters."

                The following table sets forth an analysis of activity in the allowance for loan losses accounts (dollars are stated in thousands):













                                                              Year Ended September 30,
                                                1993          1992          1991          1990          1989
Balance at beginning of period               $ 3,200       $ 1,205       $ 1,742       $   579       $   728
Provision for loan losses                        156         5,931           230         1,287           269
Charge-offs:
Mortgage loans                              (187)       (3,318)         (570)           -             -
Other loans                                 (424)         (666)         (232)         (154)         (483)
Recoveries:
Mortgage loans                                65            -             -             -             -
Other loans                                   91            48            35            30            65

Balance at end of period                     $ 2,901       $ 3,200       $ 1,205       $ 1,742       $   579
Balance at end of period applicable to:
    Mortgage loans                           $ 2,837       $ 2,862       $   678     $   1,043       $   200
    Other loans                                   64           338           527           699           379

    Total                                    $ 2,901       $ 3,200       $ 1,205       $ 1,742       $   579

Ratio of allowance for loan
 losses to total loans receivable
 at the end of the period                    1.29%         1.28%         0.44%         0.60%         0.19%
Ratio of allowance for loan
 losses to loans delinquent 90
 days or more                               62.79%        37.53%        18.36%        24.56%        18.62%
Ratio of allowance for loan
 losses to nonperforming assets             19.04%        14.09%        10.56%        17.09%        15.52%
Ratio of net charge-offs to average
 loans during the period                     0.20%         1.53%         0.28%         0.04%         0.14%



          Investments

                Interest and dividends on investments historically have provided Annapolis with an additional source of income. At September 30, 1993, the market value of investment securities, consisting primarily of mortgage-related securities and U.S. Government securities, aggregated approximately $67.0 million, with an amortized principal cost of approximately $65.5 million.

                As a member of The Federal Home Loan Bank of Atlanta ("FHLB-Atlanta"), Annapolis is required to maintain liquid assets at minimum levels which are adjusted by the OTS from time to time. Annapolis generally has maintained a level of liquidity above that required by federal regulations. In addition to providing for liquidity, Annapolis maintains investments to earn a return on funds not currently required for its various lending activities. See "AB Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "-- Regulatory Matters -- Liquidity Requirements."

                Annapolis' investment objectives are to promote long-term profitability, maintain regulatory liquidity, meet pledging requirements, and protect the value of its assets. Investment decisions are normally made jointly by Annapolis' President and Chief Financial Officer as directed by policies adopted by the Investment Committee of the Board of Directors and ratified by the Board of Directors.

                The following table sets forth a comparative summary of the components of Annapolis' investment securities portfolio at the dates indicated (dollars are stated in thousands):


                                                                                      Estimated
                                                                Amortized              Market
                                                                  Cost                  Value
September 30, 1993:
 U.S. government and agency obligations                         $22,464                $22,779
 Mortgage-backed securities                                      32,716                 33,836
 Collateralized mortgage obligations                              8,004                  8,061
 Marketable equity securities                                      -                      -
 Other investments                                                 -                      -
 Federal Home Loan Bank Stock                                     2,280                  2,280

                                                                $65,464                $66,956
September 30, 1992:
 U.S. government and agency obligations                         $13,546                $14,086
 Mortgage-backed securities                                      42,156                 43,898
 Collateralized mortgage obligations                              1,031                  1,058
 Marketable equity securities                                      -                      -
 Other investments                                                 -                      -
 Federal Home Loan Bank Stock                                     2,280                  2,280

                                                                $59,013                $61,322


September 30, 1991:
 U.S. government and agency obligations                         $17,485                $17,556
 Mortgage-backed securities                                      48,056                 48,954
 Collateralized mortgage obligations                              1,798                  2,077













                                         -59-







Marketable equity securities                                     4,267                  4,267
Other investments                                                  300                    297
Federal Home Loan Bank Stock                                     2,280                  2,280

                                                               $74,186                $75,431

                The following table sets forth the maturities, carrying values and weighted average yields of the components of Annapolis' investment portfolio at September 30, 1993 (dollars are stated in thousands):

                                      After One Through      After Five Through
                  One Year or Less        Five Years           Ten Years         After Ten Years            Total
                      Weighted             Weighted             Weighted             Weighted                       Weighted
                Carrying  Average    Carrying  Average    Carrying  Average    Carrying  Average    Carrying   Market   Average
                 Value     Yield      Value     Yield      Value     Yield      Value     Yield      Value      Value    Yield
U.S. government
and agency
obligations        $17,429    4.18%      $5,035    6.36%     $  -         - %     $  -         - %     $22,464   $22,779    4.67%
Mortgage-backed
securities           -         -         3,409    7.76        9,992    6.83       19,315    7.51        32,716    33,836    7.33
Collateralized
mortgage
obligations           -         -         5,993    5.55        2,011    5.85         -         -         8,004     8,061    5.63
Other investments     -         -          -          -         -         -          -         -          -         -         -
Federal Home Loan
Bank Stock            -         -          -         -          -         -         2,280    5.00        2,280     2,280    5.00

                    $17,429    4.18%     $14,437    6.35%     $12,003    6.67%     $21,595    7.24%     $65,464   $66,956    6.13%


                Annapolis' investment securities portfolio at September 30, 1993 contained neither tax-exempt securities nor securities of any issuer with an aggregate book value in excess of 10% of Annapolis' retained earnings, excluding those issued by the United States Government, or its agencies. Annapolis' investment securities portfolio also contained no corporate securities rated below investment grade as of that date.

          Deposit Activities

                Deposits are attracted principally from within Annapolis' primary market area through the offering of a selection of deposit instruments including regular savings accounts, term certificate accounts, NOW accounts and money market deposit accounts. Jumbo certificate accounts in excess of $100,000 are not actively solicited by Annapolis, which generally does not pay above market rates on these accounts. Deposit account terms vary, the principal differences being the minimum balance required, the frequency of compounding interest, the time period that the funds must remain on deposit and the interest rate. Annapolis does not obtain funds through brokered deposits, nor does it actively solicit funds outside its primary market area.

                Annapolis does not generally negotiate with its customers with respect to deposit interest rates. The interest rates it offers are evaluated and set on a weekly basis after considering rates offered by competition in its market area, the cash needs of Annapolis, economic conditions including loan demand, and national economic trends.

                Deposit Portfolio. The following table sets forth as of the dates indicated Annapolis' deposit accounts by the type of account offered (dollars are stated in thousands):


                                                          At September 30,
                                1993                                1992                                   1991


                               Percent    Weighted                    Percent    Weighted                    Percent    Weighted
                               of Total    Average                   of Total     Average                   of Total     Average
                    Amount     Deposits     Rate        Amount       Deposits      Rate        Amount       Deposits      Rate
Non-certificate
accounts:

Non-interest-bearing
deposit accounts     $ 9,229       3.20%       -  %        $ 9,661         3.11%        -  %      $ 7,642         2.38%        - %
NOW accounts          24,704       8.58       2.83          23,543         7.58        3.30        20,763         6.47        5.16
Money market
deposit accounts      16,844       5.85       2.90          18,806         6.05        3.30        19,958         6.21        5.01
Passbook and
statement
accounts              92,651      32.16       3.24          80,128        25.79        3.91        52,651        16.40        5.28

Total non-certificate
accounts             143,428      49.79       2.92         132,138        42.53        3.43       101,014        31.46        4.80


Certificate accounts:
Term certificate
accounts             130,641      45.35       4.97         153,609        49.44        5.99       181,746        56.60        7.16

$100,000 and over
negotiated rate
certificate
accounts              14,008       4.86       3.42          24,964         8.03        4.47        38,348        11.94        6.69

Total certificate
accounts             144,649      50.21       4.82         178,573        57.47        5.78       220,094        68.54        7.08

Total deposits     $288,077     100.00%      3.87        $310,711       100.00%       4.78      $321,108       100.00%       6.36

           Deposit Flow. The following table sets forth changes in the dollar amount of deposits in the various types of accounts offered by Annapolis between the dates indicated (dollars are stated in thousands):

                       At Sep. 30        %       Increase      At Sep. 30        %      Increase    At Sep. 30        %
                          1993       Deposits   (Decrease)        1992       Deposits  (Decrease)      1991       Deposits
Non-interest
bearing accounts        $  9,229       3.20%    $   (432)       $  9,661       3.11%   $  2,019      $  7,642       2.38%
NOW accounts              24,704       8.58        1,161          23,543       7.58       2,780        20,763       6.47
Money market
 deposit accounts         16,844       5.85       (1,962)         18,806       6.05      (1,152)       19,958       6.21
Passbook and
statement accounts        92,651      32.16       12,523          80,128      25.79      27,477        52,651      16.40
Certificate accounts     144,649      50.21      (33,924)        178,573      57.47     (41,521)      220,094      68.54

                Costs of Deposits. The following table sets forth the average balances and costs of Annapolis' deposit accounts for the years indicated (dollars are stated in thousands):

                                                Year Ended September 30,

                        1993                                   1992                               1991
                    Average              Average    Average            Average      Average                 Average
                    Balance  Interest     Cost      Balance   Interest   Cost       Balance     Interest     Cost
Transaction and
Money Market
deposit
accounts          $ 52,466  $  1,249     2.38%     $ 52,140   $ 1,769     3.39%    $ 49,145      $ 2,249      4.58%

Passbook and
Certificate
accounts           245,062    11,126     4.54       266,089    15,899     5.98      274,960       20,575      7.48

Total             $297,528   $12,375     4.16      $318,229   $17,668     5.55     $324,105      $22,824      7.04


                Time Deposit Maturities. The following table sets forth the scheduled maturities and weighted average rates of Annapolis' certificate accounts as of the dates stated (dollars are stated in thousands):

                                              At September 30,
                                     1993                 1992                 1991
                                           Weighted            Weighted               Weighted
                                           Average             Average                Average
Period of Maturity                 Amount    Rate      Amount    Rate      Amount       Rate
3 Months or less                 $ 40,422   4.12%    $ 54,050    5.09%   $ 63,293        6.71%
More than 3 months to 1 year       59,840   4.95       78,553    5.57      94,476        6.80
More than 1 year to 3 years        38,278   5.29       41,807    7.02      57,940        7.89
More than 3 years                   6,109   5.33        4,163    6.19       4,385        7.77
Total                            $144,649   4.82%    $178,573    5.78%   $220,094        7.08%

                At September 30, 1993, Annapolis had deposits of approximately $288.1 million in approximately 28,100 accounts.

          Borrowings

                In addition to savings deposits, Annapolis derives funds from loan repayments and borrowings. Loan repayments are a relatively stable source of funds, while savings inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in normal sources of funds, such as savings inflows at less than projected levels. They may also be used on a longer-term basis to support expanded activities.

                The following table sets forth certain information as to Annapolis' borrowings at the dates indicated (dollars are stated in thousands):


                                                                   At September 30,

                                                                 1993      1992     1991
            FHLB of Atlanta advances                           $ 7,006   $ 8,011  $ 8,017
            Weighted average interest rate                       8.89%     8.81%    8.81%

            Mortgage collateralized bonds                      $ 9,622   $14,745  $19,207
            Weighted average interest rate                       9.50%     9.50%    9.46%

            Amounts due first lienholders                         -      $ 1,044  $ 1,595
            Weighted average interest rate                        -        8.79%    8.75%

            Total borrowings                                   $16,628   $23,800  $28,819

            Weighted average interest rate                       9.24%     9.24%    9.24%


                  See "Business of AB -- FNB Loan" for a discussion of AB's borrowings from FNB.

          Competition

                Annapolis experiences substantial competition in attracting and retaining savings deposits and in lending funds. Direct competition for savings deposits comes from other savings and loan associations, savings banks, commercial banks and credit unions. Additional significant competition for savings deposits comes from money market mutual funds and corporate and government debt securities.

                The primary factors in competing for loans are interest rates and loan origination fees as well as the range of services offered by the various financial institutions. Competition for origination of real estate loans normally comes from other savings and loan associations, commercial banks, mortgage bankers, mortgage brokers and insurance companies.

                Annapolis has been able to compete effectively in its primary market area.

                In addition to competing with local financial institutions, Annapolis also has experienced increasing competition from major money center commercial banks. That competition increased as a result of changes in Maryland banking laws which became effective on July 1, 1986 and which expanded Maryland's interstate banking region to include Alabama, Arkansas, Delaware, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia, West Virginia and the District of Columbia.

          Subsidiary Activities

                Annapolis has four wholly-owned subsidiaries: (1) Annapolis Federal Funding Corporation I; (2) Maryland Service Corporation;
          (3) Maryland Service Insurance Corporation; and (4) Maryland Service Development Corporation. Over the last few years, Annapolis has been phasing out of the subsidiary activities and only activities begun prior to 1990 still exist. The activities of each subsidiary and the amounts invested in each subsidiary are described below.

                Annapolis Federal Funding Corporation I ("AFFC"). AFFC was incorporated under the laws of the State of Maryland on June 14, 1989, as a limited purpose, wholly-owned finance subsidiary of Annapolis. On June 29, 1989, AFFC issued four classes of Series A Mortgage Collateralized Bonds (FHLMC, FNMA and GNMA Certificates) (the "Bonds") in the principal amount of $25,141,000 end elected to be treated as a real estate mortgage investment conduit ("REMIC"). The principal amount, interest rate and stated maturity of each Class are as follows:

           Principal           Interest              Stated
  Class     Amount               Rate               Maturity
   A-1   $10,000,000           9.30%            December 1, 2001
   A-2   $ 9,316,000           9.50%            December 1, 2013
   A-3   $ 1,703,000           9.50%            September 1, 2015
   A-4   $ 4,122,000           9.50%            September 1, 2019













               The Bonds were originally collateralized by $26,761,765 in principal amount of FHLMC, FNMA, and GNMA Certificates which were acquired by AFFC from Annapolis in exchange for the Bonds and all of the stock of AFFC. Annapolis sold the Bonds and used the proceeds for general corporate purposes. As of September 30, 1993, the outstanding principal balance of the Bonds was approximately $9.6 million and the outstanding balance of the collateral was approximately $10.1 million. For the twelve months ended September 30, 1993, AFFC had a net loss of $222,108.

                Maryland Service Corporation ("MSC"). MSC, a Maryland corporation, is the parent company of Maryland Service Insurance Corporation and Maryland Service Development Corporation. Other than its two subsidiaries, MSC also owns approximately 28 acres of land consisting of nine lots, presently not buildable, in Anne Arundel County. At September 30, 1993, Annapolis had an investment in MSC of $(253,274). For the twelve months ended September 30, 1993, MSC had a net loss of $422,157.

                Maryland Service Insurance Corporation ("MSIC"). MSIC, a Maryland corporation, is engaged in the business of referring customers of Annapolis to independent insurance agents for homeowners, health and life insurance. MSIC earns a commission for its referral services. As of September 30, 1993 MSC had an investment in MSIC in the amount of $34,743. For the twelve months ended September 30, 1993, MSIC had a net loss of $75.

                Maryland Service Development Corporation ("MSDC"). MSDC, a Maryland corporation, is engaged in three active joint ventures in which MSDC has a 50% interest. As of September 30, 1993, MSC had an investment in MSDC of $42,272. For the twelve months ended September 30, 1993, MSDC had a net loss of $351,896.

          Employees

                At September 30, 1993, Annapolis employed 133 persons on a full-time basis and 22 on a part-time basis. A comprehensive employee benefits program is maintained which provides hospitalization and major medical insurance, a 401K/profit sharing plan, accidental death insurance and workers compensation. In addition, full-time employees are enrolled in a long-term salary continuation plan. None of Annapolis' employees is represented by any collective bargaining group and management considers its relations with its employees to be satisfactory.

          Regulatory Matters

                Overall Regulatory Structure. AB and Annapolis are subject to extensive regulation by the OTS. The lending activities and other investments of Annapolis must comply with various federal regulatory requirements. The OTS periodically examines AB and Annapolis for compliance with various regulatory requirements.
          AB and Annapolis must file reports with the OTS describing their activities and financial condition. Annapolis is also subject to periodic examination by the FDIC, which has supervision over the

          SAIF, the fund which insures deposits of savings institutions. Annapolis is also subject to certain reserve requirements promulgated by the Federal Reserve Board and the FDIC. This supervision and regulation is intended primarily for the protection of depositors. Certain of these regulatory requirements are referred to below.

                Annapolis' relationship with its depositors and borrowers is also regulated to a great extent by both federal and state laws, especially in such matters as deposit accounts, interest rates on loans and the form and content of Annapolis' loan documents and disclosures.

                On October 6, 1993, the OTS terminated a Supervisory Agreement between Annapolis and the OTS dated March 17, 1992 (the "Supervisory Agreement"). The Supervisory Agreement required Annapolis, among other things, to adopt loan underwriting policies and procedures consistent with regulatory requirements, reduce the level of classified and special mention assets, and discontinue the payment of dividends until total classified assets equal an amount less than Annapolis' total risk-based capital. In September 1993, the Board of Directors of Annapolis resolved to continue to comply with regulatory policies, procedures and requirements relating to loan underwriting, appraisals, valuation of real estate owned, asset classification, valuation allowances, capital distributions, nonaccrual loans and loans to affiliated persons and to further reduce classified and special mention assets. As a result of this resolution and the improved financial condition of Annapolis, the OTS terminated the Supervisory Agreement.

                Federal Home Loan Bank System. Annapolis is a member of the Federal Home Loan Bank System ("FHLB"), which consists of 12 regional FHLBs subject to supervision and regulation by the Federal Housing Finance Board ("FHFB"), as successor to the Federal Home Loan Bank Board. The FHLBs provide a central credit facility primarily for member institutions. As a member of the FHLB of Atlanta, Annapolis is required to acquire and hold shares of capital stock in the FHLB of Atlanta in an amount at least equal to 1% of the aggregate unpaid principal of its home mortgage loans, home purchase contracts, and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB of Atlanta, whichever is greater. Annapolis was in compliance with this requirement with an investment of FHLB stock at September 30, 1993 of approximately $2.3 million. As of September 30, 1993, Annapolis had $7 million in advances outstanding from the FHLB of Atlanta.

                Liquidity Requirements. Annapolis is required to maintain average daily balances of liquid assets (cash, deposits maintained pursuant to Federal Reserve Board requirements, time and savings deposits in certain institutions, obligations of states and political subdivisions thereof, shares in mutual funds with certain restricted investment policies, highly rated corporate debt, and mortgage loans and mortgage-related securities with less than one year to maturity or subject to purchase within one year) at a specified percentage (currently 5%) of its respective net withdrawable savings deposit plus short-term borrowings. Annapolis also has been required to maintain average daily balances of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable savings accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet liquidity requirements. Annapolis' regulatory liquidity at September 30, 1993 was 15.17%.

                Insurance of Accounts. As a SAIF-insured institution, Annapolis is subject to insurance assessments imposed by the FDIC. Under current law, the insurance assessment paid by SAIF-insured institutions such as Annapolis, must be the greater of 0.15% of the institution's average assessment base (as defined) or such rate as the FDIC, in its sole discretion, determines to be appropriate to be able to increase (or maintain) the reserve ratio to 1.25% of estimated insured deposits (or such higher ratio as the FDIC may determine in accordance with the statute) within a reasonable period of time. Through December 31, 1993, the assessment rate is to be determined pursuant to the transitional risk-based assessment schedules issued by the FDIC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). Based on Annapolis' current financial condition and capital levels, it does not expect that the transitional risk-based assessment schedule will have a material impact on its earnings.

                Qualified Thrift Lender Test. Under the Home Owners' Loan Act, as amended by the 1991 Banking Law, savings institutions such as Annapolis are required under OTS regulations to maintain a minimum of 65% of their total portfolio assets (as defined in the statute) in certain investments ("Qualified Thrift Investments") on a monthly average basis in 9 out of every 12 months in order to remain a Qualified Thrift Lender. Qualified Thrift Investments generally consist of (i) loans that were made to purchase, refinance, construct, improve or repair domestic residential or manufactured housing, (ii) home equity loans,
          (iii) securities backed by or representing an interest in mortgages in domestic residential or manufactured housing, (iv) obligations issued by the federal deposit insurance agencies, and
          (v) shares of stock issued by any FHLB. Subject to a 20% of assets limitation, Qualified Thrift Investments also includes consumer loans, investments in certain subsidiaries, loans for the purchase or construction of schools, churches, nursing homes and hospitals, 200% of investments in loans for low-to-moderate income housing and certain other community-oriented investments, and shares of stock issued by FHLMC or FNMA.

                A savings institution that fails to become or remain a Qualified Thrift Lender must either become a bank (other than a savings bank) or become subject to the following restrictions on its operations: (i) the savings association may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the institution shall be restricted to those of a national bank; (iii) the institution shall not be eligible to obtain any advances from its FHLB; and
          (iv) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank. In addition, a savings and loan holding company must register as, and will be deemed to be, a bank holding company with the Federal Reserve Board within one year after the savings association should have become or ceases to be a Qualified Thrift Lender.

                As of September 30, 1993, approximately 71.40% of
          Annapolis' assets were invested in Qualified Thrift Investments as currently defined, or well in excess of the percentage required to qualify Annapolis as a Qualified Thrift Lender.

                Regulatory Capital Requirements. Under current OTS capital standards, savings institutions must maintain "tangible" capital equal to 1.5% of adjusted total assets, "core" capital equal to 3% of adjusted total assets and a combination of core and "supplementary" capital, or total capital, equal to 8% of risk-weighted assets. For purposes of the regulation, core capital is defined as common shareholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of fully consolidated subsidiaries, certain nonwithdrawable accounts and pledged deposits and "qualifying supervisory goodwill." Core capital is generally reduced by the amount of savings association's intangible assets for which no market exists. Limited exceptions to the deduction of intangible assets are provided for purchased mortgage servicing rights and qualifying supervisory goodwill. Tangible capital is defined as core capital minus qualifying supervisory goodwill and other intangible assets with only a limited exception for purchase mortgage servicing rights. Both core and tangible capital are further reduced by an amount equal to the savings institution's debt and equity investments in subsidiaries engaged (with certain exceptions) in activities not permissible to national banks.

                Based on the foregoing, Annapolis' core and tangible capital at September 30, 1993 were $17.2 million each, or 5.3% of adjusted total assets. Therefore, Annapolis' core and tangible capital was in excess of regulatory requirements. Annapolis does not have any supervisory goodwill.

                As of September 30, 1993, Annapolis' risk-weighted assets were approximately $205.1 million and its total risk-based capital was approximately $19.7 million, representing 9.6% of its risk-weighted assets. Therefore, Annapolis had capital in excess of the fully phased-in, risk-based capital requirements.

                The following table sets forth Annapolis' regulatory capital position at September 30, 1993 (dollars are stated in thousands):

                Amount       Percent        Actual     Actual        Excess
              Required      Required        Amount     Percent        Amount
Tangible
Capital       $ 4,848       1.50%         $17,180       5.32%         $12,332
Core
Capital       $ 9,696       3.00%         $17,180       5.32%         $ 7,484
Risk-Based
 Capital      $16,407       8.00%         $19,748       9.63%         $ 3,341


                The following table presents a reconciliation of capital under generally accepted accounting principles ("GAAP") to regulatory capital as of September 30, 1993 (dollars are stated in thousands):

                                Tangible            Core            Total
                                Capital           Capital          Capital

GAAP capital                    $17,643           $17,643          $17,643
Nonallowable assets:
Nonincludable subsidiaries         (463)             (463)            (463)
Supplementary capital items:
General valuation allowances          -                 -            2,568
Regulatory capital computed     $17,180           $17,180          $19,748

                       The OTS is required to prescribe capital standards for savings associations that are no less stringent than those applicable to national banks. Effective December 31, 1990, the regulator of national banks, the OCC, amended the leverage capital requirement applicable to national banks to require such banks to maintain "core" or "Tier I" capital of at least 3% of total assets, provided that all but the strongest banks are expected to maintain a ratio of 1% to 2% above the stated minimum. As a result the OTS now requires savings associations to maintain core capital consistent with the OCC's amended leverage capital requirement.

                If a savings institution fails to meet any of the core, tangible or risk-based capital standards described above, the OTS capital regulations would prohibit asset growth by the association and require compliance with a capital directive, which may include a regulation that capital and liquid assets be increased and that the payment of interest on deposits, the issuance of new deposit accounts, the making or purchasing of loans and the payment of dividends and operational expenses, including compensation, be restricted. It is also OTS policy to require such an institution to submit a plan for increasing capital. Other restrictions determined to be appropriate by the Director of the OTS for the safety and soundness of the savings institution or its depositors also may be imposed. The institution may request an exemption from compliance with the capital directive. Such exemption also must include a capital plan for increasing capital. The material failure of a savings institution to comply with any plan, regulation, written agreement, order or directive issued is treated as an unsafe and unsound practice.

                Loans to One Borrower. Annapolis also generally is subject to loan-to-one-borrower limits which are substantially the same as those applicable to national banks. Under these limits, loans and extensions of credit to one borrower outstanding at one time and not fully secured by readily marketable collateral shall not exceed 15% of the unimpaired capital and unimpaired surplus of the savings institution. Loans and extensions of credit fully secured by readily marketable collateral may comprise an additional 10% of unimpaired capital and unimpaired surplus. Notwithstanding these limits, savings institutions are also authorized to make loans to one borrower to develop domestic residential housing units, not to exceed the lesser of $30 million or 30% of the savings association's unimpaired capital and unimpaired surplus, provided that (i) the purchase price of each single-family dwelling in the development does not exceed $500,000; (ii) the savings association is in compliance with its fully phased-in capital requirements; (iii) the loans comply with applicable loan-to-value requirements; (iv) the aggregate amount of loans under this authority does not exceed 150% of unimpaired capital and surplus and (v) either the OTS issues an order permitting the savings association to use this higher limit or the savings association meets the requirements for "expedited treatment." A savings institution meets the requirements of "expedited treatment" if, among other things, it has a composite MACRO rating of 1 or 2, a Community Reinvestment Act rating of satisfactory or better, and has not been notified by supervisory personnel that it is a problem association or an association in troubled condition. These limits also authorize a savings institution to make loans to one borrower to finance the sale of real property acquired in satisfaction of debts in an amount up to 50% of unimpaired capital and surplus.

                As of September 30, 1993, the largest aggregate amount of loans Annapolis had made to any one borrower was approximately $3.6 million. As of September 30, 1993, the aggregate amount of loans Annapolis could make to any borrower, including related entities, was with certain exceptions, limited to approximately $3.0 million. Prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), savings institutions were permitted to loan greater amounts to one borrower than now allowed, although loans to one borrower outstanding on August 9, 1989 in excess of current limits are "grandfathered."

          Dividend Policy

                Annapolis is subject to certain dividend restrictions set forth by the OTS and FNB. Under the OTS restrictions, Annapolis may not, without the approval of the OTS, declare dividends in excess of the higher of either, the sum of the current year's net income and the amount that would reduce by one-half its surplus capital ratio (as defined) or 75 percent of its net income for the most recent four-quarter period. Annapolis paid no dividends during the twelve months ended September 30, 1993. See "Market for and Dividends Paid on AB Common Stock".

          Legal Proceedings

                There are no material pending or threatened legal proceedings against AB or Annapolis or to which any of their properties are subject.

                 AB MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                         CONDITION AND RESULTS OF OPERATIONS



          Comparison of Financial Condition and Operating Results for the Years Ended September 30, 1993 and 1992

                Changes in Financial Condition.  Total assets at
          September 30, 1993 were approximately $325.0 million as compared with approximately $353.7 million at September 30, 1992, a decrease of $28.7 million or 8.1%. The decrease was primarily attributable to a decrease of approximately $22.7 million in loans receivable which was offset by a decrease of approximately $22.6 million in customer deposits. AB's management, in an effort to maximize profitability, set deposit rates at levels to permit the deposit runoff principally as a result of reduced loan demand and relatively low yields available on investment securities.

                Interest earning assets decreased $16.3 million while interest costing liabilities decreased $29.8 million. The net improvement of $13.5 million in interest earning assets resulted from a decrease in cash and cash equivalents of $5.4 million, and total reductions of $6.1 million in real estate acquired through foreclosure, real estate held for development and sale, and investments and loans to joint ventures as AB continued to resolve troubled assets and divest of subsidiary activities. The income tax refund receivable decreased $0.7 million as refunds from prior year net operating loss carrybacks were received.

                Shareholders' equity increased by $957,000 or 10.0% during the year from $9.6 million to $10.5 million as a result of net income. No dividends were paid during the fiscal year ended September 30, 1993.

                Results of Operations. Net income for the fiscal year ended September 30, 1993 increased to $957,000, or $.79 per share, as compared to a loss of $2.9 million, or $(2.38) per share for fiscal 1992. The increase in net income resulted primarily from increased net interest income and a reduction in the provision for loan losses, both related to improved asset quality. Return on average assets was .28% versus (0.78)% for fiscal 1992. Return on average equity was 9.4% versus (24.0)% for the year ended September 30, 1992.












                Net Interest Income. Net interest income increased $1.6 million or 19.0% to $10.0 million for the fiscal year ended September 30, 1993. The increase primarily resulted from the improved ratio of interest earning assets to interest costing liabilities as AB reduced its total nonperforming assets by $7.5 million or 32.9%, to a total of $15.2 million at September 30, 1993.

                Provision for Loan Losses. The provision for loan losses in fiscal 1993 decreased to $156,000 from $5.9 million in the prior year. The reduced provision in 1993 resulted from improved nonperforming asset ratios and generally improved conditions of the loan portfolio. Net charge-offs for fiscal 1993 were $455,000 as compared to $3.9 million in 1992. The allowance for loan losses represented 1.29% of loans receivable and 19.04% of non-performing assets at September 30, 1993, as compared to 1.28% and 14.09%, respectively at September 30, 1992.

                Other Income and Expenses. Total other income for fiscal 1993 was $763,000, a decrease of $576,000 from the 1992 total of $1,339,000. Other income decreased $562,000 primarily due to the receipt of $418,000 in fiscal 1992 of unrecognized interest on a federal income tax claim dating to 1982. Loan servicing fees decreased $79,000 as the mortgage loan servicing portfolio decreased as a result of mortgage loan refinancings. Gains on the sale of new mortgage loan originations were $146,000 for fiscal 1993 versus a loss on the sale of loans in the amount of $112,000 in the prior year. The gains generally resulted from the sale of 30-year, fixed-rate mortgages at premium rates with less loan origination fees than in the prior year.

                Other expenses increased by $432,000 or 4.92% for fiscal 1993 as compared with fiscal 1992. The increase was primarily related to increases of $161,000 and $122,000 in real estate operations costs and professional fees, respectively, related to the resolution and management of troubled assets. Other general and administrative expenses increased $149,000, or 1.8%, to $8.5 million for fiscal 1993.

                Income Taxes. Income tax expense was $398,000 or 29.4% of pretax income for fiscal 1993 as compared to income tax benefits of $2.1 million or 42.2% of the 1992 pretax loss. The effect of AB adopting SFAS 109, "Accounting for Income Taxes" in the year ended September 30, 1992, was to increase the tax benefit by approximately $680,000.

          Comparison of Financial Condition and Operating Results for the Years Ended September 30, 1992 and 1991

                Changes in Financial Condition.  Total assets at
          September 30, 1992 were $353.7 million as compared to $373.3 million at September 30, 1991; a decrease of $19.6 million or 5.3%. The decrease consisted of a decrease of $6.7 million in mortgage-backed securities and a decrease of $22.3 million in loans receivable offset by an increase of $9.4 million in real estate acquired through foreclosure. Liability reductions consisted of a decrease in deposits of $10.4 million or 3.2% to a total of $310.7 million at September 30, 1992, and a reduction of $4.5 million or 23.4% in the amount of bonds payable.

                Interest-earning assets decreased $37.5 million while interest-costing liabilities were reduced by $15.5 million. Approximately $10.7 million of the $22.0 million net decrease in interest-earning assets was invested by AB in short-term overnight deposits. The income tax refund receivable increased $1.2 million and the major remaining decrease was attributable to the increase in real estate acquired through foreclosure.

                Shareholders' equity decreased by $2.6 million or 21.3% during the year from $12.2 million to $9.6 million as a result of net losses during fiscal 1992. No dividends were paid during the fiscal year ended September 30, 1992.

                Results of Operations. A net loss of $2.9 million or $(2.38) per share was incurred in fiscal 1992 as compared to net income of approximately $.6 million or $.51 per share for the prior year. The decrease of approximately $3.5 million was attributable primarily to an increase of $5.7 million in loan loss provisions and a reduction in net interest income of $.6 million offset by a reduction in income tax expense of approximately $2.6 million. Return on average assets was (.78)% versus .15% for fiscal 1991. Return on average equity was (24.0)% as compared to 5.1% for the year ended September 30, 1991.

                Net Interest Income. Net interest income decreased $568,000, or 6.33% to $8.4 million for the fiscal year ended September 30, 1992. The decrease was a result of the reduction in the ratio of interest earning assets to interest costing liabilities. Nonperforming assets increased $11.3 million, or 99.1%, to a total of $22.7 million at September 30, 1992.

                Provision for Loan Losses. The provision for loan losses in fiscal 1992 increased to $5.9 million from $230,000 in the prior year as a result of the increase in nonperforming assets and recognition of losses in the loan portfolio. Net charge-offs for fiscal 1992 were $3.9 million as compared to $767,000 in the prior year. The allowance for loan losses represented 1.28% of loans receivable and 14.09% of nonperforming assets at September 30, 1992, as compared to .44% and 10.56%, respectively at September 30, 1991.

                Other Income and Expenses. Total other income for the fiscal year ended September 30, 1992 was $1.3 million, an increase of $200,000 over the 1991 total of $1.1 million. As a result of a declining loan servicing portfolio, loan servicing fees decreased $128,000 from the prior year. Losses were $61,000 on the divestiture of mutual funds investments versus gains of $24,000 on investment sales in the year ended September 30, 1991.

          The decreases were offset by an increase in other income of $472,000 to a total of $774,000 for fiscal 1992, primarily attributable to the receipt of $418,000 of interest received on a 1982 federal income tax claim.

                Total other expenses increased $20,000, or .2%, well below the rate of inflation, to a total of $8,773,000 for the fiscal year ended September 30, 1992, as AB intensified cost reduction measures. Total compensation and benefits decreased $60,000, or 1.4%, to a total of $4,378,000. Other expenses decreased by $192,000 or 10.3%. These decreases were partially offset by an increase of $115,000 or 7.9% in occupancy and equipment as a result of a data processing system conversion and related write-off of old equipment and an increase of $118,000 or 65.9% in professional fees related to increased levels of troubled assets.

                Income Taxes. Income tax benefits as a result of the net operating loss for fiscal 1992 were $2,094,000, or 42.2% of the pre-tax loss as compared to income tax expense of $535,000 or 48.9% of pre-tax income for the year ended September 30, 1991. Included in the fiscal 1992 tax benefit was approximately $680,000 related to the adoption of SFAS 109, "Accounting for Income Taxes".

          Liquidity and Capital Resources












                Annapolis' primary sources of funds are deposits, proceeds from principal and interest payments on loans, investments and mortgage-backed securities and, if necessary, FHLB-Atlanta advances. While maturities and scheduled amortization of loans and mortgage-backed securities are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and most recently the restructuring of the thrift industry. Annapolis is required to maintain minimum levels of liquid assets as defined by OTS regulations. This requirement, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required ratio is currently 5%.

                Annapolis' most liquid assets are cash and cash equivalents, which include investments in highly liquid, short-term investments. At September 30, 1993, cash and cash equivalents totaled $15.4 million. Annapolis' liquidity ratio of 15.17% was significantly higher than the regulatory requirement of 5%. Annapolis anticipates that it will continue to have sufficient funds available to meet its commitments.

                Under current capital regulations, savings institutions must have: (i) core capital equal to 3% of adjusted total assets, (ii) tangible capital equal to 1.5% of adjusted total assets, and (iii) total capital equal to 8.0% of risk-weighted assets.

                In measuring its compliance with capital regulations, a savings institution must deduct from capital its investments in, and advances to, subsidiaries engaged in activities not permissible for national banks (i.e., joint ventures). There is a five-year phase-in of this provision for investments held as of April 12, 1989. At September 30, 1993, this phase-in requirement requires a 60% deduction which increases through additional phases to 100% at June 30, 1994.

                Certain other regulatory capital amendments are mandated or expected to occur in future periods. These amendments may include among other things possible increases in required core capital levels to between 4% and 5%. Based upon the current proposed capital requirements, management does not believe that the proposed regulations will have a material adverse impact on











          Annapolis. However, events beyond the control of Annapolis, such as a downturn in the economy in areas where Annapolis originates most of its loans, could adversely affect future earnings and, consequently, the ability of Annapolis to meet its future minimum capital requirements.

               Annapolis' capital ratios exceed all three required levels, with tangible capital ratio and core capital ratio of 5.3% and a risk-based capital ratio of 9.6%.

          Impact of Inflation and Changing Prices

                The consolidated financial statements and related data presented herein have been prepared in accordance with GAAP which requires the measurement of financial condition and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation or deflation.

                The majority of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a significant impact on a financial institution's performance. Inflation has a tendency to increase interest rates and create a volatile interest rate environment. Therefore, it is imperative that Annapolis be able to match the maturity structure of its assets and liabilities to maintain an acceptable performance level during periods of a rapidly changing economy.

          Impact of New Accounting Standards

                In May, 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which requires impaired loans to be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of a collateral dependent loan. The Statement is effective for fiscal years beginning after December 15, 1994. Management believes that the adoption of the Statement will not have a material impact on financial position or results of operations.

                The Financial Accounting Standards Board also issued SFAS No 115, "Accounting for Certain Investments in Debt and Equity Securities," in May 1993. SFAS No. 115 addresses the accounting and recording for investments in equity securities that have readily determinable fair values and for all debt securities. The Statement is effective for fiscal years beginning after December 15, 1993. Management believes that the adoption of the Statement will not have a material adverse effect on the financial position or results of operations of Annapolis.

          Interest Rate Sensitivity and Related Matters

                The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that specific time period. The interest rate sensitivity gap is defined as the excess of interest-earning assets maturing or repricing within that same time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income.

                The objective of asset/liability management is to maximize and stabilize AB's earnings over the long term through effective management of the risk associated with interest rate fluctuations. Net interest income depends on the levels of AB's interest-earning assets and interest-bearing liabilities and the related interest earned or paid. Through a strategy of matching maturities and rate adjustments on its interest-sensitive assets and liabilities, AB has attempted to protect itself from the adverse impact of rising interest rates and to stabilize its interest income over the long term.

                In recent years, AB has implemented certain asset/liability matching strategies, which include (1) the origination of loans with adjustable-rate features, (2) emphasis on the acquisition of core deposits and (3) the origination and sale of all thirty year fixed-rate mortgages.

               AB has adopted an interest rate risk policy statement to











          manage its exposure to interest rate risk and to ensure that such exposure is kept within prudent levels. AB recognizes the inherent risk in a liability-sensitive position, particularly in periods of rising interest rates. Thus, it has significantly reduced its interest rate sensitivity.

                The table indicates the time periods in which interest-earning assets and interest-bearing liabilities will mature or reprice in accordance with their contractual terms adjusted for anticipated loan principal reductions, prepayments and repricing and expected deposit decay rates as of September 30, 1993. However, the table does not necessarily indicate the impact of general interest rate movements on AB's net interest yield because the repricing of various categories of assets and liabilities is discretionary and is subject to competitive and other pressures. As a result, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times and at different rate levels (dollars are stated in thousands):


                                                                        Maturing or Repricing In:
                                                        More than     More than    More than    More than
                                             3 Months    3 Months      6 Months      1 Year      3 Years         Over
                                              or Less  to 6 Months    to 1 Year   to 3 Years   to 5 Years      5 Years      Total
    Rate Sensitive Assets:
      Loans and securities secured by
        adjustable-rate mortgages              $39,852    $ 4,394      $ 95,133     $12,863     $      0      $     0     $152,242
      Loans and securities secured by
        fixed-rate mortgages                     3,774      3,544         6,464      22,852       12,845       22,056       71,535
      Non-mortgage loans                        20,772        371           673       1,881            0        1,132       24,829
      Investment securities(1)                     580     10,262        23,485       2,993        1,604        4,291       43,215

        Total rate sensitive assets             64,978     18,571       125,755      40,589       14,449       27,479      291,821

    Rate Sensitive Liabilities:
      Certificate accounts                      37,375     53,954         5,915      38,249        6,109            0      141,602
      Passbook accounts                          4,355      4,157         7,755      24,708       16,108       38,606       95,689
      Transaction accounts and escrows           2,079      3,386         5,721      12,031        3,461        7,798       34,476
      Money market deposit accounts              5,442      3,684         4,182       1,853          882          802       16,845
      FHLB advances                                  0          0         1,000       6,000            0            0        7,000
      Bonds payable                                369        355           684       2,531        1,771        4,133        9,843
      Notes payable                                  0          0            43         377          440        6,442        7,302

        Total rate sensitive
          liabilities                           49,620     65,536        25,300      85,749       28,771       51,781      312,751

    Interest sensitivity GAP
        per period                              15,358    (46,965)      100,455     (45,160)     (14,322)     (30,302)    $(20,939)

    Cumulative interest
        sensitivity GAP                        $15,358   $(31,607)     $ 68,848     $23,688       $9,366     $(20,936)

    Percentage of cumulative GAP
        to total assets                          4.73%      -9.72%       21.18%        7.29%        2.88%       -6.44%
    Cumulative ratio of rate sensitive
        assets to rate sensitive
        liabilities                              1.31        0.73          1.49        1.10         1.04         0.93



                                         -81-






            (1) Includes stock in Federal Home Loan Bank of Atlanta, interest-bearing deposits and collateralized mortgage obligations.



               The following table presents certain information regarding changes in the interest income and interest expense of AB for the periods indicated. For each major category of interest-earning assets and interest-bearing liabilities, information is provided with respect to changes attributable to changes in volume, changes in interest rates, and the combined effect of changes in volume and interest rates. The changes in interest due to both rate and volume has been allocated proportionately to volume variance and rate variance based on the relationship of the absolute dollar changes in each (dollars are stated in thousands):

                             Year Ended Sept. 30, 1993            Year Ended Sept.  30, 1992
                              Compared to Year Ended                Compared to Year Ended
                               September 30, 1992                    September 30, 1991
                              Increase (Decrease)                      Increase     (Decrease)
                              Volume    Rate     Net              Volume        Rate       Net
Interest-earning assets     $(3,002) $  (772)  $(3,774)        $(1,533)      $(3,427)   $(4,960)
Loans receivable               (643)    (428)   (1,071)           (188)         (335)      (523)
Mortgage-backed securities
Investment securities and other
investment-earning assets       437     (341)       96             129     (690)    (561)
Total interest-earning
assets                       (3,208)  (1,541)   (4,749)         (1,592)  (4,452)    (6,044)

Interest-bearing liabilities
Deposits                       (986)  (4,307)   (5,293)           (374)  (4,782)    (5,156)
Borrowings                     (646)    (360)   (1,006)           (552)     232       (320)
Total interest-bearing
 liabilities                 (1,632)  (4,667)   (6,299)           (926)  (4,550)    (5,476)
Increase (decrease) in
 net interest income        $(1,576) $ 3,126  $  1,550         $  (666) $    98    $  (568)

               The following table sets forth the weighted average yields earned by Annapolis on its interest-earning assets and the weighted average rates paid on its interest-bearing liabilities for the periods indicated (dollars are stated in thousands):


                                          Year Ended September 30,
                    1993                                      1992                         1991
                                       Average                        Average                        Average
                   Average              Yield/  Average              Yield/    Average              Yield/
                  Balance    Interest    Cost   Balance  Interest     Cost     Balance  Interest     Cost
Interest-earning
 assets
Loans receivable  $224,796   $20,081   8.93%  $257,956   $23,855      9.25%  $273,217   $28,815     10.54%
Mortgage-backed
 securities         36,698     2,717   7.40     44,837     3,788      8.45     46,975     4,311      9.18
Investment securities
and other interest-
earning assets(1)   43,469     2,031   4.67     34,958     1,935      5.54     32,980     2,496      7.57

Total interest-
earning assets     304,963    24,829   8.14    337,751    29,578      8.76    353,372    35,622     10.08
Noninterest-
earning assets      35,296                      32,078                         28,675
Total assets      $340,259                    $369,829                       $382,047

Interest-bearing
liabilities
Deposits          $297,341    12,375   4.16   $318,011    17,668      5.56   $323,868    22,824      7.05
Borrowings          27,410     2,501   9.12     34,068     3,507     10.29     39,634     3,827      9.66
Total interest-bearing
 liabilities       324,751    14,876   4.58    352,079    21,175      6.01    363,502    26,651      7.33
Noninterest-bearing
  liabilities        5,377                       5,789                          7,602
Total liabilities  330,128                     357,868                        371,104
Equity              10,131                      11,961                         10,943
Total liabilities
 and share-
 holders' equity   $340,259                    $369,829                       $382,047
Net interest
 income/interest
 rate spread                $ 9,953   3.56%             $ 8,403      2.75%              $ 8,971      2.75%
Net interest-
 earning assets/
 net yield on
 interest-
 earning assets   $(19,788)           3.26%   $(14,328)              2.49%    $(10,130)              2.54%
Ratio of average interest-
 earning assets to average
 interest-bearing
 liabilities                             .94x                         .96x                            .97x

  (1)      Investment securities and other interest-earning assets includes collateralized mortgage obligations.



                            MARKET FOR AND DIVIDENDS PAID

                                  ON AB COMMON STOCK

               Because AB Common Stock is privately held and not listed for trading on any exchange or quotation system, there is no market for AB Common Stock. The last sale price per share of AB Common Stock known to AB was $8.00 on March 5, 1993.

               Prior to June 1990, AB paid quarterly cash dividends on the AB Common Stock in the amount of $0.125 per share. As a result of the OTS examination of Annapolis in June 1990, the OTS prohib-ited Annapolis from paying cash dividends to AB which prevented AB from paying cash dividends to its shareholders. The Supervi-sory Agreement also prohibited Annapolis from paying cash divi-dends to AB until such agreement was terminated by the OTS in October 1993. Currently, the Loan Agreement restricts the amount of cash dividends that may be paid by AB to its shareholders.
          See "Business Of AB."

                               AB SECURITY OWNERSHIP OF
                              CERTAIN BENEFICIAL OWNERS












               The following table sets forth certain information regarding the beneficial ownership of AB Common Stock as of January 31, 1994 by each of AB's directors and by all directors and executive officers of AB as a group. No other person or group of persons owns 5% or more of AB Common Stock.

                                   Beneficial
                                   Ownership     Percent of
Name                               of Shares     Class Owned

Garnett Y. Clark                      62,750      5.20 %
William F. Chaney                     74,266      6.16 %
Henry E. Ciccarone                   130,000     10.78 %
Thomas E. Florestano                  78,500      6.51 %
Gilbert L. Hardesty                  130,375     10.81 %
Marjorie S. Holt                      62,500      5.18 %
Richard T. McGraw                    130,375     10.81 %
Benjamin Michaelson, Jr.             125,500     10.40 %
Charles L. Richards                  118,890      9.85 %
All directors and
 executive officers
 as a group (13 persons)             918,156(1)  75.85 %

(1) Includes 4,000 shares which may be acquired through the exercise of an option granted by AB to an officer.

                  SUPERVISION AND REGULATION OF CRESTAR

       Bank holding companies and banks are extensively regulated under both federal and state law. To the extent that the follow-ing information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory or regulatory provisions. Any change in applicable law or regulation may have a material effect on the business and prospects of Crestar and its subsidiaries.

  Limits on Dividends and Other Payments

       Crestar is a legal entity separate and distinct from its Bank Subsidiaries. A large portion of Crestar's revenues results from dividends paid to Crestar by its Bank Subsidiaries. The right of Crestar, and consequently the right of creditors and shareholders of Crestar, to participate in any distribution of the assets or earnings of any subsidiary, including any Bank Subsidiary through the payment of such dividends or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, including any Bank Subsidiary, except to the extent that claims of Crestar in its capacity as a creditor may be recognized. In addition, under federal law, the Bank Subsidiar-ies may not, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of, Crestar or take securities of Crestar as collateral for loans to any borrower. The Bank Subsidiaries are also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions.

       The Bank Subsidiaries are subject to various statutory restrictions on their ability to pay dividends to Crestar. Under the current supervisory practices of the Bank Subsidiaries' regulatory agencies, prior approval from those agencies is required if cash dividends declared in any given year exceed net income for that year plus retained earnings of the two preceding years. Under these supervisory practices, at January 1, 1994, the Bank Subsidiaries could have paid additional dividends to Crestar of approximately $106.0 million, without obtaining prior regulatory approval. The payment of dividends by the Bank Subsidiaries or Crestar may also be limited by other factors, such as requirements to maintain capital above regulatory guide-lines. Bank regulatory agencies have authority to prohibit any Bank Subsidiary or Crestar from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the Bank Subsidiary in question, or Crestar, could be deemed to constitute such an
  unsafe or unsound practice.   The Federal Reserve Board has
  stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (1) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

       Moreover, the Federal Reserve Board has indicated that bank holding companies should serve as a source of managerial and financial strength to their subsidiary banks. Accordingly, the Federal Reserve Board has stated that a bank holding company should not maintain a level of cash dividends to its shareholders that places undue pressure on the capital of bank subsidiaries, or that can be funded only through additional borrowings or other arrangements that may undermine the bank holding company's ability to serve as a source of strength.

       The ability of Crestar and the Bank Subsidiaries to pay dividends in the future is, and is expected to continue to be, influenced by regulatory policies and capital guidelines. The bank regulatory agencies have broad discretion in developing and applying policies and guidelines, in monitoring compliance with existing policies and guidelines, and in determining whether to modify such policies and guidelines.

  Capital Requirements

       As a bank holding company, Crestar is subject to regulation by the Federal Reserve Board under the BHCA. The Federal Reserve Board, the OCC and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.

       The Federal Reserve Board's risk-based guidelines define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments. Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. The sum of Tier 1 and Tier 2 capital represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total
  capital by risk-weighted assets.   Risk-weighted assets are
  determined by assigning assets and off-balance sheet exposures to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. Crestar's Tier 1 and total capital to risk-weighted asset ratios as of September 30, 1993 were 10.5% and 13.5%, respectively.

       In addition, the Federal Reserve Board has established minimum leverage ratio (Tier 1 capital to quarterly average tangible assets) guidelines for bank holding companies. These guidelines provide for a minimum ratio of 3 percent for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies will be required to maintain a leverage ratio of 3 percent plus an additional cushion of at least 100 to 200 basis points. Crestar's leverage ratio as of September 30, 1993 was 8.1%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain capital positions well above the minimum supervisory levels.

       FDICIA, among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercap-italized and critically undercapitalized) and requires the federal banking regulators to take prompt corrective action with respect to insured depository institutions that do not meet the minimum requirements within such categories. FDICIA imposes progressively more restrictive constraints on the operations, management and capital distributions of an institution, depending upon the category in which the institution is classified.

       The federal regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital and leverage capital ratios as the relevant capital ratios. Under the regulations, a well capitalized institution must have a Tier 1 risk-based capital ratio of at least 6%, a total risk-based capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An adequately capitalized institution must have a Tier 1 risk-based capital ratio of at least 4%, a total risk-based capital ratio of at least 8% and a leverage ratio of at least 4% or, in some cases, 3%. Under these guidelines, at September 30, 1993, Crestar and each of the Bank Subsidiaries were considered well capitalized.

       In addition, undercapitalized depository institutions are required to submit capital restoration plans. In order to obtain acceptance of a capital restoration plan, a depository instituti-on's holding company must guarantee the capital plan up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency at the time that the institution fails to comply with the plan. In the event of a bankruptcy of the parent holding company, such guarantee would have priority over the parent's general unsecured creditors.

       FDICIA generally prohibits a depository institution from making a capital distribution (including payment of a dividend) or paying any management fee to its holding company if, after making the distribution or paying the fee, the depository insti-tution would be undercapitalized. A significantly undercapital-ized depository institution may be subject to a number of re-strictions including, among other things, a prohibition on capital distributions to its holding company without the prior approval of the Federal Reserve Board, orders to sell sufficient voting stock to become adequately capitalized and a requirement that it reduce total assets. Critically undercapitalized deposi-tory institutions are subject to the appointment of a conservator or receiver.

  Cross-Guarantee

       As a result of the enactment of the FIRREA, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conserva-tor or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "de-fault" is likely to occur in the absence of regulatory assis-tance. Liability of any Bank Subsidiary under this "cross-guara-ntee" provision could have a material adverse effect on the financial condition of such Bank Subsidiary and Crestar.

  Bank Holding Companies

       Crestar is registered as a bank holding company under the BHCA. The BHCA requires the prior approval of the Federal Reserve Board in any case where a bank holding company proposes to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank that is not already majority- -owned by it or to merge or consolidate with any other bank holding company. The BHCA prohibits the Federal Reserve Board from approving an application from a bank holding company to acquire shares of a bank located outside the state in which the operations of the holding company's banking subsidiaries are principally conducted, unless such an acquisition is specifically authorized by statute of the state in which the bank whose shares are to be acquired is located. Virginia has adopted legislation permitting such acquisitions by bank holding companies located in certain states that have reciprocal agreements with Virginia.

       The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring more than 5% of the voting shares of any company that is not a bank and from engaging in any business
  other than banking or managing or controlling banks.   Under the
  BHCA, the Federal Reserve Board is authorized to approve the ownership of shares by a bank holding company in any company the activities of which the Federal Reserve Board has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. The Federal Reserve Board has by regulation determined that certain activities are closely related to banking within the meaning of the BHCA. These activities include: operating a mortgage company, finance compa-ny, credit card company or factoring company; performing certain data processing operations; providing investment and financial advice; and acting as an insurance agent for certain types of credit-related insurance.

  Banks

       The Bank Subsidiaries are supervised and regularly examined by various federal and state regulatory agencies. The laws and regulations administered by the regulatory agencies affect corporate practices, such as payment of dividends (see "-- Limits on Dividends and Other Payments"), incurring debt and acquisition of financial institutions and other companies, and affect busi-ness practices, such as payment of interest on deposits, the charging of interest on loans, types of business conducted and location of offices.

  FDIC Insurance Assessments

       The Bank Subsidiaries are subject to FDIC deposit insurance assessments. As mandated by FDICIA, the FDIC adopted regulations effective January 1, 1993 for the transition from a flat-rate insurance assessment system to a risk-based system by January 1, 1994. Pursuant to these regulations, each Bank Subsidiary's deposit insurance assessment is individually set within a range of 0.23 percent to 0.31 percent of its qualifying deposits, depending on the institution's risk classification. The new FDIC assessment rates for the Bank Subsidiaries did not result in a material increase in FDIC insurance premiums in 1993 compared to 1992.

  Governmental Policies

       The operations of Crestar and its subsidiaries are affected not only by general economic conditions, but also by the policies of various regulatory authorities. In particular, the Federal Reserve Board regulates money and credit and interest rates in order to influence general economic conditions. These policies have a significant influence on overall growth and distribution of loans, investments and deposits and affect interest rates charged on loans or paid for time and savings deposits. Federal Reserve Board monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future.

       Various legislation, including proposals to overhaul the banking regulatory system and to limit the investments that a depository institution may make with insured funds are from time to time introduced in Congress. Crestar cannot determine the ultimate effect that such legislation (and any implementing regulations), if enacted, would have upon its financial condition or operations.


 DESCRIPTION OF CRESTAR CAPITAL STOCK

       The capital stock of Crestar consists of 100,000,000 autho-rized shares of Common Stock and 2,000,000 authorized shares of Preferred Stock. The shares of Preferred Stock are issuable in series, with relative rights, preferences and limitations of each series fixed by Crestar's Board of Directors. The following summary does not purport to be complete and is subject in all respects to applicable Virginia law, Crestar's Restated Articles of Incorporation and Bylaws, and the Rights Agreement dated
  June 23, 1989 (described below) (the "Rights Agreement").

  Common Stock

       Crestar had 37,515,671 shares of Common Stock outstanding at December 31, 1993. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive dividends when and as declared by Crestar's Board of Directors out of funds legally available therefor. Dividends may be paid on the Common Stock only if all dividends on any outstanding Preferred Stock have been paid or provided for.

       The issued and outstanding shares of Common Stock are fully paid and non-assessable. Holders of Common Stock have no preemp-tive or conversion rights and are not subject to further calls or assessments by Crestar.

       In the event of the voluntary or involuntary dissolution, liquidation or winding up of Crestar, holders of Common Stock are entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors and holders of Preferred Stock, if any, all the remaining assets of Crestar available for distribution.

       Directors are elected by a vote of the holders of Common
  Stock. Holders of Common Stock are not entitled to cumulative voting rights.

       Mellon Bank, N.A. acts as the transfer agent and registrar for the Common Stock.

  Preferred Stock

       Crestar's Board of Directors is authorized to designate with respect to each new series of Preferred Stock the number of shares in each series, the dividend rates and dates of payment, voluntary and involuntary liquidation preferences, redemption prices, whether or not dividends shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions, if any, for redemption or purchase of shares, the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for, or the rights to purchase, shares of any other class or series, and the voting rights, if any. Any Preferred Stock issued will rank prior to the Common Stock as to dividends and as to distributions in the event of liquidation, dissolution or winding up of Crestar. The ability of Crestar's Board of Direc-tors to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purpos-es, could, among other things, adversely affect the voting powers of holders of Common Stock and, under certain circumstances, may discourage an attempt by others to gain control of Crestar.

       Pursuant to Crestar's Restated Articles of Incorporation, the Board of Directors has designated a series of 100,000 shares of Participating Cumulative Preferred Stock, Series C (the "Series C Preferred Stock"), none of the shares of which are currently outstanding. The Series C Preferred Stock was created in connection with Crestar's shareholder rights plan which is described below.

  Rights

       In 1989, pursuant to the Rights Agreement, Crestar distrib-uted as a dividend one Right for each outstanding share of Common











  Stock. Each Right entitles the holder to buy one one-thousandth of a share of Junior Preferred Stock at an exercise price of $115, subject to adjustment. The Rights will become exercisable only if a person or group acquires or announces a tender offer for 10% or more of the outstanding Common Stock. When exercis-able, Crestar may issue a share of Common Stock in exchange for each Right other than those held by such person or group. If a person or group acquires 30% or more of the outstanding Common Stock, each Right will entitle the holder, other than the acquir-ing person, upon payment of the exercise price, to acquire Series C Preferred Stock or, at the option of Crestar, Common Stock, having a value equal to twice the Right's exercise price. If Crestar is acquired in a merger or other business combination or if 50% of its earnings power is sold, each Right will entitle the holder, other than the acquiring person, to purchase securities of the surviving company having a market value equal to twice the exercise price of the Right. The Rights will expire on June 23, 1999, and may be redeemed by Crestar at any time prior to the tenth day after an announcement that a 10% position has been acquired, unless such time period has been extended by the Board of Directors.

       Until such time as a person or group acquires or announces a tender offer for 10% or more of the Common Stock, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, and (ii) the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Rights may not be transferred, directly or indirectly (i) to any person or group that has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Rights (an "Acquiring Person"), (ii) to any person in connection with a transaction in which such person becomes an Acquiring Person or (iii) to any affiliate or associate of any such person. Any Right that is the subject of a purported transfer to any such person will be null and void.

       The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that acquires more than 10% of the outstanding shares of Common Stock of Crestar if certain events thereafter occur without the Rights having been redeemed. However, the Rights should not interfere with any merger or other business combination approved by the Board of Directors and the shareholders because the Rights are redeemable under certain circumstances.

  Virginia Stock Corporation Act

       The VSCA contains provisions governing "Affiliated Transac-tions." These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares (an "Interested Shareholder") by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

       For three years following the time that an Interested Shareholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder without approval of two-thirds of the voting shares other than those shares benefi-cially owned by the Interested Shareholder, and majority approval of the "Disinterested Directors." A Disinterested Director means, with respect to a particular Interested Shareholder, a member of Crestar's Board of Directors who was (1) a member on the date on which an Interested Shareholder became an Interested Shareholder and (2) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the

  Disinterested Directors then on the Board. At the expiration of the three year period, the statute requires approval of Affiliat-ed Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

       The principal exceptions to the special voting requirement apply to transactions proposed after the three year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.

       None of the foregoing limitations and special voting re-quirements applies to a transaction with an Interested Sharehold-er whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Virginia corporati-on's Disinterested Directors.

       These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. Crestar has not "opted out" of the Affiliated Transactions provisions.

       Virginia law also provides that shares acquired in a trans-action that would cause the acquiring person's voting strength to meet or exceed any of three thresholds (20%, 331/3% or 50%) have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the Virginia corporation. This provision empowers an acquir-ing person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request.

  COMPARATIVE RIGHTS OF SHAREHOLDERS

       At the Effective Time of the Holding Company Merger, AB shareholders (except any AB shareholder properly exercising the right to an appraisal or electing the cash option) automatically will become shareholders of Crestar, and their rights as share-holders will be determined by Crestar's Articles of Incorporation and Bylaws. The following is a summary of the material differ-ences in the rights of shareholders of Crestar and AB.

  Capitalization

       AB. AB's Articles authorize the issuance of up to 3,000,000 shares of AB Common Stock, par value $1 per share, of which 1,206,500 shares were issued and outstanding as of the Record Date, and up to 2,000,000 shares of preferred stock, par value $100 per share. AB preferred stock is issuable in series, each having such rights and preferences as AB's Board of Directors may, by adoption of an amendment of AB's Certificate of Incorpo-ration, fix and determine. As of the Record Date, no shares of AB preferred stock were issued and outstanding.

       Crestar. Crestar's authorized capital is set forth under "Description of Crestar Capital Stock."

  Amendment of Articles or Bylaws

       AB. As permitted by the DGCL, AB's Certificate of Incorpo-ration provides that, unless a greater vote is required by law, by the Certificate of AB or by a resolution of the Board of Directors, AB's Certificate may be amended if the amendment is adopted by the Board of Directors and approved by a vote of the holders of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote thereon. The Certificate providing for a classified Board of Directors and establishing criteria for removing Directors requires (i) the affirmative vote of 80% or more of the votes entitled to be cast on the amendment, (ii) and an Independent Majority of Sharehold-ers, which generally is defined to mean the holders of a majority of the outstanding voting shares that generally are not owned or controlled by a Related Person, which generally is defined as a beneficial owner of 15% or more of the voting shares of AB.

       AB's Bylaws generally provide that the AB Board may amend its Bylaws either by (i) the affirmative vote of both 80% or more of the Whole Board of Directors, which is defined as the total number of directors which AB would have if there were no vacan-cies, and a majority of the Continuing Directors (as defined in the Certificate of Incorporation), or (ii) the alternative vote of the holders of 80% or more of the votes entitled to be cast, voting separately as a class, and the affirmative vote of both 80% of the Whole Board of Directors and a majority of the Contin-uing Directors.

       Crestar. As permitted by the VSCA, Crestar's Articles provide that, unless a greater vote is required by law, by the Articles of Crestar or by a resolution of the Board of Directors, Crestar's Articles may be amended if the amendment is adopted by the Board of Directors and approved by a vote of the holders of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote thereon. The Article provid-ing for a classified Board of Directors and establishing criteria for removing Directors requires the approving vote of a majority of "Disinterested Directors" and the holders of at least two-thirds of the votes entitled to be cast on the amendment.

       Crestar's Bylaws generally provide that the Board of Direc-tors may, by a majority vote, amend its Bylaws.

  Required Shareholder Vote for Certain Actions

       AB. Each share of AB Common Stock has the same relative rights and is identical in all respects with every other share of AB Common Stock. The holders of AB Common Stock possess exclu-sive voting rights in AB, except to the extent that outstanding shares of AB preferred stock may have voting rights. Each holder of AB Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of AB Common Stock, except as described below, and does not have cumulative voting rights in the election of Directors.

       Generally, the affirmative vote of not less than 80% of the outstanding Voting Shares, voting separately as a class, and an Independent Majority of Shareholders, is required to approve a "Business Combination", generally defined in the Certificate of Incorporation to include a transaction, such as (1) a merger or consolidation with a shareholder that is the beneficial owner, directly or indirectly, of more than 15% of the voting power of the outstanding common stock ("Related Person"), (2) the sale, exchange, lease, transfer or other disposition of AB assets to a Related Person, (3) the purchase, exchange, lease or other acquisition by AB of the assets of a Related Person, (4) any reclassification of securities, recapitalization or other trans-action which directly or indirectly will increase the proportion-ate amount of Voting Shares of AB which are beneficially owned by a Related Person, or (5) any partial or complete liquidation, spinoff, splitoff or splitup of AB.

       Crestar. The VSCA generally requires the approval of a majority of a corporation's Board of Directors and the holders of more than two-thirds of all the votes entitled to be cast thereon by each voting group entitled to vote on any plan of merger or consolidation, plan of share exchange or sale of substantially all of the assets of a corporation not in the ordinary course of business. The VSCA also specifies additional voting requirements for Affiliated Transactions and transactions that would cause an acquiring person's voting power to meet or exceed specified thresholds, as discussed under "Description of Crestar Capital Stock -- Virginia Stock Corporation Act."

       None of the additional voting requirements contained in the AB Certificate of Incorporation or the VSCA are applicable to the Holding Company Merger.

  Director Nominations

       AB. The Certificate of Incorporation of AB require that shareholder nominations of persons for election as a director of AB be received in writing by the Secretary no less than 20 days prior to any meeting of the shareholders called for the election of directors; provided, however, that in the event less than 30 days' notice of the meeting is given to shareholders, nominations made by shareholders must be delivered or mailed to the Secretary no later than the tenth day following the day on which such notice of the date of the meeting was mailed. Such nominations shall set forth (i) the name, age and business and residence address of the nominee and the shareholder making the nomination;
  (ii) the occupation of the nominee; (iii) the number of Voting Shares owned of record by the shareholder making the nomination and by the nominee; and (iv) the consent of the nominee to serve if elected.

       Crestar. The Bylaws of Crestar provide that any nomination for director made by a shareholder must be made in writing to the Secretary of Crestar not less than 15 days prior to the meeting of shareholders at which directors are to be elected. If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Secretary of Crestar. A shareholder's nomination for director shall set forth (a) the name and business address of the shareholder's nominee, (b) the fact that the nominee has consent-ed to his name being placed in nomination, (c) the name and address, as they appear on Crestar's books, of the shareholder making the nomination, (d) the class and number of shares of Crestar's stock beneficially owned by the shareholder, and
  (e) any material interest of the shareholder in the proposed nomination.

  Directors and Classes of Directors; Vacancies and Removal of
  Directors

       AB. The Certificate of Incorporation of AB provides that the Board of Directors of AB shall be divided into three classes as nearly equal in number as possible and that one class of directors shall be elected annually for three-year terms and until their successors are elected and qualified.

       The Bylaws of AB provide that the number of directors shall be determined in accordance with the Certificate of Incorporation and shall consist of nine members. The Certificate of Incorpora-tion of AB provides that the number of directors shall in no case be less than eight and no greater than fifteen, except when a greater number is approved by the Board of Directors. Directors are divided into three classes so that each director serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

       Any vacancy occurring on the Board of Directors may be filled by the Board of Directors, acting by vote of 80% of the directors then in office, although less than a quorum. Any director so elected to fill a vacancy shall be elected to serve until the next succeeding annual election of directors and until such director's successor shall have been elected and qualified.

       At a meeting of shareholders called expressly for that purpose, a director may be removed for cause upon a vote of the holders of 80% or more of the outstanding shares then entitled to vote, voting separately as a class, and an Independent Majority of Shareholders at an election of directors.

       Crestar. Crestar's Articles provide that the number of Directors shall be set forth in the Bylaws, but the number of directors set forth in the Bylaws may not be increased by more than four during any 12-month period except by the affirmative vote of more than two-thirds of the votes entitled to be cast. The Bylaws provide for a Board of Directors consisting of not less than five nor more than 26 members, with the number to be fixed by the Board. The Board currently has fixed the number of directors at 19. Crestar's Board of Directors is divided into three classes, each as nearly equal in number as possible, with one class being elected annually.

       The Articles of Incorporation of Crestar provide that any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. If at the time any such vacancy is filled, any person, or any associate or affiliate of such person (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, or any successor rule or regulation) is directly or indirectly the beneficial owner of 10% (or more) of outstanding voting shares, the vacancy shall be filled by the affirmative vote of a majority of the remaining directors in the class of directors in which the vacancy has occurred. Directors so chosen shall hold office for a term expiring at the next following annual meeting of shareholders at which directors are elected.











  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

       Subject to the rights of the holders of preferred stock then outstanding, any director may be removed, with cause, only by the affirmative vote of the holders of at least two-thirds of out-standing voting shares.

  Anti-Takeover Provisions

       AB.  The provisions of AB's Bylaws and Certificate of
  Incorporation providing for classification of the Board of

  Directors into three separate classes, limiting voting rights of certain shareholders and requiring super-majority approval of certain business combinations and amendments to the Certificate of Incorporation and Bylaws, and Section 203 ("Section 203") of the DGCL may have certain anti-takeover effects. The provisions of the Certificate of Incorporation and Bylaws may prevent consummation of a transaction opposed by the Board of Directors, even if favored by holders of a majority of AB Common Stock, and may tend to entrench management.

       The provisions of Section 203 would prohibit a "Business Combination" (as defined in Section 203, generally including mergers, sales and leases of assets, issuances of securities, and similar transactions) by AB or a subsidiary with an "Interested Shareholder" (as defined in Section 203, generally the beneficial owner of 15% or more of AB Common Stock) within three years after the person or entity becomes an Interested Shareholder, unless
  (i) prior to the person or entity becoming an Interested Share-holder, the Business Combination or the transaction pursuant to which such person or entity became an Interested Shareholder shall have been approved by AB's Board of Directors, (ii) upon consummation of the transaction in which he became an Interested Shareholder, the Interested Shareholder holds at least 85% of AB Common Stock (excluding shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or (iii) the Business Combination is approved by AB Common Stock, excluding shares owned by the Interested Share-holder.

       One of the effects of Section 203 may be to prevent highly leveraged takeovers, which depend upon access to the acquired corporation's assets to support or repay the debt and to prevent certain coercive acquisition tactics. By requiring approval of the holders of two-thirds of the shares held by disinterested shareholders for Business Combinations involving an Interested Shareholder, the provisions of Section 203 may prevent any Interested Shareholder from taking advantage of its position as a substantial, if not controlling, shareholder and engaging in transactions with AB that may not be fair to AB's other share-holders or that may otherwise not be in the best interests of AB, its shareholders, and other constituencies.

       For similar reasons, however, these provisions may make more difficult or discourage an acquisition of AB, or the acquisition of control of AB by a principal shareholder, and thus the removal of incumbent management, since a business combination within the specified three-year period that is not approved by a majority of the Board of Directors prior to the transaction in which a person becomes an Interested Shareholder will require the approval of the Board of Directors and the holders of two-thirds of the shares held by disinterested shareholders. In addition, to the extent that Section 203 discourages takeovers that would result in the change of AB's management, such a change may be less likely to occur. Because Crestar is not an Interested Sharehold-er, the provisions of Section 203 do not apply to the Holding Company Merger.

       Crestar. For a description of certain provisions of VSCA which may be deemed to have an anti-takeover effect, see "De-scription of Crestar Capital Stock -- Virginia Stock Corporation Act."

  Preemptive Rights

       Neither the shareholders of Crestar nor the shareholders of AB have preemptive rights. Thus, if additional shares of Crestar Common Stock, Crestar preferred stock or AB Common Stock are issued, holders of such stock, to the extent they do not partici-pate in such additional issuance of shares, would own proportion-ately smaller interests in a larger amount of outstanding capital stock.

  Assessment

       All shares of Crestar Common Stock presently issued are, and those to be issued pursuant to the Agreement will be, fully paid and nonassessable.












       All outstanding shares of AB Common Stock are deemed to be fully paid and nonassessable.

  Conversion; Redemption; Sinking Fund

       Neither Crestar Common Stock nor AB Common Stock is convert-ible, redeemable or entitled to any sinking fund.

  Liquidation Rights

       AB. In the event of the complete liquidation or dissolution of AB, the holders of AB Common Stock are entitled to receive all assets of AB available for distribution in cash or in kind, after payment or provision for payment of (i) all debts and liabilities of AB (including all savings accounts and accrued interest thereon); (ii) any accrued dividend claims; and (iii) liquidation preferences upon serial preferred stock which may be issued in the future.

       Crestar. The VSCA generally provides that a corporation's board of directors may propose dissolution for submission to shareholders and that to be authorized dissolution must be approved by the holders of more than two-thirds of all votes entitled to be cast on the proposal, unless the articles of incorporation of the corporation require a greater or lesser vote. There are no provisions in the Articles of Incorporation of Crestar which would modify the statutory requirements for dissolution under the VSCA.

  Dividends and Other Distributions

       AB. The DGCL provides that, subject to any restrictions in AB's Certificate of Incorporation, dividends may be declared from AB's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preced-ing fiscal year. However, if AB's capital (generally defined in the DGCL as the sum of the aggregate par value of all shares of AB's capital stock, where all such shares have a par value and the board of directors has not established a higher level of capital) has been diminished to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, dividends may not be declared and paid out of such net profits until the deficiency in such capital has been repaired.












       Crestar. The VSCA generally provides that a corporation may make distributions to its shareholders unless, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which in the case of AB and Crestar they do not) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of sharehold-ers whose preferential rights are superior to those receiving the distribution. These requirements are applicable to both Crestar and AB as Virginia corporations.

       In addition to the limitations set forth in the VSCA, there are various regulatory requirements which are applicable to distributions by bank holding companies such as Crestar and savings and loan holding companies such as AB. For a description of the regulatory limitations on distributions by Crestar, see "Supervision and Regulation -- Limits on Dividends and Other Payments."

  Special Meetings of Shareholders

       AB. The Bylaws of AB provide that special meetings of shareholders may be called by the Chairman of the Board of Directors or the President of AB and only such other persons as are specifically permitted to call special meetings by the DGCL.

       Crestar. The Bylaws of Crestar provide that special meet-ings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, by the President, or by a majority of the Board of Directors.



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  Indemnification

       AB. The Bylaws of AB provide that to the full extent permitted by the DGCL, AB shall indemnify a director or officer of AB who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of AB as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

       Crestar. The Articles of Incorporation of Crestar provide that to the full extent permitted by the VSCA and any other applicable law, Crestar shall indemnify a director or officer of Crestar who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

  Shareholder Proposals

       AB. The Bylaws of AB provide that any new business to be considered at the annual meeting must be submitted in writing and filed with the Secretary of AB at least five days before the date of the meeting.

       Crestar. The Bylaws of Crestar provide that at any meeting of shareholders of Crestar, only that business that is properly brought before the meeting may be presented to and acted upon by the shareholders. To be properly brought before the meeting, business must be brought (a) by or at the direction of the Board of Directors or (b) by a shareholder who has given written notice of business he expects to bring before the meeting to the Secretary of Crestar not less than 15 days prior to the meeting. If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Secretary of Crestar. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on Crestar's books, of the shareholder proposing such business, (c) the class and number of shares of Crestar's stock beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. No business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in Crestar's Bylaws.

  Shareholder Inspection Rights; Shareholder Lists




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       AB. Under the DGCL, the shareholders of a Delaware corporation have substantially similar rights as those described below for shareholders of Virginia corporations.

       Crestar.  The Certificate of Incorporation and Bylaws of AB











  and the Articles of Incorporation and Bylaws of Crestar do not contain any provisions which govern shareholder inspection rights or shareholder lists. Under the VSCA, the shareholder of a Virginia corporation is entitled to inspect and copy certain books and records of the corporation, including a list of shareholders, if (i) the shareholder has been a shareholder of record for at least six months immediately preceding his or her written demand or is the holder of at least 5% of the corporation's outstanding shares, (ii) the shareholder's demand is made in good faith and for a proper purpose, (iii) the shareholder describes with reasonable particularity the purpose of the request and the records desired to be inspected and (iv) the records are directly connected with the stated purpose. The VSCA also provides that a corporation shall make available for inspection by any shareholder during usual business hours, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting.

  Shareholder Rights Plan

       AB.  AB does not have a shareholders' rights plan.

       Crestar. For a description of a shareholder rights agreement which has been adopted by Crestar, see "Description of Crestar Capital Stock -- Rights."

  Dissenters' Rights

       AB. For a discussion of AB shareholders' rights of appraisal under the DGCL, see "THE HOLDING COMPANY MERGER --
  Rights of Shareholders Electing to Exercise Their Rights of
  Appraisal."

       Crestar. The provisions of Article 15 of the VSCA which provide shareholders of a Virginia corporation the right to dissent from, and obtain payment of the fair value of his shares in the event of, mergers, consolidations and certain other corporate transactions are applicable to both Crestar and AB as Virginia corporations. However, because Crestar has more than 2,000 record shareholders, unlike AB, shareholders of Crestar are less likely to have rights to dissent from mergers, consolidations and certain other corporate transactions to which Crestar is a party because Article 15 of the VSCA provides that holders of shares of a Virginia corporation which has shares listed on a national securities exchange or which has at least 2,000 record shareholders are not entitled to dissenters' rights unless certain requirements are met. For additional information



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  in this regard, see "The Holding Company Merger -- Rights of
  Shareholders Electing to Exercise Their Right of Appraisal."
































































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    RESALE OF CRESTAR COMMON STOCK

       Crestar Common Stock has been registered under the Securities Act, thereby allowing such shares to be traded freely and without restriction by those holders of AB Common Stock who receive such shares following consummation of the Holding Company Merger and who are not deemed to be "affiliates" (as defined under the Securities Act, but generally including directors, certain executive officers and 10% or more shareholders) of AB or Crestar. The Agreement provides that each holder of AB Common Stock who is deemed by AB to be an affiliate of it will enter into an agreement with Crestar prior to the Effective Date of the Holding Company Merger providing, among other things, that such affiliate will not transfer any Crestar Common Stock received by such holder in the Holding Company Merger except in compliance with the Securities Act. This Proxy Statement/Prospectus does not cover any resales of Crestar Common Stock received by affiliates of AB.

       EXPERTS

       The consolidated financial statements of Crestar Financial Corporation and Subsidiaries incorporated in this Proxy Statement/Prospectus by reference to Crestar's Annual Report on Form 10-K for the year ended December 31, 1992 have been so incorporated in reliance upon the report of KPMG Peat Marwick, independent auditors, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

       The consolidated financial statements of AB as of September 30, 1993 and 1992, and for each of the three years in the period ended September 30, 1993, included in this Proxy Statement/Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    LEGAL OPINION

       The legality of the Crestar Common Stock to be issued in the Holding Company Merger will be passed on for Crestar by Hunton & Williams, Richmond, Virginia. Gordon F. Rainey, Jr., a partner in Hunton & Williams, is a director of Crestar.

       A condition to consummation of the Holding Company Merger is the delivery by Hunton & Williams, counsel for Crestar, of an opinion to Crestar concerning certain federal income tax consequences of the Transaction. See "The Holding Company
  Merger -- Certain Federal Income Tax Consequences."





- -104-



            ANNAPOLIS BANCORP, INC. AND SUBSIDIARY

            TABLE OF CONTENTS

                                                                          Page

            Independent Auditors' Report                                  F-1

            Consolidated Statements of Financial Condition as of
            September 30, 1993 and 1992                                   F-2

            Consolidated Statements of Operations for the Years Ended
            September 30, 1993, 1992, and 1991                            F-3

            Consolidated Statements of Stockholders' Equity for the
            Years Ended September 30, 1993, 1992, and 1991                F-4

            Consolidated Statements of Cash Flows for the Years Ended
            September 30, 1993, 1992, and 1991                            F-5

            Notes to Consolidated Financial Statements                    F-7-26

  Schedules have been omitted because they are inapplicable or the information is provided elsewhere in the consolidated financial statements and notes thereto.







            INDEPENDENT AUDITORS' REPORT


            To the Board of Directors of
                Annapolis Bancorp, Inc.

            We have audited the accompanying consolidated statements of financial condition of Annapolis Bancorp, Inc. and subsidiary as of September 30, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the companies at September 30, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1993 in conformity with generally accepted accounting principles.

            As discussed in Note 1 to the consolidated financial statements, during the year ended September 30, 1992 the Company changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109.


            DELOITTE & TOUCHE


            Washington, DC
            November 16, 1993











                                                 -F-1-





            ANNAPOLIS BANCORP, INC. AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
          SEPTEMBER 30, 1993 AND 1992

ASSETS                                                  1993          1992
ASSETS:
Cash and cash equivalents                       $15,373,892   $20,783,319
 Investment securities, (estimated
  market value of $25,059,300 in 1993;
  $16,366,300 in 1992)                           24,744,657    15,825,827
 Mortgage-backed and related securities,
  (estimated market value of $41,897,000
  in 1993; $44,956,000 in 1992)                  40,720,621    43,187,059
 Loans receivable                               218,875,760   241,625,270
 Less allowance for loan losses                  (2,900,825)   (3,200,174)

Loans receivable, net                           215,974,935   238,425,096
Accrued interest receivable                       2,661,996     3,391,716
Real estate acquired through foreclosure         10,617,673    14,182,798
Real estate held for development and sale            40,339     1,367,089
Investments in and loans to joint ventures          894,401     2,091,819
Property and equipment, net                      10,940,655    11,118,362
Prepaid expenses and other assets                 1,938,006     1,805,646
Income tax refund receivable                        820,000     1,549,000
Deferred income tax benefit                         300,000

TOTAL ASSETS                                   $325,027,175  $353,727,731
See notes to consolidated financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits                                      $288,076,984   $310,710,595
Advances from Federal Home Loan Bank             7,006,328     8,010,844
Bonds payable                                    9,622,230    14,745,082
Notes payable                                    7,302,041     7,302,041
Amounts due first lienholders                        --        1,044,003
Advances from borrowers for taxes and insurance    482,784       339,459
Accrued expenses and other liabilities           1,796,644     1,657,244
Income taxes - deferred                              --          168,844
Deferred income                                    231,533       197,778

          Total liabilities                    314,518,544   344,175,890

 Commitments and contingencies

Stockholders' Equity:
Preferred stock - $100.00 par
 value (authorized, 2,000,000 shares;
  none issued)

Common stock - $1.00 par value (authorized,
 3,000,000 shares; issued and outstanding,











 1,205,500 shares in both, 1993 and 1992)       1,205,500      1,205,500
Additional paid-in capital                      3,314,500     3,314,500
Retained earnings - substantially restricted    5,988,631     5,031,841

         Total stockholders' equity            10,508,631     9,551,841

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $325,027,175  $353,727,731

                                                 -F-2-






            ANNAPOLIS BANCORP, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENTS OF OPERATIONS
            YEARS ENDED SEPTEMBER 30, 1993, 1992, AND 1991


                                                       1993         1992          1991
            INTEREST INCOME:
                Interest on loans                   $20,081,573 $23,855,218   $28,814,622
                Interest on mortgage-backed
                  securities                          2,716,857   3,787,679     4,311,269
                Interest and dividends on
                    investment securities            2,031,091    1,935,276     2,496,331
                        Total interest income       24,829,521   29,578,173    35,622,222

            INTEREST EXPENSE:
                Interest on deposits                12,374,976   17,667,628    22,823,902
                Interest on borrowings               2,501,397    3,507,509     3,826,914

                        Total interest expense      14,876,373   21,175,137    26,650,816
            NET INTEREST INCOME BEFORE PROVISION
                FOR LOAN LOSSES                      9,953,148    8,403,036     8,971,406

            PROVISION FOR LOAN LOSSES                  155,618    5,931,293       230,000
            NET INTEREST INCOME AFTER
                PROVISION FOR LOAN LOSSES            9,797,530    2,471,743     8,741,406
            OTHER INCOME:
                Loan servicing fees                    366,987      446,064       574,055
                Bank service charges and fees          277,273      267,443       300,189
                Gain (loss) on sale of investments,
                 net                                                (60,788)      23,749
                Gain (loss) on sale of loans           146,124    (111,879)     (141,530)
                Equity in earnings (losses) of
                 affiliates                           (240,256)    (55,943)         6,429
                Gain on sale joint venture interest                  80,000        40,000
                Other                                  212,468      774,150       301,691
            Total other income                         762,596    1,339,047     1,104,583











           OTHER EXPENSES:
                Compensation and related benefits    4,438,981    4,377,570     4,437,500
                Occupancy and equipment              1,463,981    1,575,688     1,460,420
                Federal insurance premiums             793,616      716,284       708,066
                Loss from real estate operations,
                 net                                   293,550      132,525     101,792
                Professional fees                      417,845      295,928     177,660
                Other                                1,797,363    1,674,564     1,867,025
                Total other expenses                 9,205,336    8,772,559     8,752,463

            INCOME (LOSS) BEFORE INCOME TAXES        1,354,790  (4,961,769)     1,093,526
            INCOME TAXES (BENEFIT):
                Current                                662,000  (1,233,000)       695,000
                Deferred                              (264,000)   (861,000)      (160,000)

                        Total income taxes (benefit)    398,000 (2,094,000)       535,000
                NET INCOME (LOSS)                    $  956,790 ($2,867,769)   $  558,526

            See notes to consolidated financial statements.

                                                 -F-3-



































































                                                 -F-4-

          ANNAPOLIS BANCORP, INC. AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
          YEARS ENDED SEPTEMBER 30, 1993, 1992, AND 1991


                                                                Unrealized
                                                                 Loss on
                                 Capital Stock      Additional  Marketable
                          Number of                  Paid-In     Equity      Retained      Total
                            Shares    Amount         Capital   Securities    Earnings      Equity
BALANCE,
OCTOBER 1, 1990         1,000,000  $1,000,000     $1,500,000  $(432,509)   $7,341,084  $ 9,408,575
Net income                                                                    558,526      558,526
Decrease in unrealized
 loss on
 marketable equity
 securities                                                     245,930                    245,930
Sale of common stock      205,500   205,500        1,814,500                             2,020,000

BALANCE, SEPTEMBER 30,
 1991                   1,205,500 1,205,500        3,314,500   (186,579)     7,899,610  12,233,031
Net loss                                                                    (2,867,769) (2,867,769)
Decrease in unrealized
 loss on marketable
 equity securities                                               186,579                   186,579

BALANCE, SEPTEMBER 30,
 1992                   1,205,500 1,205,500        3,314,500                 5,031,841   9,551,841











Net income                                                                     956,790     956,790

BALANCE, SEPTEMBER 30,
 1993                   1,205,500 $1,205,500      $3,314,500    $           $5,988,631 $10,508,631

See notes to consolidated financial statements.





            ANNAPOLIS BANCORP, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENTS OF CASH FLOWS
            YEARS ENDED SEPTEMBER 30, 1993, 1992, AND 1991


                                            1993         1992       1991
 OPERATING ACTIVITIES:
  Net income (loss)                       $956,790  ($2,867,769)  $558,526
  Adjustments to reconcile net
    income to net cash
    provided by operating activities:
  Provision for loan losses                155,618    5,931,293    230,000
  Provision for depreciation               663,203      642,943    517,198
  Amortization of premiums and
   discounts                               138,457      (36,898)    17,946
  Amortization of bond issuance costs       57,247       43,578     43,578
  Amortization of conversion accounting
    adjustments                            420,000      525,000    600,064
  (Gain) loss on sale of loans            (146,124)      111,879    141,530
  (Gain) loss on sale of investments                      60,788   (23,749)
  (Gain) loss on foreclosed real estate,
    net                                   (473,536)     (135,893) (144,373)
  (Gain) loss on disposal of property
    and equipment                            7,508        59,836    (3,267)
  Equity in (earnings) losses of joint
    ventures                               240,256        55,943    (6,429)
  (Increase) decrease in:
  Prepaid expenses and other assets       (132,360)     (492,295)  262,728
  Income tax refund receivable             729,000    (1,208,000)  162,000
  Accrued interest receivable              729,720     1,401,833   136,375
  Increase (decrease) in:
  Deferred loan fees                        82,852        44,819   (69,551)
  Deferred income                           33,755        19,439    49,010
  Deferred income taxes                   (468,844)     (811,156) (160,000)
  Accrued expenses and other liabilities   139,400      (118,774)   34,745
  Net cash provided by operating
    activities                           3,132,942     3,226,566 2,346,331

 INVESTING ACTIVITIES:
   Proceeds from sale of marketable











     equity securities                                 4,307,625   500,035
   Purchase of investments             (30,000,000)  (10,500,000)(31,539,100)
   Proceeds from maturities of
    investments                         21,000,000    14,800,000  19,789,838
   Proceeds from sales of investments                              5,679,519
   Principal repayments and
     sales of mortgage-
     backed securities                  14,382,263     12,568,849  7,015,638
   Purchase of mortgage backed
    securities                         (11,960,000)    (5,856,802) (2,774,884)
     Loans originated and purchased    (47,004,000)   (67,931,000) (66,448,241)
     Principal repayments of loans      50,951,848     54,744,284   58,232,256
     Proceeds from sale of loans        17,392,283     19,846,000   14,834,470
     Net cash receipts and disbursements from joint
         venture transactions              966,608        253,241      737,107
     Proceeds from sales of real estate held for
         development and sale            1,218,000             --        9,104

     -F-6-

 (continued)

- -F-7-







 ANNAPOLIS BANCORP, INC. AND SUBSIDIARY

 CONSOLIDATED STATEMENTS OF CASH FLOWS
 YEARS ENDED SEPTEMBER 30, 1993, 1992, AND 1991


                                       1993         1992       1991

Purchase of real estate held
 for development and sale              (803)       (2,520)    (42,787)
Net proceeds from the sale of
 foreclosed real estate           4,847,261     1,807,110    2,022,072
Purchase of property and
  equipment, net                   (579,951)     (561,289)  (1,367,333)
  Net cash provided by investing
     activities                  21,213,509    23,475,498    6,647,694

 FINANCING ACTIVITIES:
 Net increase in demand and
  savings deposits               11,290,202    31,124,051    7,204,834
 Net decrease in certificates
  of deposit                    (33,923,813)  (41,521,496) (12,395,627)
Repayments of borrowings
  to FHLB                        (1,000,000)                (3,000,000)
Repayments on note payable                         (7,971)     (10,118)
Repayments of amounts due first











  lienholders                    (1,044,003)     (550,591)    (489,867)
Increase (decrease) in advances
  from borrowers                    143,325       (532,657)   (356,755)
Proceeds from sale of stock                                  2,020,000
Repayments of bonds payable      (5,221,589)    (4,461,925) (2,562,459)

Net cash used in financing
  activities                    (29,755,878)   (15,950,589) (9,589,992)

(DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS           (5,409,427)    10,751,475    (595,967)


 CASH AND CASH EQUIVALENTS,      20,783,319     10,031,844  10,627,811
  BEGINNING OF YEAR
 CASH AND CASH EQUIVALENTS,
  END OF YEAR                   $15,373,892    $20,783,319 $10,031,844

 SUPPLEMENTAL DISCLOSURE OF CASH
     FLOW INFORMATION:
  Interest paid                 $14,907,393    $20,684,137 $26,650,816
  Income taxes paid                            $   325,000 $   500,000
 NON-CASH TRANSACTIONS:
  Exchange of mortgage loans
    for mortgage-backed
    securities                                             $ 2,637,000
  Foreclosure of mortgage loans$    622,820    $13,305,000 $ 6,284,000

 See notes to consolidated financial statements.

     -F-8-






































































     -F-9-







          ANNAPOLIS BANCORP, INC. AND SUBSIDIARY

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          YEARS ENDED SEPTEMBER 30, 1993, 1992, AND 1991


          1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation and Consolidation - The consolidated financial statements of Annapolis Bancorp, Inc. and subsidiary (the Company) are prepared in accordance with generally accepted accounting principles.

    The Company's consolidated financial statements include the accounts of Annapolis Bancorp, Inc., Annapolis Federal Savings Bank (AFSB), AFSB's wholly-owned subsidiaries, Annapolis Federal Funding Corporation I (AFFC I) and Maryland Service Corporation (MSC), and MSC's wholly-owned subsidiaries, Maryland Service Insurance Corporation and Maryland Service Development Corporation. All significant intercompany transactions and balances have been eliminated in consolidation.

    Investments in joint ventures are accounted for using the equity method.
    Investment, Mortgage-Backed and Related Securities - Investment, mortgage-backed and related securities are recorded at amortized cost as management has the intention and ability to hold these securities to maturity. Premiums and discounts are amortized using a method which produces results which are not materially different than the interest method over the period remaining to maturity. Should sales of such securities occur as a result of unforeseen circumstances, gains and losses are reflected in operations at the time of sale based on the carrying value of the specific securities sold.

    Loans Receivable Held for Sale - Loans receivable held for sale are carried at the lower of cost (remaining principal net of unearned discounts) or market determined in the aggregate.

    Real Estate Acquired Through Foreclosure - Real estate acquired through foreclosure or deed in lieu of foreclosure, and properties classified as in-substance foreclosed, are recorded at the fair value of the real estate at the date of foreclosure. Subsequent to the date of foreclosure such real estate is carried at the lower of fair value or cost. Properties classified as in-substance foreclosed consist of loans accounted for as foreclosed property even though actual foreclosure has not occurred. Although the collateral underlying these loans has not been repossessed, the borrower has little or no equity in the collateral at its current estimated fair value, proceeds for repayment are expected to come only from operation or sale of the

       -F-10-







    collateral and either the borrower has abandoned control of the project or it is doubtful the borrower will rebuild equity in the collateral in the foreseeable future. Costs of foreclosure and direct holding costs are charged to expense; improvements to the property are capitalized to the extent that fair value is not exceeded.

    The valuation of real estate owned, including development projects, is reviewed for propriety by management at least annually. Valuation allowances for estimated losses on real estate are recorded when a decline in fair value is believed to have occurred. The amount the Company could ultimately recover from foreclosed real estate or loans foreclosed in-substance could differ materially from the amount used in arriving at the net carrying value of the assets because of future market factors beyond the Company's control or changes in the Company's strategy for recovering its investment.

    Real Estate Held for Development and Sale - Direct construction and development costs are capitalized during the construction and development period.

    Sales of land (principally developed lots) are recorded under the accrual method of accounting. Under this method, a sale is not recognized until payments received aggregate a specific required percentage of the contract sales price. Until a contract qualifies as a sale, all collections are recorded as deposits. Land and improvement costs are allocated to individual lots and charged to cost of lots sold based on the relative sales value method.

    Property and Equipment - Property and equipment are recorded at cost and are depreciated using the straight line method (buildings over 30 to 40 years and furniture and equipment over 3 to 10 years). Leasehold improvements are amortized using the straight line method over the shorter of service lives or related lease terms.

    Interest Income - Interest on loans receivable is accrued based on the unpaid principal balances. At the discretion of management, an allowance is provided for the possible loss of uncollected interest on loans which are more than 90 days past due. Such interest, if ultimately collected, is credited to income when received.

    Allowance for Losses - Provisions for losses include charges to reduce the recorded balances of loans receivable, loans foreclosed in-substance, and foreclosed real estate to their estimated net realizable value or fair value, as applicable. Provision for losses on letters of credit is charged when the estimated obligation under the letter of credit exceeds the estimated fair value of the underlying collateral. Such provisions are based on management's estimate of net realizable value or fair value of the collateral, as applicable, considering the current and currently












       -F-11-







    anticipated future operating or sale conditions, thereby causing these estimates to be particularly susceptible to changes that could result in material adjustments to results of operations. Recovery of the carrying value of such loans and foreclosed real estate is dependent to a great extent on economic, operating and other conditions that may be beyond the Company's control.

    Income Taxes - Effective October 1, 1991, the Company elected to implement the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109) which replaced Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes" (SFAS 96). Prior to October 1, 1991, the
 Company accounted for income taxes in accordance with the provisions of SFAS 96. The cumulative effect of the adoption of SFAS 109 for years ending prior to October 1, 1991 was not significant. The effect of the adoption of SFAS 109 for the year ended September 30, 1992 was to reduce the net loss from operations approximately $680,000.

    In accordance with SFAS 109 the Company recognizes a deferred income tax liability or asset for the future tax consequences of temporary differences between amounts recorded for financial statement purposes and amounts recorded for tax purposes.

    Annapolis Bancorp, Inc. and its subsidiary file a consolidated federal income tax return. Federal income tax expense is allocated to the subsidiary as though it filed a separate income tax return.

    Deferred Loan Fees and Costs - Loan origination fees and direct loan origination costs relating to successful loan origination efforts are deferred and recognized over the life of the loans as a yield adjustment.
    New Accounting Pronouncements - In May, 1993, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which requires impaired loans to be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of a collateral dependent loan, as a practical expedient. The Statement is effective for fiscal years beginning after December 15, 1994. It is not expected to have a material impact on financial position or results of operations upon adoption.

    The FASB also issued SFAS No. 115," Accounting for Certain Investments in Debt and Equity Securities," in May 1993. SFAS No. 115 addresses the accounting and recording for investments in equity securities that have readily determinable fair values and for all debt securities. The Statement is effective for fiscal years beginning after December 15, 1993. Management believes that the adoption of

       -F-12-







    the Statement will not have a material adverse effect on the financial position or results of operations of the Company. Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and interest bearing deposits.

    Reclassifications - For comparative purposes, certain amounts in the prior periods have been reclassified to conform to the presentation for 1993.

          2.   MUTUAL TO STOCK CONVERSION

    Annapolis Bancorp, Inc. was incorporated August 6, 1986 to purchase all the outstanding stock of AFSB upon its conversion on December 31, 1986 from a mutual association
    (Annapolis Federal Savings and Loan Association - the
    Predecessor) to a stock corporation.

    The Conversion was accounted for using the purchase method of accounting. Accordingly, the aggregate net proceeds from the stock issuance were allocated to the assets acquired and the liabilities assumed, based on the fair value of such assets and liabilities at the Conversion date.
    Adjustments made to the various assets and liabilities acquired to reflect each at fair value on the date of the Conversion are being amortized over their respective estimated remaining lives on a level yield basis, except for the adjustment to property and equipment which is being amortized on a straight-line basis. The unamortized balances of the Conversion accounting adjustments at September 30, 1993 and 1992, were $1,805,000 and $2,225,000, respectively. The net effect of amortizing the Conversion accounting adjustments was to decrease net income by $420,000, $525,000, and $600,000 for the years ended
September 30, 1993, 1992, and 1991, respectively.

    Assuming that the amortization of premiums, accretion of











    discounts, and amortization of intangible assets were to occur in the amounts projected as of September 30, 1993, the estimated effect of purchase accounting adjustments on income before income taxes for the years ending September 30, 1994, 1995, and 1996 would be a decrease of $170,000,
    $130,000, and $65,000, respectively, as shown below. These amounts could change significantly as a result of dispositions of the Company's assets or liabilities that give rise to the accretion or amortization.

    As a condition of the Conversion, AFSB may not declare or pay a cash dividend on the common stock in excess of 50% of the lower of net operating income or net income. In addition, AFSB may not pay a cash dividend if the effect thereof would be to reduce the regulatory capital of AFSB below federal requirements. AFSB is also subject to certain other dividend restrictions. (See Note 17.)

       -F-13-







                                         Year Ended
                                        September 30,
                                     1994   1995   1996      Thereafter

    (Amounts in thousands)
Amortization of premiums on loans
      receivable                     $100   $  45   ($18)        $112
    Amortization of premiums and
      discounts on other assets
      and liabilities                  70       85    83        1,328
    Net decrease in income before
     income taxes and extraordinary
      items                          $170     $130  $ 65       $1,440

          3.   DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair value of the Company's significant financial instruments is provided below in accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." Certain estimates and judgments were required to develop to fair value amounts. The fair value amounts shown below are not necessarily indicative of the amounts that the Company would realize upon disposition nor do they indicate the Company's intent or ability to dispose of the financial instruments.

    At September 30, 1993, the recorded book and estimated fair values of financial instruments were:












                                   Recorded      Estimated
                                  Book Value    Fair Value

    Financial assets:
      Cash and cash equivalents $ 15,373,892   $ 15,373,892
      Investment securities       24,744,657     25,059,300
      Mortgage-backed and
        related securities        40,720,621     41,897,000
        Loans, net of allowance  215,974,935    215,838,000

    Financial liabilities:
        Deposits                 288,076,984    287,786,000
        Advances from Federal
         Home Loan Bank            7,006,328      7,488,000
         Bonds payable             9,622,230      9,622,230
         Notes payable             7,302,041      7,302,041
         Commitments                                107,000







       -F-14-







    Cash and Cash Equivalents - The estimated fair value approximates carrying value.
    Investment, Mortgage-backed and Related Securities - Fair values are based on quoted market prices or dealer quotes.

    Loans - The estimated fair value is determined by discounting contractual cash flows from the loans using current lending rates for new loans with similar remaining maturities and giving consideration to prepayments. the resulting value is reduced by an estimate of losses inherent in the portfolio.

    Deposit Liabilities - The fair value of demand, savings, and money market deposits with no defined maturity is the amount payable on demand at the reporting date. The fair value of fixed rate time deposits is estimated by discounting the future cash flows to be paid, using the current rates at which similar deposits with similar remaining maturities would be issued.

    Advances from Federal Home Loan Bank and Bonds Payable - The fair value of Advances from Federal Home Loan Bank and bonds payable are estimated by discounting the future cash flows using the current rates at which similar debt could beissued.

    Commitments - Commitments to make or sell loans, are not recorded on the balance sheet. Their fair values are estimated as the fees that would be charged customers to enter into a similar agreement with comparable pricing and maturity. For fixed rate commitments, the estimated fair value also considered the difference between current levels of internal rates and the committed rates.

          4.   SECURITIES
    Investment securities consists of the following:


                                                     1993

                                     Gross        Gross     Estimated
                                   Amortized    Unrealized  Unrealized  Market
                                      Cost        Gains      Losses     Value
    U.S. government and agency
     obligations                  $22,464,357  $  319,073    ($4,430)  $22,779,000
    Federal Home Loan
        Bank stock                  2,280,300   2,280,300
                                  $24,744,657  $  319,073    ($4,430)  $25,059,300





       -F-15-







                                      1992

                                            Gross        Gross     Estimated
                             Amortized   Unrealized   Unrealized    Market
                               Cost         Gains        Losses      Value

    U.S. Government and
        agency obligations  $13,545,527  $  591,392     ($50,919)  $14,086,000
    Federal Home Loan
        Bank stock            2,280,300                              2,280,300

                            $15,825,827  $  591,392     ($50,919)  $16,366,300


    Proceeds from sales of investment securities during the











    years ended September 30, 1992 and 1991, were $4,307,625 and $6,179,554, respectively, resulting in gross losses of $60,788 in 1992 and gross gains of $23,749 in 1991. No investment securities were sold in 1993.

    Investment securities at September 30, 1993, by maturity:


                                          Gross      Estimated
                                         Amortized     Market
                                           Cost        Value

    Due in one year or less             $17,429,498   $17,482,000
    Due after one year through
      five years                          5,034,859     5,297,000
    Due after five years through ten years
    Due after ten years                   2,280,300     2,280,300

    Total                               $24,744,657 z  $25,059,300

    AFSB is required to maintain an investment in stock of the Federal Home Loan Bank (FHLB) in an amount equal to at least 1% of the unpaid principal balances of AFSB's residential mortgage loans or 1/20 of its outstanding advances from the FHLB, whichever is greater. Purchases and sales of stock are made directly with the FHLB at par value.

          5.   MORTGAGE-BACKED AND RELATED SECURITIES

    Mortgage-backed and related securities at September 30, 1993 and 1992, are summarized as follows:

       -F-16-






                                                  1993

                                     Gross        Gross                   Estimated
                                   Amortized    Unrealized   Unrealized    Market
                                     Cost         Gains        Losses       Value
    GNMA pass-through
      certificates               $  2,290,091  $  131,606                 $  2,421,697
    FNMA pass-through
      certificates                 19,172,167     745,597                   19,917,764
    FHLMC pass-through
      certificates                 11,253,906     242,933                   11,496,839
    Collateralized mortgage
        obligations                 8,004,457      56,243                    8,060,700












    Total                         $40,720,621  $1,176,379                  $41,897,000


                                                  1992

                                                  Gross       Gross      Estimated
                                  Amortized     Unrealized  Unrealized     Market
                                     Cost         Gains       Losses       Value
    GNMA pass-through
      certificates                $  2,953,386  $  142,478                $  3,095,864
    FNMA pass-through certificates  29,694,917   1,137,235   ($27,683)      30,804,469
    FHLMC pass-through
      certificates                   9,508,073     646,048   (156,598)       9,997,523
    Collateralized
      mortgage obligations           1,030,683      28,009       (548)       1,058,144

    Total                          $43,187,059  $1,953,770  ($184,829)     $44,956,000



    Mortgage-backed securities totaling approximately $10,064,000 were pledged at September 30, 1993, as collateral for bonds. Taking into account the mortgage-backed securities pledged unencumbered mortgage-backed securities and related securities at September 30, 1993 amounted to approximately $30,657,000.

    Mortgage-backed securities have a contractual life of five years or greater; however, the actual life of these securities is subject to change due to principal prepayments.









       -F-17-







          6.   ACCRUED INTEREST RECEIVABLE

    Accrued interest receivable at September 30, 1993 and 1992:
                                       1993       1992

    Investment securities          $  229,599 $  274,701











    Mortgage-backed securities        259,830    374,039
    Loans receivable                2,172,567  2,742,976

                                   $2,661,996 $3,391,716

          7.   LOANS RECEIVABLE, NET
    Loans receivable at September 30, 1993 and 1992, are summarized as follows:

                                        1993         1992

    Real estate mortgage loans    $153,647,664    $156,192,572
    Commercial                      23,829,980      29,184,776
    Installment                      8,794,540      10,035,116
    Real estate construction and
      land                          28,501,455      41,545,000
    Lines of credit                  8,132,530       9,724,959
    Other                            1,464,224       4,255,865

         Total                     224,370,393     250,938,288

    Less:
    Undisbursed portion of loans
        in process                  (4,239,000)     (8,140,239)
    Allowance for loan losses       (2,900,825)     (3,200,174)
    Deferred loan fees              (1,255,633)     (1,172,779)

    Loans receivable, net         $215,974,935    $238,425,096


    Included in real estate mortgage loans receivable at September 30, 1993 and 1992, are loans held for sale amounting to $888,000 and $2,557,000, respectively.

    The Company originates and purchases both adjustable and fixed interest rate loans. At September 30, 1993, the composition of these loans was as follows:








       -F-18-







         Fixed Rate                      Adjustable Rate
                                      Term to Rate











Term to Maturity    Book Value        Adjustment    Book Value

    1 mo. - 1 yr.$  4,233,991         1 mo. - 1 yr. $109,394,643
    1 yr. - 3 yr.   3,751,000         1 yr. - 3 yr.   51,414,132
    3 yr. - 5 yr.   4,170,459         3 yr. - 5 yr.    5,854,947
    5 yr. - 10 yr.  5,282,814         5 yr. - 10 yr.   3,555,904
    10 yr. - 20 yr.27,511,393         10 yr. - 20 yr.  1,300,102
    Over 20 years   7,321,000         Over 20 years      580,008

                  $52,270,657                       $172,099,736
    Residential adjustable rate loans have interest rate adjustment limitations, while others have no limitations.
    Adjustable rate loans are indexed to various current market indices.

    Nonaccrual loans totaled $4,620,000 and $8,526,000 at September 30, 1993 and 1992, respectively. Interest income not recognized on these loans totaled approximately
    $286,000, $580,000 and $154,000 for the years ended
    September 30, 1993, 1992 and 1991, respectively.
    The following is a summary of the changes in the allowance for loan losses:

                               1993       1992      1991

 Balance, beginning of
   period                  $3,200,174  $1,205,142  $1,742,340
 Provision for estimated
  losses                      155,618   5,931,293     230,000
 Items charged off net of recoveries
  of recoveries              (454,967) (3,936,261)   (767,198)
 Balance, end of peod      $2,900,825  $3,200,174  $1,205,142


    Construction and Commercial Lending Activities - The Company originates commercial real estate loans. These loans are considered by management to be of somewhat greater risk of uncollectibility due to the dependency on income production or future development of the real estate. Of the construction and commercial real estate loans, approximately $2,339,000 collateralized by multi- family residential property, and $74,112,000 by office and retail developments and land. Arrangements for certain loans require the Company to provide, from the loan proceeds, amounts sufficient for payment of loan fees and anticipated costs during acquisition, development or construction, including interest. This type of lending is considered by management to have higher than normal risks because the borrower may have little or no equity investment in the acquisition, development or construction project. At September 30, 1993, such loans totaled $2,178,000, which amounted to 1% of the

       -F-19-


















    Company's loan portfolio.

    Under current regulations, a Federally-chartered savings and loan association's aggregate commercial real estate loans may not exceed 400% of its capital as determined under the regulatory capital standards. The regulations do not require divestiture of any loan that was lawful when it was originated. Management does not anticipate that this regulation will adversely impact lending policies.

    Mortgage Banking Activities - The Company originates mortgage loans for portfolio investment or sale in the secondary market. Sales are generally limited to new fixed rate mortgages, substantially all of which are sold shortlyafter origination. These loans are carried at lower of cost or market.

    At September 30, 1993 and 1992, the Company was servicing loans for others amounting to approximately $52,755,000 and $78,793,000, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. In connection with these loans serviced for others, the Company held borrowers' escrow balances of approximately $205,000 and $639,000 at September 30, 1993 and 1992, respectively.

          8. INVESTMENTS IN AND LOANS TO JOINT VENTURES AND REAL ESTATE HELD FOR DEVELOPMENT AND SALE

    The Company, through Maryland Service Development
    Corporation, has entered into various joint venture agreements with developers principally for the acquisition, development, and construction of property for both commercial and residential use. Such investments are accounted for using the equity method of accounting.

    In some cases, the Company also makes loans to the joint ventures. Often the loan arrangements require the Company to provide, from the loan proceeds, amounts sufficient for payment of loan fees and anticipated costs during acquisition, development or construction, including interest. This type of lending is considered by management to have higher than normal risks because the borrower may have little or no equity investment in the acquisition, development or construction project, and the ability of the Company to recover investments and loans is dependent on future income production or future development and sale of the real estate.

    At September 30, 1993, the Company had investments in four joint ventures in which it shares equally in the profits and losses. All of these investments and loans, approximately

       -F-20-







    $894,000, relate to single and multi-family residential
    property.
         The Company's investment at September 30, 1993 and
         1992, consisted of the following:
                                                1993         1992

    Capital contributions                     $ 247,687   $  664,439
    Construction and land acquisition loans     646,714    1,427,380

    Total investments in and loans to joint
        ventures                              $ 894,401   $2,091,819

    Combined financial information of the joint ventures as of September 30, 1993 and 1992, and for the years then ended is summarized as follows:

                                           1993         1992
    Assets

        Cash                           $    57,613  $     5,678
        Land                               697,694    1,337,585
        Capitalized construction costs     910,441    1,413,941
        Other assets                        94,621       24,120

                                        $1,760,369   $2,781,324


                                            1993         1992
    Liabilities and Partners' Equity

    Liabilities:
        Accounts payable and other
         liabilities                   $   526,370    $   349,204
        Loans payable to AFSB              646,714      1,427,380
        Loans payable to others            166,466

    Total Liabilities                    1,339,550      1,776,584

    Partners' Equity:
        Maryland Service Development











         Corporation                       247,687        664,439
        Other partners                     173,132        340,301

    Total Partners' Equity                 420,819      1,004,740
    Total Liabilities and Partners'
      Equity                           $ 1,760,369   $  2,781,324

    Total Net Loss                     $  (240,256)  $    (55,943)


    Net income for the year ended September 30, 1991, was $9,383.

    At September 30, 1992, the Company had real estate held for

       -F-21-







    development and sale with a carrying value of approximately $1,367,000. Such real estate consisted primarily of a medical office condominium complex which was sold during
1993, resulting in a loss of approximately $110,000 which is included in the net loss from real estate operations in the Consolidated Statements of Operations.

    The ability of the Company to recover the carrying value of real estate held for development and sale (including capitalized interest) is based upon future sales of the land and the projects. The ability to effect such sales is subject to market conditions and other factors, all of which are beyond the Company's control.
          9.   PROPERTY AND EQUIPMENT

    Property and equipment at September 30, 1993 and 1992:

                                              1993         1992

    Land                                $ 1,709,342    $ 1,709,342
    Office buildings                      7,858,239      7,510,102
    Leasehold improvements                  647,273        893,912
    Furniture and equipment               3,148,689      3,251,503
    Total                                13,363,543     13,364,859

    Less accumulated depreciation
      and amortization                   (2,422,888)    (2,246,497)

    Property and equipment, net         $10,940,655    $11,118,362
















       -F-22-







          10. DEPOSITS

    Deposits at September 30, 1993 and 1992:

                              1993               1992

                                        Percent                       Percent
                             Weighted     to                  Weighted   to
                    Amount     Rate      Total      Amount     Rate    Total

    Passbook
    and statement
    accounts       $ 92,650,454  3.24%   32.2%   $ 80,127,576  3.91%    25.7%
    NOW accounts     33,933,356  2.06    11.8      33,203,536  2.34     10.9
    Insured money
     market accounts 16,844,000  2.90     5.8      18,806,496  3.30      6.0
       Total        143,427,810          49.8     132,137,608           42.6

       Term
       certificate
       accounts     130,641,174  4.97    45.3     153,608,987   5.99    49.4


 $100,000 and
 over negotiated
 rate certificates   14,008,000  3.42     4.9      24,964,000   4.47     8.0












       Total        144,649,174          50.2     178,572,987           57.4

   Total deposits  $288,076,984  3.87   100.0%   $310,710,595   4.78   100.0%

       At September 30, 1993, the scheduled maturities of certificate accounts are as follows:


    Year Ending September 30:

    1994              $100,262,174
    1995                24,936,000
    1996 thru 1998      19,444,000
    Thereafter               7,000
    Total             $144,649,174





       -F-23-







    Interest on deposits was as follows:

                               1993        1992        1991
Passbook, statement, and
  certificate accounts    $11,160,162   $15,945,232  $20,633,369

NOW accounts and money
 market investment accounts 1,248,826     1,768,590    2,249,325
Penalty income                (34,012)      (46,194)     (58,792)

    Total                 $12,374,976   $17,667,628   $22,823,902

          11.  ADVANCES FROM FEDERAL HOME LOAN BANK

    Advances from the FHLB of Atlanta are collateralized by the Company's stock in the FHLB and by mortgage loans with a book value of approximately $14,707,000 at September 30, 1993. The rates and maturities of the advances outstanding at September 30, 1993 and 1992 are as follows:


     Year Ending               Interest Rate        1993          1992
    September 30:
         1993                      8.30%                        $1,000,926
         1994                      9.60          $3,000,000      3,000,000
         1995                      8.35           2,002,431      2,004,226
         1996                      8.35           2,003,897      2,005,692












         Total                                   $7,006,328     $8,010,844


          12.  BONDS PAYABLE
    Bonds payable consist of Series A Mortgage Collateralized Bonds, which are limited recourse obligations of AFSB's limited purpose finance subsidiary, AFFC I, and are secured by a pledge of, and security interest in, certain mortgage-backed securities. The bonds are not obligations of, and are not guaranteed by, AFSB or the Company. The bonds are not obligations or deposits insured by the Savings Association Insurance Fund (SAIF). The bonds bear interest at 9.50% and mature on various dates between 2013 and 2019.
   13.AMOUNTS DUE FIRST LIENHOLDERS

    Amounts due first lienholders represent FHA and VA loans assumed in connection with loans made by the Company to the buyers of residential property. New loans made by the Company are written for a term equal to the mortgage assumed. The first lienholders were paid in full as of September 30, 1993.


       -F-24-







          14.  INCOME TAXES

    The following reconciliation summarizes the effects ofpermanent and temporary differences between income taxes as computed by statutory tax rates and as reported for financial accounting purposes.

                                       1993        1992        1991

    Income (loss) before income
      taxes                          $1,354,790  $(4,961,769)  $1,093,526

    Income tax at statutory rates    $  461,000  $(1,687,000)  $  372,000
    Bad debt deduction net
        of applicable preference
        tax                             (93,000)  (1,369,000)     (67,000)
    State income tax, net of
        federal benefit                 141,000     (149,000)     175,000
    Amortization of conversion
        accounting adjustments          152,000      180,000      202,000
    Maturity of bonds (loss on sale)     85,000       74,000       42,000
    Additional fee income
        recognized, net of direct











        costs                           170,000     (195,000)     (24,000)
    Provision for loan losses            53,000    2,017,000     (183,000)
    Deferral of income from joint
        ventures                         58,000                    97,000
    Gain on sale of real estate
        acquired through foreclosure   (148,000)     (46,000)     (48,000)
    Other, net                         (217,000)     (58,000)     129,000

    Current income tax provision        662,000   (1,233,000)     695,000
    Deferred income tax
        provision (benefit)            (264,000)    (861,000)    (160,000)

    Total income taxes (benefit)   $   398,000   $(2,094,000) $   535,000

    The tax effect of temporary differences that give use to deferred tax assets and deferred tax liabilities at September 30, 1993 and 1992, are presented below:

                                              1993         1992

    Deferred tax liabilities:
        Conversion accounting adjustments   $1,107,000   $1,264,000
        Depreciation                           128,000       81,000
        Loss on sale of bonds                  169,000      257,000
        Other                                   12,000       25,000

    Gross deferred tax liabilities           1,416,000    1,627,000

    Deferred tax assets:
        Allowance for loan losses            1,015,000    1,120,000
        Loan fees                              424,000
          250,000
        Other                                  277,000       88,156
    Gross deferred tax assets                1,716,000    1,458,156
    Valuation allowance for deferred
        tax assets


    Net deferred tax assets                  1,716,000    1,458,156

    Net deferred tax assets (liability)     $  300,000   $ (168,844)

       -F-25-








    AFSB is permitted under the Internal Revenue Code to deduct an annual addition to a reserve for bad debts in determining taxable income, subject to certain limitations. This addition differs from the bad debt experience used for financial accounting purposes. Bad debt deductions for income tax purposes are included in taxable income of later years if the bad debt reserves are used subsequently for purposes other than to absorb bad debt losses. Because AFSB does not intend to use the reserve for purposes other than to absorb losses, no deferred income taxes have been provided. Retained earnings at September 30, 1993 includes approximately $3,100,000 representing such bad debt deductions for which no deferred income taxes have been provided. The amount of unrecognized deferred tax liability on such bad debt deductions at September 30, 1993, was approximately $1,085,000.

          15.  PENSION PLANS

    401(K) Plan - The Company maintains a 401(K) plan for its employees. The Plan covers substantially all employees, who may elect to contribute between 1% and 15% of their salary.
The Company matches 50% of employee contributions up to 5%.
    Additional contributions are made annually at the Board of Directors' discretion. Employer contribution expense was $100,000 for each of the three years in the period ended September 30, 1993.

    Supplemental Plan - The Company maintains a supplemental retirement plan for one retired executive. The Company's paid $23,602 for each of the three years in the period ended
    September 30, 1993, pursuant to this plan.
          16.  LEASE ARRANGEMENTS

    The Company's lease arrangements consist primarily of leases of real property for eight of its branch locations. In addition to rent, the Company is generally obligated to pay property taxes, insurance and other operating expenses. Six of the leases include renewal options with rental adjustments based on increases in the consumer price index and certain other factors. Future minimum lease payments at

       -F-26-







    September 30, 1993 under non-cancelable operating leases and future minimum sublease income are as follows:

     Year Ending      Minimum Lease      Lease
    September 30,       Payments        Income

         1994         $  763,912       $ 86,005
         1995            317,410         82,149
         1996            268,459         84,615











         1997            250,773         87,153
         1998            256,438         21,948
      Thereafter       1,865,406

    Total minimum
      lease payments  $3,722,398      $ 361,870


          17.  STOCKHOLDERS' EQUITY AND REGULATORY CAPITAL

    Sale of Common Stock - In April, 1991, the Company completed a private placement offering resulting in the sale of 205,500 shares of common stock with net proceeds of $2,020,000. Subsequent to completion of the sale, the Company made an additional investment of $1,000,000 in AFSB. Regulatory Capital - Under current capital regulations, AFSB must have: (i) core capital equal to 3 percent of adjusted total assets, (ii) tangible capital equal to 1.5 percent of adjusted total assets, and (iii) total capital equal to 8.0 percent of risk-weighted assets.

    In measuring its compliance with capital regulations, AFSB must deduct from capital its investments in, and advances to, subsidiaries engaged in activities not permissible for national banks (i.e., joint ventures). There is a five-year phase-in of this provision for investments held as of April 12, 1989. At September 30, 1993, this phase-in requirement requires a 60% deduction, which increases through additional phases to 100% at June 30, 1994.

    At September 30, 1993, AFSB's regulatory equity capital was as follows (dollars in thousands):



                                    Tangible   Core        Risk-based
                                     Capital   Capital       Capital

    AFSB's total stockholder's
     equity                        $17,643  $17,643  $17,643
    Investments and advances to
        "non-includable"
         subsidiaries                 (463)    (463)    (463)
    General valuation allowances                       2,568

    Regulatory capital computed      17,180  17,180   19,748
    Minimum capital requirement      (4,848) (9,696) (16,407)

    Regulatory capital excess       $12,332  $7,484 $  3,341
    Computed capital ratio             5.3%    5.3%     9.6%
    Minimum capital ratio              1.5     3.0      8.0

    Regulatory capital excess          3.8%    2.3%     1.6%

       -F-27-




















    Certain other regulatory capital amendments are mandated or expected to occur in future periods. These amendments may include, among other things, possible increases in required core capital levels to between 4% and 5%. Based upon the current proposed capital requirements, management does not believe that the proposed regulations will have a material adverse impact on AFSB. However, events beyond the control of AFSB, such as a downturn in the economy in areas where AFSB originates most of its loans, could adversely affect future earnings and, consequently, the ability of AFSB to meet its future minimum capital requirements.

    At periodic intervals, both the Office of Thrift Supervision
    (OTS) and Federal Deposit Insurance Corporation (FDIC) routinely examine AFSB's financial statements as part of their legally prescribed oversight of the savings and loan industry. Based on these examinations, the regulators can direct that AFSB's consolidated financial statements be adjusted in accordance with their findings.

    In March 1992 the OTS and AFSB entered into a supervisory agreement which required AFSB to: 1) strengthen its loan underwriting policies and procedures; 2) improve appraisal review policies and procedures; 3) improve its asset classification procedures including procedures related to foreclosed properties; 4) discontinue the payment of dividends until classified assets are reduced to a level less than AFSB's risk-based capital and 5) strengthen its policies related to evaluation of non-accrual loans. The supervisory agreement was terminated by the OTS based on the results of its June 1993 examination of AFSB. However, to ensure continuing compliance with applicable laws and regulations, and financial safety and soundness standards, AFSB has committed, by a resolution of the Board of Directors to continue to monitor its policies and procedures consistent with the intent of the former supervisory agreement.
    As a result of the Conversion, AFSB is subject to certain dividend restrictions as discussed in Note 2. AFSB is also subject to regulatory dividend restrictions under which dividends are limited to 50% of net income over the most recent four quarters. AFSB must comply with the more stringent of the requirements.

    Stock Option Plan - The Company maintains a stock option












       -F-28-







    plan under which stock options may be granted to employees. During the year ended September 30, 1991, options were exercised for the purchase of 5,000 shares at $3.00 per share. At September 30, 1993, options for 5,000 shares at $3.00 per share remained outstanding and options may be granted for an additional 90,000 shares.

          18.  COMMITMENTS AND CONTINGENT LIABILITIES

    The Company had approximately $2,299,000 in outstanding loan commitments and approximately $14,054,000 in unused lines of credit at September 30, 1993, all of which will expire within one year. The Company also had commitments to sell loans of $5,922,000. The Company uses the same creditpolicies in making commitments and conditional obligations
    as it does for originating loans.

          19.  NOTE PAYABLE

    The note payable balance consists of a note secured by the stock of AFSB and the Business Fund Reserve Account discussed below. This note is a result of a September 1993 modification of a prior outstanding loan.

    The terms of the note are as follows: original loan amount of $7,320,130, principal and interest payments due quarterly, interest rate fixed at 7.77%, due May 28, 1999.

    Under terms of the loan agreement, the Company maintains a Business Fund Reserve Account and is prohibited from paying dividends on the common stock until the principal balance of the loan is reduced below $3,000,000. The note requires a principal curtailment of between $2,000,000 and $3,000,000, dependent upon certain conditions contained in the loan agreement, no later than June 1994.
    Additionally, the Company is obligated to pay a loan fee between $250,000 and $1,000,000 depending on the amount of the curtailment made no later than June 1994 (see above). As of September 30, 1993, $555,000 representing the present value of the loan fee payable has been accrued.

    In conjunction with the letter of intent described in Note 21, the Company has received a commitment from Crestar Financial Corporation to refinance the note payable conditional on the Company's approval of the sale of the Company to Crestar Financial Corporation. Under the terms of the commitment the loan will bear interest at 7.77% and











    principal and interest payments are payable quarterly in the amount of $185,000. The refinancing will require a $2 million curtailment in August 1997.

          20.  PARENT COMPANY FINANCIAL INFORMATION

    The following information on Annapolis Bancorp, Inc. (parent company only) should be read in conjunction with the other

       -F-29-







    notes to consolidated financial statements.

                   STATEMENTS OF FINANCIAL CONDITION
    Assets                             1993          1992

    Investment in AFSB              $17,643,851  $16,347,153
    Cash and interest-bearing
     deposits                           385,563      703,632
    Prepaid expenses and other assets    41,258      153,097
    Income tax receivable               820,000    1,350,000
    Deferred taxes                                    85,000

    Total assets                    $18,890,672  $18,638,882

    Liabilities

    Notes payable                  $  7,302,041 $  7,302,041
    Intercompany payable                525,000    1,305,000
    Other liabilities                   555,000      480,000

    Total liabilities                 8,382,041    9,087,041

    Stockholders' Equity
    Common stock                      1,205,500    1,205,500
    Additional paid-in capital        3,314,500    3,314,500
    Retained earnings - substantially
      restricted                      5,988,631    5,031,841

    Total stockholders' equity       10,508,631    9,551,841

    Total liabilities and
      stockholders' equity          $18,890,672  $18,638,882


                         STATEMENTS OF OPERATIONS
                                            1993       1992       1991
    Income and expenses:
        Dividends received from AFSB          --        --   $  557,000











        Interest income                  $  16,296  $  28,978    17,588
        Interest expense                  (518,242)  (974,446) (786,974)
        Other expenses                    (141,962)   (52,317)   (49,357)
        Loss before income tax and
        equity in undistributed income
           of AFSB (loss) of AFSB         (643,908)  (997,785)  (261,743)
        Income tax benefit                 304,000    374,708    227,000
        Loss before equity in
         undistributed
         income (loss) of AFSB            (339,908)  (623,077)   (34,743)
        Equity in undistributed
         income (loss)
         of AFSB                         1,296,698 (2,244,692)   593,269

        Net income (loss)               $  956,790 $(2,867,769) $ 558,526



       -F-30-







    During the years ended September 30, 1993, 1992, and 1991, the Company received dividends from AFSB of $-0-, $-0- and $557,000, respectively, and paid interest of approximately$518,000,
$974,000, and $787,000, respectively.

          21.  PENDING SALE OF COMPANY

    On November 16, 1993, the Company and Crestar Financial Corporation (Crestar) executed a letter of intent under which Crestar will acquire the Company. The Company shareholders will received $12.75 in Crestar common stock for each share of the Company stock owned.

    The letter of intent is subject to the execution of adefinitive agreement, regulatory approvals and the approval of the Company's shareholders. As a condition of the letter of intent, the Company has granted Crestar an option to purchase from the Company an amount of shares equal to approximately 20 per cent of the Company's outstanding shares subject to certain conditions contained in the option agreement. The accompanying financial statements do not include any adjustments relating to the impending sale of the Company.





                                                                    Annex I






                         AGREEMENT AND PLAN OF REORGANIZATION


                                        among

                            CRESTAR FINANCIAL CORPORATION,

                                   CRESTAR BANK MD,

                               ANNAPOLIS BANCORP, INC.

                                         AND

                            ANNAPOLIS FEDERAL SAVINGS BANK









                                  December 22, 1993







                                        INDEX

                                                                       Page
                                      ARTICLE I
                                       General

               1.1. Holding Company Merger  . . . . . . . . . . . . . .   2
               1.2. Bank Merger . . . . . . . . . . . . . . . . . . . .   2
               1.3. Issuance of Crestar Common Stock and Cash . . . . .   3
               1.4. Taking of Necessary Action  . . . . . . . . . . . .   3

                                      ARTICLE II
              Effect of Transaction on Common Stock, Assets, Liabilities and Capitalization of Crestar, Crestar Bank MD, AB and
                                      Annapolis












               2.1. Conversion of Stock;  Exchange Ratio; Cash
                    Election  . . . . . . . . . . . . . . . . . . . . .   3
               2.2. Manner of Exchange  . . . . . . . . . . . . . . . .   4
               2.3. No Fractional Shares  . . . . . . . . . . . . . . .   6
               2.4. Dissenting Shares . . . . . . . . . . . . . . . . .   6
               2.5. Assets  . . . . . . . . . . . . . . . . . . . . . .   6
               2.6. Liabilities . . . . . . . . . . . . . . . . . . . .   7
                                     ARTICLE III
                            Representations and Warranties

               3.1. Representations and Warranties of AB and Annapolis    7
                    (a)  Organization, Standing and Power . . . . . . .   7
                    (b)  Capital Structure  . . . . . . . . . . . . . .   8
                    (c)  Authority  . . . . . . . . . . . . . . . . . .   8
                    (d)  Investments  . . . . . . . . . . . . . . . . .  10
                    (e)  Financial Statements . . . . . . . . . . . . .  10
                    (f)  Absence of Undisclosed Liabilities . . . . . .  11
                    (g)  Tax Matters  . . . . . . . . . . . . . . . . .  11
                    (h)  Options, Warrants and Related Matters. . . . .  12
                    (i)  Property . . . . . . . . . . . . . . . . . . .  13
                    (j)  Additional Schedules Furnished to Crestar  . .  13
                    (k)  Agreements in Force and Effect . . . . . . . .  14
                    (l)  Legal Proceedings; Compliance with Laws  . . .  14
                    (m)  Employee Benefit Plans . . . . . . . . . . . .  15
                    (n)  Insurance  . . . . . . . . . . . . . . . . . .  17
                    (o)  Loan Portfolio . . . . . . . . . . . . . . . .  18
                    (p)  Absence of Changes . . . . . . . . . . . . . .  19
                    (q)  Brokers and Finders  . . . . . . . . . . . . .  19
                    (r)  Subsidiaries . . . . . . . . . . . . . . . . .  19
                    (s)  Reports. . . . . . . . . . . . . . . . . . . .  20
                    (t)  Environmental Matters  . . . . . . . . . . . .  20
                    (u)  Delaware General Corporation Law, Etc  . . . .  22
                    (v)  Disclosure . . . . . . . . . . . . . . . . . .  22
                    (w)  Conversion; Liquidation Account  . . . . . . .  22
               3.2. Representations and Warranties of Crestar and
                    Crestar Bank MD . . . . . . . . . . . . . . . . . .  22
                    (a)  Organization, Standing and Power . . . . . . .  22
                    (b)  Capital Structure  . . . . . . . . . . . . . .  23
                    (c)  Authority  . . . . . . . . . . . . . . . . . .  23
                    (d)  Financial Statements . . . . . . . . . . . . .  24

                                         (i)







                    (e)  Absence of Undisclosed Liabilities . . . . . .  25
                    (f)  Absence of Changes . . . . . . . . . . . . . .  25
                    (g)  Brokers and Finders  . . . . . . . . . . . . .  25
                    (h) Subsidiaries; Ownership of AB Common Stock. . .  26
                    (i)  Tax Matters  . . . . . . . . . . . . . . . . .  26











                    (j)  Property . . . . . . . . . . . . . . . . . . .  26
                    (k)  Agreements in Force and Effect . . . . . . . .  27
                    (l)  Legal Proceedings; Compliance with Laws  . . .  27
                    (m)  Employee Benefit Plans . . . . . . . . . . . .  28
                    (n)  Loan Portfolio . . . . . . . . . . . . . . . .  29
                    (o)  Disclosure . . . . . . . . . . . . . . . . . .  29

                                      ARTICLE IV
                          Conduct and Transactions Prior to
Effective Time of the Merger

               4.1. Access to Records and Properties of Crestar,
                    Crestar Bank MD, AB and Annapolis, Confidentiality   30
               4.2. Registration Statement, Proxy Statement,
                    Shareholder Approval  . . . . . . . . . . . . . . .  30
               4.3. Operation of the Business of AB and Annapolis . . .  31
               4.4. No Solicitation . . . . . . . . . . . . . . . . . .  32
               4.5. Dividends . . . . . . . . . . . . . . . . . . . . .  33
               4.6. Regulatory Filings; Best Efforts  . . . . . . . . .  33
               4.7. Public Announcements  . . . . . . . . . . . . . . .  33
               4.8. Operating Synergies; Conformance to Reserve
                    Policies, Etc.  . . . . . . . . . . . . . . . . . .  33
               4.9. Transactions in Crestar Common Stock  . . . . . . .  34
               4.10.    Crestar Rights Agreement  . . . . . . . . . . .  34
               4.11.    NYSE Listing  . . . . . . . . . . . . . . . . .  34
               4.12.    Agreement as to Efforts to Consummate   . . . .  34
               4.13.    Adverse Changes in Condition  . . . . . . . . .  35
               4.14.    Updating of Schedules   . . . . . . . . . . . .  35

                                      ARTICLE V
                              Conditions of Transaction
               5.1. Conditions of Obligations of Crestar and Crestar
                    Bank MD . . . . . . . . . . . . . . . . . . . . . .  35
                    (a)  Representations and Warranties; Performance
                        of Obligations; No Adverse Change   . . . . . .  35
                    (b)  Authorization of Transaction . . . . . . . . .  36
                    (c)  Opinion of Counsel . . . . . . . . . . . . . .  36
                    (d)  The Registration Statement . . . . . . . . . .  36
                    (e)  Tax Opinion  . . . . . . . . . . . . . . . . .  36
                    (f)  Regulatory Approvals . . . . . . . . . . . . .  37
                    (g)  Affiliate Letters  . . . . . . . . . . . . . .  37
                    (h)  Acceptance by Crestar and Crestar Bank MD
                         Counsel   . . . . . . . . . . . . . . . . . . . 37
                    (i)  Consent of First National Bank of Maryland or
                        Payment in Full of FNBM Loan  . . . . . . . . .  37
               5.2. Conditions of Obligations of AB and Annapolis . . .  37
                    (a)  Representations and Warranties; Performance
                        of Obligations  . . . . . . . . . . . . . . . .  38
                    (b)  Authorization of Transaction . . . . . . . . .  38
                    (c)  Opinion of Counsel . . . . . . . . . . . . . .  38
                    (d)  The Registration Statement . . . . . . . . . .  40
                    (e)  Regulatory Approvals . . . . . . . . . . . . .  40

                                         (ii)


















                    (f)  Tax Opinion  . . . . . . . . . . . . . . . . .  40
                    (g)  Fairness Opinion . . . . . . . . . . . . . . .  41
                    (h)  NYSE Listing . . . . . . . . . . . . . . . . .  42
                    (i)  Acceptance by AB and Annapolis Counsel. . . .   42
                    (j)  Consent of First National Bank of Maryland or
                        Payment in Full of FNBM Loan  . . . . . . . . .  42

                                      ARTICLE VI
                             Closing Date; Effective Time

               6.1. Closing Date  . . . . . . . . . . . . . . . . . . .  42
               6.2. Filings at Closing  . . . . . . . . . . . . . . . .  42
               6.3. Effective Time  . . . . . . . . . . . . . . . . . .  42
                                     ARTICLE VII
                      Termination; Survival of Representations,
                    Warranties and Covenants; Waiver and Amendment

               7.1. Termination . . . . . . . . . . . . . . . . . . . .  43
               7.2. Effect of Termination . . . . . . . . . . . . . . .  44
               7.3. Survival of Representations, Warranties and
                    Covenants . . . . . . . . . . . . . . . . . . . . .  44
               7.4. Waiver and Amendment  . . . . . . . . . . . . . . .  44

                                     ARTICLE VIII
                                 Additional Covenants

               8.1. Payment of the Note . . . . . . . . . . . . . . . .  45
               8.2. Indemnification and AB Officers and Directors
                    Liabilities Insurance . . . . . . . . . . . . . . .  45
               8.3. Employee Matters  . . . . . . . . . . . . . . . . .  46
               8.4. Employee Benefit Matters  . . . . . . . . . . . . .  46
               8.5. Stock Options . . . . . . . . . . . . . . . . . . .  48
               8.6. Crestar Bank MD/Annapolis Local Advisory Board of
                    Directors . . . . . . . . . . . . . . . . . . . . .  48
                                      ARTICLE IX
                                    Miscellaneous

               9.1. Expenses  . . . . . . . . . . . . . . . . . . . . .  48
               9.2. Entire Agreement  . . . . . . . . . . . . . . . . .  48
               9.3. Descriptive Headings  . . . . . . . . . . . . . . .  48
               9.4. Notices . . . . . . . . . . . . . . . . . . . . . .  48
               9.5. Counterparts  . . . . . . . . . . . . . . . . . . .  49
               9.6. Governing Law . . . . . . . . . . . . . . . . . . .  49


          Exhibit A   - Plan of Merger of AB into Crestar





















                                        (iii)







                         AGREEMENT AND PLAN OF REORGANIZATION

                  This Agreement and Plan of Reorganization (the "Agreement") dated as of December 22, 1993 among Crestar Financial Corporation, a Virginia corporation ("Crestar"), Crestar Bank MD, a Maryland banking corporation wholly-owned by Crestar ("Crestar Bank MD"), Annapolis Bancorp, Inc., a Delaware corporation ("AB"), and Annapolis Federal Savings Bank, a
          federally  chartered  stock  savings   bank  wholly-owned  by  AB
          ("Annapolis").

                  A.  AB and Crestar have  entered into a Letter  of Intent
          and a Stock Option Agreement (the "Option Agreement") both dated November 16, 1993, pursuant to which AB has agreed to be acquired by Crestar and AB has granted an option to Crestar to purchase shares of AB Common Stock in certain events. The Option Agreement shall survive the execution of this Agreement for the term provided in the Option Agreement.

                  B. The boards of directors of Crestar and AB deem it advisable to merge AB into Crestar (the "Holding Company Merger") pursuant to this Agreement and the Plan of Merger attached as Exhibit A (the "Holding Company Plan of Merger") whereby the holders of shares of common stock of AB ("AB Common Stock")
 will receive common stock of Crestar ("Crestar Common Stock") or cash in exchange therefor.

                  C. The boards of directors of Crestar, AB, Crestar Bank MD and Annapolis deem it advisable that after the Holding Company Merger, Crestar shall cause Annapolis directly or indirectly to be merged into Crestar Bank MD (the "Bank Merger"). Unless the Maryland banking statutes, which currently prohibit a savings and loan association from merging into a Maryland bank, are amended prior to the Closing Date the boards of directors deem it advisable that the Bank Merger be accomplished indirectly through the formation of an Interim Thrift, the merger of Annapolis into the Interim Thrift (the "Thrift Merger") pursuant to this Agreement and the Thrift Agreement of Merger attached as Exhibit B (the "Thrift Plan of Merger"), the subsequent conversion of the Interim Thrift into the Interim Bank (the "Conversion") pursuant to this Agreement and the Plan of Conversion attached as Exhibit











          C, and the merger of the Interim Bank into Crestar Bank MD (also referred to as the "Bank Merger") pursuant to this Agreement and the Bank Agreement of Merger attached as Exhibit D-1 (the "Bank Plan of Merger"). If prior to the Closing Date the Maryland banking statutes are amended to authorize the direct merger of a savings and loan association into  a Maryland bank, Annapolis may merge directly into Crestar Bank MD in accordance with this Agreement and the Bank Agreement of Merger attached as Exhibit D-2 (also referred to as the "Bank Plan of Merger"). The Thrift Plan of Merger and the Bank Plans of Merger are collectively referred to herein as the "Bank Plan of Merger", and together with the Plan of Conversion, the "Plans". The Holding Company Merger, the Thrift Merger, the Conversion and the Bank Merger are referred to herein collectively as the "Transaction."

                  D. To effectuate the foregoing, the parties desire to adopt a plan of reorganization in accordance with the provisions of Section 368(a) of the United States Internal Revenue Code,
 as amended (the "Code").

                  NOW, THEREFORE,  in consideration of the  mutual benefits
          to be derived from this Agreement, and of the representations, warranties, conditions and promises herein contained, Crestar, Crestar Bank MD, AB and Annapolis hereby adopt this Agreement whereby at the "Effective Time of the Merger" (as defined in
          Article  VI hereof) AB shall be merged into Crestar in accordance with the  Holding Company Plan  of Merger  and at the  "Effective
          Time of the Bank Merger" (as defined in Article VI hereof) Annapolis shall be merged directly or indirectly into Crestar Bank
  MD  in  accordance with  the  Bank  Plan  of  Merger.   The
          outstanding shares of AB Common Stock shall be converted into shares of Crestar Common Stock or cash as provided in this Agreement on the basis, terms and conditions contained herein and in the Holding Company Plan of Merger.  The outstanding shares of
          Annapolis  Common  Stock  shall  be  canceled.     In  connection
          therewith, the parties hereto agree as follows:


                                      ARTICLE I
                                       General
                  1.1. Holding Company Merger. Subject to the provisions of this Agreement and the Holding Company Plan of Merger, at the Effective Time of the Holding Company Merger the separate existence of AB shall cease and AB shall be merged with and into Crestar (the "Surviving Company").












                  1.2. Bank Merger. (a) Subject to the provisions of this Agreement and the Bank Plan of Merger, immediately following the Effective Time of the Holding Company Merger, Crestar shall cause Annapolis to merge directly
or  indirectly  with  and   into  Crestar  Bank  MD  (the
                  "Surviving Bank"), which merger shall qualify as an "Oakar" transaction in accordance with Section 5(d)(3)(A) of the Federal Deposit Insurance Act and the separate existence of Annapolis shall cease. If the Maryland banking statutes are amended prior to the Closing Date to authorize the direct merger of Annapolis into Crestar Bank MD, Crestar may elect to merge Annapolis directly into Crestar Bank MD.

                      (b) If the Maryland banking statutes are not amended prior to the Closing Date, the Bank Merger shall be accomplished indirectly through the formation of a Maryland-chartered savings and loan association, which will be a wholly owned subsidiary of Crestar (the "Interim Thrift"). Annapolis shall merge with and into the Interim Thrift and the Interim Thrift shall then convert into a Maryland-chartered commercial bank (the "Interim Bank"). Immediately after the Conversion, the Interim Bank will merge with and into Crestar Bank MD, as the Surviving Bank.

                  1.3.    Issuance   of  Crestar  Common  Stock  and  Cash.
          Crestar agrees that at the Effective Time of the Holding Company Merger it will issue Crestar Common Stock or pay cash to the extent set forth in, and in accordance with, the terms of this Agreement and the Holding Company Plan of Merger.

                  1.4. Taking of Necessary Action. In case at any time after the Effective Time of the Merger any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company and/or Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of AB and/or Annapolis, the officers and directors of the Surviving Company and/or Surviving Bank shall take all such necessary action.

                                      ARTICLE II
              Effect of Transaction on Common Stock, Assets, Liabilities
                and Capitalization of Crestar, Crestar Bank MD, AB and
                                      Annapolis

                  2.1.    Conversion   of  Stock;    Exchange  Ratio;  Cash











          Election.  At the Effective Time of the Holding Company Merger:

                      (a) Conversion of Stock. Each share of AB Common Stock which is issued and outstanding at the Effective
                  Time of the Holding Company Merger (other than shares held by Crestar, shares to be exchanged for cash and Dissenting Shares (as defined in Section 2.4)) shall, and without any action by the holder thereof, be converted into the number of shares of Crestar Common Stock determined in accordance with subsection 2.1(b). All such shares shall be validly issued, fully paid and nonassessable.

                      (b) Exchange  Ratio.  Each  share of  AB Common Stock
 (other  than  shares  held   by  Crestar,  shares  to  be
                  exchanged for cash and Dissenting Shares) shall be converted into the number of shares of Crestar Common Stock determined by dividing $12.75 per share of AB Common Stock (the "Price Per Share") by the average closing price of Crestar Common Stock as reported on the New York Stock Exchange for each of the 20 trading days ending on the third day prior to the Closing Date established pursuant to Section 6.1 (the "Average Closing Price") (the result of the quotient determined by dividing the Price Per Share by the Average Closing Price and  rounded to  the  nearest  thousandths decimal  point
                  being hereinafter called the "Exchange Ratio").

                      The  Exchange  Ratio at  the  Effective  Time of  the
                  Holding Company Merger shall be adjusted to reflect any consolidation, split-up, other subdivisions or combinations of Crestar Common Stock, any dividend payable in Crestar Common Stock, or any capital reorganization involving the reclassification of Crestar Common Stock subsequent to the date of this Agreement.

                      (c) Cash Election. Holders of shares of AB Common Stock will be given the option of exchanging their shares for the Price Per Share in cash (less all applicable withholding taxes),  provided that  the number  of shares that may be exchanged for cash, when added to Dissenting Shares, shall not exceed 30% of the outstanding shares of AB Common Stock immediately prior to the Effective Time of the Holding Company Merger. The cash election must be made at the time AB shareholders vote on the Holding Company Merger, and, once such vote has been taken, cash elections shall be irrevocable. If the aggregate of











                  (i) shares  for  which  a  cash  election   is  made  and
                  (ii) Dissenting Shares exceeds 30% of the outstanding shares of AB Common Stock immediately prior to the Effective  Time of  the Holding  Company Merger,  Crestar
                  first  will  pay  cash  for  shares  submitted  for  cash
                  exchange by each holder of 100 or fewer AB shares (if such holder has submitted all his shares for cash exchange) and then will pay cash for shares submitted for cash pro rata. Shares not exchanged for cash after proration will be exchanged for Crestar Common Stock at the Exchange Ratio.

                      2.2. Manner of Exchange. (a) After the Effective Time of the Holding Company Merger, each holder of a certificate  for  theretofore  outstanding shares  of  AB
                  Common Stock, upon surrender of such certificate to Crestar Bank (which shall act as exchange agent), and a Letter of Transmittal, which shall be mailed to each holder of a certificate for theretofore outstanding shares of AB Common Stock by Crestar Bank promptly following the Effective Time of the Holding Company Merger, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Crestar Common Stock for which shares of
                  AB   Common   Stock   theretofore   represented   by
 the certificate  or  certificates so  surrendered  shall have been exchanged as provided in this Article II, or cash if the cash option provided in subsection 2.1(c) is properly elected, or, in the event of proration, a combination of cash and Crestar Common Stock. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Holding Company Merger, represented AB Common Stock will be deemed to evidence the right to receive either (i) the number of full shares of Crestar Common Stock into which the shares of AB Common Stock represented thereby may be converted in accordance with
the  Exchange  Ratio,  or   (ii)  the  Price  Per   Share
                  multiplied by the number of shares represented by such certificate (less all applicable withholding taxes) in cash if the cash option provided in subsection 2.1(c) was properly elected, or (iii) a combination thereof; and, after the Effective Time of the Holding Company Merger (unless the cash option was properly elected), will be deemed for all corporate purposes of Crestar to evidence ownership of the number of full shares of Crestar Common Stock into which the shares of AB Common Stock represented thereby were converted.

                      (b) As  respects  shares of  AB  Common  Stock to
 be converted   into   Crestar  Common   Stock,   until  such
                  outstanding certificates formerly representing AB Common Stock are surrendered, no dividend payable to holders of record of Crestar Common Stock for any period as of any date subsequent to the Effective Time of the Holding
                  Company Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Time of the Holding Company Merger, there shall be no further registry of transfer on the records of AB of shares of AB Common Stock. If a certificate representing such shares is presented to Crestar, it
shall  be  canceled  and   exchanged  for  a  certificate
                  representing shares of Crestar Common Stock as herein provided. Upon surrender of certificates of AB Common Stock in exchange for Crestar Common Stock, there shall be paid to the recordholder of the certificates of Crestar Common Stock issued in exchange therefor (i) the amount of dividends theretofore paid with respect to such full shares of Crestar Common Stock as of any date subsequent to the Effective Time of the Holding Company Merger which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date the  amount of dividends with  a record date after the Effective Time of the Holding Company Merger but prior to surrender and a payment date subsequent to surrender. No interest shall be payable with respect to such dividends upon surrender of outstanding certificates.

                      (c) At  the Effective  Time  of  the Holding  Company
                  Merger, each share of AB Common Stock held by Crestar shall be canceled, retired and cease to exist and each Dissenting Share shall be treated in accordance with Section 262 of the Delaware General Corporation Law.

                  2.3. No Fractional Shares. No certificates or scrip for fractional shares of Crestar Common Stock will be issued. In lieu thereof, Crestar will pay the value of such fractional shares in cash on the basis of the price of Crestar Common Stock used to determine the Exchange Ratio.

                  2.4. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of AB Common Stock which are issued and outstanding immediately prior to the Effective
Time of the Holding Company Merger and which are held by a shareholder who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his shares of AB Common Stock ("Dissenting Shares") pursuant to Section 262 of the Delaware General Corporation Law shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 2.1 of this Agreement, unless and until such holder shall fail to perfect his or her right to an appraisal or shall have effectively withdrawn or lost such right under the Delaware General Corporation Law, as the case may be. If such holder shall have so failed to perfect his right to dissent or shall have effectively withdrawn or lost such right, each of his shares of AB Common Stock shall thereupon be deemed to have been converted into, at the Effective Time of the Holding
          Company Merger, the right to receive shares of Crestar Common Stock as provided in subsection 2.1(a).

                  2.5. Assets. At the Effective Time of the Holding Company Merger, the corporate existence of AB shall be merged into and continued in Crestar as the Surviving Company. At the Effective Time of the Bank Merger, the corporate existence of Annapolis shall be merged directly or indirectly into and continued in Crestar Bank MD as the Surviving Bank. All rights, franchises and interests of AB and of Annapolis in and to any type of property and chooses in action shall be transferred to and vested in the Surviving Company or the Surviving Bank, as applicable, by virtue of the Holding Company Merger and the Bank Merger without any deed or other transfer. The Surviving Company or the Surviving Bank, as applicable, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by AB or Annapolis at the Effective Time of the Holding Company Merger and the Effective Time of the Bank Merger, as provided in section
 13.1-721  of the
          Virginia  Stock  Corporation Act  ("VSCA") and
section 259,  section 261 and
          section 328 of the Delaware General Corporation Law, and
section 3-712 of the
          Maryland  Financial  Institutions  Article  and
section 3-114  of  the
          Maryland Corporations and Associations Article, as applicable.

                  2.6. Liabilities. At the Effective Time of the Holding Company Merger, the Surviving Company shall be liable for all liabilities of AB, as provided in section 13.1-721 of the VSCA.  At the Effective Time of the Bank Merger, the Surviving Bank shall be liable for all liabilities of Annapolis, as provided in section 3-712 of the Maryland Financial Institutions Article and
section 3-114 of
          the Maryland Corporations and Associations Article. All deposits, debts, liabilities and obligations of AB and of Annapolis, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of AB or of Annapolis shall be those of the Surviving Company or of the Surviving Bank, as applicable, and shall not be released or impaired by the
 Holding Company Merger or the  Bank Merger.  All rights of  creditors and other obligees and all liens on property of AB or of Annapolis shall be preserved unimpaired. Crestar acknowledges its obligation to provide, and agrees to provide, indemnification to AB and Annapolis directors, officers and certain other persons, and to advance expenses incurred in connection therewith, to the extent set forth in Section 8.2 hereof. Crestar agrees to provide coverage under its officers and directors liability insurance policy after the Effective Time of the Holding Company Merger to the directors and officers of AB and Annapolis to the same extent that such coverage is provided to officers and directors of Crestar and Crestar Bank MD.

                                     ARTICLE III
                            Representations and Warranties

                  3.1.    Representations   and   Warranties  of   AB   and
          Annapolis. AB and Annapolis represent and warrant to Crestar and Crestar Bank MD as follows:

                      (a) Organization, Standing and Power. AB is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power  and  authority  to  own,  lease  and  operate  its
                  properties and to carry on its business as now being conducted. AB has delivered to Crestar complete and correct copies of (i) its Articles of Incorporation and all amendments thereto to the date hereof and (ii) its By-laws as amended to the date hereof.

                      Annapolis  is a  stock savings  bank duly  organized,
                  validly existing and in good standing under the laws of the United States and has all requisite power and authority to own, lease and operate its properties and to
carry on its businesses  as now being conducted.   AB has
                  delivered  to  Crestar  complete and  correct  copies  of
                  (i) the Charter of Annapolis and all amendments thereto to the date hereof and (ii) the By-laws of Annapolis as amended to the date hereof.

                      (b) Capital Structure. The authorized capital stock of AB consists of 3,000,000 shares of AB Common Stock and 2,000,000 shares of preferred stock. On the date hereof,











                  1,205,500 shares of AB Common Stock were outstanding and no shares of AB preferred stock were outstanding. All of the outstanding  shares of  AB Common Stock  were validly
                  issued, fully paid and nonassessable.

                      The authorized capital stock of Annapolis consists of
                  3,000,000 shares of common stock and 2,000,000 shares of preferred stock. On the date hereof (i) 100 shares of Annapolis common stock were outstanding and all of such outstanding shares were validly issued, fully paid and nonassessable and (ii) no shares of Annapolis preferred stock were outstanding. AB owns all of the issued and outstanding common stock of Annapolis free and clear of any  liens, claims,  encumbrances, charges  or rights  of
                  third parties of any kind whatsoever, except that AB has pledged all of the shares of common stock of Annapolis to First National Bank of Maryland to secure its loan from First National Bank of Maryland (the "FNBM Loan").

                      All outstanding shares of  AB Common Stock have  been
                  issued in compliance with the applicable requirements of the Securities Act of 1933 (the "1933 Act"). AB knows of no person who beneficially owns 5% or more of the outstanding AB Common Stock as of the date hereof, except as disclosed on Schedule A.
                      (c) Authority. Subject to the approval of this Agreement and the Holding Company Plan of Merger by the shareholders of AB as contemplated by Section 4.2 hereof and the approval of First National Bank of Maryland if the FNBM Loan is not paid in full as provided in Section
                  8.1 hereof, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and by the Holding Company Plan of Merger have been duly and validly authorized by all necessary action on the part of AB, and this Agreement is a valid and binding obligation of AB, enforceable in accordance with its terms.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and by the Holding Company Plan of Merger and compliance by AB with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws or, except as set forth in Schedule D, a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture,  license, material agreement or other
 material instrument  or obligation to which  AB is a  party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to AB or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws, and regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of Thrift Supervision (the "OTS"), and the Maryland Bank Commissioner, Division of Financial Regulation (the
 "Maryland Bank Division"), is required in connection with
                  the execution and delivery by AB of this Agreement or the consummation by AB of the transactions contemplated hereby or by the Holding Company Plan of Merger.

                      The execution  and delivery of this Agreement and the
                  consummation of the transactions contemplated hereby and by the Thrift Plan of Merger and the Bank Plan of Merger, as applicable, have been duly and validly authorized by all necessary action on the part of Annapolis, and this Agreement is a valid and binding obligation of
 Annapolis, enforceable in accordance with its terms.   The execution
                  and delivery of this Agreement, the consummation of the transactions contemplated hereby and by the Thrift Plan of Merger and the Bank Plan of Merger, as applicable, and compliance by Annapolis with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Charter or By-laws or, except as set forth in Schedule D, a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Annapolis is a party, or by which it or any of its properties  or assets may  be bound,  or (ii) violate any
                  order, writ, injunction, decree, statute, rule or regulation applicable to Annapolis or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws, and regulations of the Federal Reserve Board, the OTS and the Maryland Bank Division, is required in connection with the execution and delivery by Annapolis of this
                  Agreement  or  the  consummation   by  Annapolis  of  the











                  transactions contemplated hereby or by the Thrift Plan of Merger and the Bank Plan of Merger, as applicable.

                      (d)   Investments.   All securities  owned by  AB and
                  Annapolis of record and beneficially are free and clear of all mortgages, liens, pledges, encumbrances or any other restriction, whether contractual or statutory, which would materially impair the ability of AB or Annapolis freely to dispose of any such security at any time, except as noted on Schedule A. Any securities owned of record by AB and Annapolis in an amount equal to
                  5%  or   more  of  the  issued   and  outstanding
 voting securities of the issuer thereof  have been noted on such
                  Schedule A. There are no voting trusts or other agreements or undertakings with respect to the voting of such securities. With respect to all repurchase agreements to which AB or Annapolis is a party, AB or Annapolis has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.
                      (e)  Financial Statements.  AB has on or prior to the
                  date hereof delivered to Crestar copies of the following consolidated financial statements of AB (the "AB Financial Statements"):

                          (i)   Consolidated    Balance   Sheets    as   of
                      September 30, 1993, 1992 and 1991 (audited);

                          (ii) Consolidated Statements of Operations for each of the three years ended September 30, 1993,
1992, and 1991 (audited);

                          (iii) Consolidated  Statements  of  Shareholders'
                      Equity for each of the three years ended September 30, 1993, 1992 and 1991 (audited); and

                          (iv) Consolidated Statements of Cash Flows for each of the three years ended September 30, 1993, 1992 and 1991 (audited).

                  Such consolidated financial statements and the notes thereto have been prepared in accordance with generally accepted accounting principles applied on a consistent











basis  throughout the periods  indicated.   Except as set
                  forth in Schedule A-1, each of such consolidated balance sheets, together with the notes thereto, presents fairly as of its date the consolidated financial condition and assets and liabilities of AB. The consolidated statements of operations, shareholders' equity and cash flows, together with the notes thereto, present fairly the consolidated results of operations, shareholders' equity and cash flows of AB for the periods indicated.

                      Except as disclosed in the AB Financial Statements and the provision for dividend payments under the Amended and Restated Loan Agreement (the "AB Loan Agreement") dated as of September 16, 1993 by and among AB, Annapolis and First National Bank of Maryland, and in the case of Annapolis the requirements of 12 C.F.R.
section 563.134, there
                  are no restrictions precluding AB or Annapolis from paying dividends when, as and if declared by their respective boards of directors.

                      (f) Absence of Undisclosed Liabilities. At June 30, 1993 and September 30, 1993, AB had no obligations or liabilities (contingent or otherwise) of any nature which were not reflected in the AB balance sheets as of such dates, or disclosed in the notes thereto, except for those which in the aggregate are not material to the financial condition, results of operations, business or prospects of AB on a consolidated basis and except as disclosed in Schedules specifically referred to herein.

                      (g)     Tax  Matters.     Annapolis  and  all   other
                  subsidiaries of AB  are members of  the same  "affiliated
                  group," as defined in Section 1504(a)(1) of  the Code, as
AB (collectively, the "AB Group").  Each member of the AB
                  Group has filed or caused to be filed or (in the case  of
                  returns or reports not yet due) will file all tax returns
                  and  reports required  to have  been filed  by or  for it
                  before the Effective Time  of the Holding Company Merger,
                  and  all information set forth in such returns or reports
                  is or (in  the case of  such returns or  reports not  yet
                  due)  will  be  accurate  and  complete  in all  material
                  respects.  Each  member of the AB Group  has paid or made
                  adequate provision  in all material respects for or (with
                  respect to returns or  reports not yet filed) before
 the Effective Time of the Holding  Company Merger will pay or make adequate provision for  all taxes, additions to tax,
                  penalties, and  interest for all periods covered by those
                  returns or reports.   Except as disclosed on  Schedule B,
                  there  are,  and at  the  Effective Time  of  the Holding
                  Company  Merger will  be, no  unpaid taxes,  additions to
                  tax, penalties, or interest due and payable by any member
                  of the AB Group or by any other person that  are or could
                  become a  lien on any asset or otherwise adversely affect
                  the  business, property  or  financial  condition of  any
                  member of the AB Group.  Each member of the  AB Group has
                  collected or withheld, or will collect or withhold before
                  the  Effective Time  of the  Holding Company  Merger,
 all amounts required to  be collected or  withheld by it  for any taxes, and all such amounts have been, or  before the
                  Effective Time  of the Holding  Company Merger will  have
                  been, paid  to the  appropriate governmental  agencies or
                  set aside in appropriate accounts for future payment when
                  due.    Each  member  of  the  AB  Group is  in  material
                  compliance with, and its  records contain all information
                  and  documents  (including, without  limitation, properly
                  completed IRS  Forms  W-9)  necessary to  comply  in  all
                  material respects with, all information reporting and tax
                  withholding requirements under  federal, state, and local
laws, rules,  and regulations, and such  records identify
                  with   specificity   all  accounts   subject   to  backup
                  withholding  under  Section  3406   of  the  Code.    The
                  consolidated balance sheets contained in the AB Financial
                  Statements fully and  properly reflect, as  of the  dates
                  thereof, the aggregate liabilities of the  members of the
                  AB  Group  for  all  accrued  taxes,  additions  to  tax,
                  penalties  and interest  in all  material respects.   For
                  periods ending after  September 30, 1993,  the books  and
                  records of each member of the AB Group fully and properly
                  reflect its liability for all accrued taxes, additions to
tax,  penalties  and interest.   Except  as  disclosed in
                  Schedule B, no member of the AB Group has granted (nor is
                  it subject to)  any waiver of  the period of  limitations
                  for the  assessment of tax for any currently open taxable
                  period, and  no unpaid tax  deficiency has been  asserted
                  against or with respect  to any member of the AB Group by
                  any taxing authority.  No member of the AB Group has made
                  or entered into, or holds any asset subject to, a consent
                  filed  pursuant to  Section 341(f)  of the  Code  and the
                  regulations thereunder  or a "safe harbor  lease" subject
                  to  former  Section  168(f)(8)   of  the  Code  and
 the regulations  thereunder.   Schedule B  describes all  tax
                  elections, consents  and agreements affecting  any member
                  of the AB Group for any tax period  beginning on or after
                  January  1,  1987,  and   all  such  material  elections,
                  consents and  agreements for any  prior period.   To  the
                  best knowledge of AB, no AB shareholder is a "foreign person" for purposes of Section 1445 of the Code.

                      (h)   Options, Warrants  and Related Matters.   There
                  are no outstanding unexercised options, warrants, calls, commitments or agreements of any character to which AB or Annapolis is a party or by which it is bound, calling for the issuance of securities of AB or Annapolis or any security representing the right to purchase or otherwise receive any such security, except (i) as set forth on Schedule C and (ii) the Option Agreement.

                      (i) Property. AB and Annapolis own (or enjoy use of under capital leases) all property reflected on the AB consolidated balance sheet as of September 30, 1993 (except property sold or otherwise disposed of in the ordinary course of business). All property shown as being owned is owned free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those referred  to in such AB  balance sheet or the notes thereto, liens for current taxes not yet due and payable, any unfiled mechanics' liens and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or otherwise materially impair AB's consolidated business operations. The leases relating to leased property are fairly reflected in such AB balance sheet.

                      All property  and assets material to  the business or
                  operations of AB and Annapolis are in substantially good operating condition and repair and such property and assets are adequate for the business and operations of AB and Annapolis as currently conducted.

                      (j) Additional Schedules Furnished to Crestar. In addition to any Schedules furnished to Crestar pursuant to other provisions of this Agreement, AB has furnished to Crestar the following Schedules which are correct and complete as of the date hereof in all material respects:

                          (1)  Employees.  Schedule C lists as of  the
 date hereof  (A) the names  of and  current annual  salary
                      rates for all present employees of AB and Annapolis who received, respectively, $60,000 or more in aggregate compensation, whether in salary or otherwise, during the year ended September 30, 1993, or are presently scheduled to receive salary in excess of $60,000 during the year ending September 30, 1994, (B) the names of all holders of AB Options and the number of AB Options held by each such person and the exercise price of each such AB Option,
                      (C) the  number of  shares of  AB Common  Stock











 owned beneficially by each director  of AB and Annapolis as of the date hereof, and (D) the names of and the number of shares of AB Common Stock owned by each person who beneficially owns 5% or more of the outstanding AB Common Stock as of the date hereof.

                          (2) Certain Contracts. Schedule D lists all material notes, bonds, mortgages, indentures, licenses, lease agreements and other contracts and obligations to which AB or Annapolis is a party as of the date hereof except for those entered into by AB or Annapolis in the  ordinary course  of its banking
                      business consistent with its prior practice and that does not involve an amount greater than $100,000.

                          (3)   Employment  Contracts and  Related Matters.
                      Except  in all  cases  as set  forth  on Schedule  E,
                      neither  AB  nor Annapolis  is  a  party  to  (A) any
                      employment contract  not terminable at the  option of
                      AB   or   Annapolis   without    liability,   (B) any
                      retirement,  stock option, profit  sharing or pension
                      plan or thrift plan  or agreement or employee benefit
                      plan  (as  defined  in   Section 3  of  the  Employee
                      Retirement  Income Security  Act of  1974 ("ERISA")),
(C) any   management  or  consulting   agreement  not
                      terminable at the option of AB or Annapolis without liability or (D) any union or labor agreement.

                          (4) Real Estate. Schedule F describes, as of the date hereof, all interests in real property owned, leased or otherwise claimed by AB and Annapolis, including other real estate owned.

                          (5) Affiliates. Schedule G sets forth the names and number of shares of AB Common Stock owned as of the date  hereof beneficially  or  of record  by  any
                      persons AB considers to be affiliates of AB ("AB Affiliates") as that term is defined for purposes of Rule 145 under the 1933 Act.

                      (k) Agreements in Force and Effect. All material contracts, agreements, plans, leases, policies and licenses referred to in any Schedule of AB or Annapolis referred to herein are valid and in full force and effect, and AB or Annapolis have not breached any material provision of, nor are in default in any material respect under the terms of, any such contract, agreement, lease, policy or license, the effect of which breach or default would have a material adverse effect upon the financial condition, results of operations, business or prospects of AB on a consolidated basis.

                      (l)  Legal Proceedings; Compliance with Laws.  Except
                  as  set  forth   in  Schedule  H,  there  is   no  legal,
                  administrative,   arbitration  or  other   proceeding  or
                  governmental investigation pending  (including any legal,
                  administrative,  arbitrative  or   other  proceeding
 or governmental investigation involving  a violation of  the
                  federal   antitrust   laws)    other   than   foreclosure
                  proceedings involving  real estate  property with  a fair
                  market value of less than $250,000,  or, to the knowledge
                  of AB's or Annapolis's management, threatened or probable
                  of assertion.  Except  as set forth in Schedule H, AB and
                  Annapolis have complied in all material respects with any
                  laws,  ordinances,  requirements,  regulations  or orders
                  applicable  to their respective  businesses, except where
                  noncompliance would not have a material adverse effect on
                  the financial condition,  results of operations, business
or  prospects of  AB on  a  consolidated basis.   AB  and
                  Annapolis have all licenses, permits, orders or approvals
                  of any federal, state,  local or foreign governmental  or
                  regulatory body that are necessary for the conduct of the
                  respective businesses of AB or Annapolis  and the absence
                  of  which would  have a  material adverse  effect on  the
                  financial  condition, results of  operations, business or
                  prospects of  AB on  a consolidated  basis (collectively,
                  the "Permits"); the Permits are in full force and effect;
                  neither  AB  nor  Annapolis  is  aware  of  any  material
                  violations that  are or have been recorded  in respect of
                  any Permits  nor has AB  or Annapolis received  notice of
                  any violations; and  no proceeding is pending  or, to
 the knowledge  of AB  or Annapolis,  threatened to  revoke or limit any  Permit.  Except  as set  forth in  Schedule H,
                  neither AB  nor Annapolis has entered into any agreements
                  or  written  understandings  with the  OTS,  the  Federal
                  Deposit  Insurance   Corporation  (the  "FDIC")   or  the
                  Maryland  Bank Division  or any  other regulatory  agency
                  having  authority over  either of them.   Neither  AB nor
                  Annapolis is subject to any judgment, order, writ, injunction or decree which materially adversely affects, or might reasonably be expected materially adversely to affect, the financial condition, results of operations, business or prospects of AB on a consolidated basis.

                      (m)  Employee Benefit Plans.

                          (1) Schedule E includes a correct and complete list of, and Crestar has been furnished a true and correct copy of (or an accurate description thereof in the case of oral agreements), (A) all qualified pension and profit-sharing plans, all deferred compensation, consultant, severance, thrift, option, bonus and group insurance contracts and all other incentive, welfare and employee benefit plans, trust, annuity or  other funding  agreements, and  all other
                      agreements (including oral agreements) that are presently in effect, or have been approved prior to the date hereof, maintained for the benefit of employees or former employees of AB or Annapolis or the dependents or beneficiaries of any employee or former employee of AB or Annapolis, whether or not subject to ERISA (the "Employee Plans"), (B) the most recent actuarial and financial reports prepared or required to be prepared with respect to any Employee
Plan  and (C)  the most  recent annual  reports filed
                      with any governmental agency, the most recent favorable determination letter issued by the Internal Revenue Service, and any open requests for rulings or determination letters, that pertain to any such qualified Employee Plan. Schedule E identifies each Employee Plan that is intended to be qualified under
                      Section 401(a) of the Code and each such plan is qualified.

                          (2)    Neither  AB, Annapolis  nor  any
 employee pension benefit plan (as  defined in Section 3(2)  of
                      ERISA (a "Pension Plan")) maintained or previously maintained by it, has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or to the Internal Revenue Service with respect to any Pension Plan. There is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made.

                          (3) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to Closing under











the  terms  of  each  Employee  Plan,   ERISA,  or  a
                      collective   bargaining  agreement,   no  accumulated
                      funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) whether or not waived, exists with respect to any Pension Plan
                      (including any Pension Plan previously maintained by AB or Annapolis), and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Pension Plan.

                          (4)  No Employee  Plan is a "multiemployer  plan"
(as defined in  Section 3(37) of ERISA).   Neither AB
                      nor Annapolis has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA). Neither AB nor Annapolis has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA).

                          (5)  All "employee benefit plans,"  as defined in
                      Section  3(3) of ERISA, that  are maintained by AB
 or Annapolis  and  all   "employee  benefit  plans,"  as
                      defined in Section 3(3) of ERISA that were previously maintained by AB or Annapolis comply and have been administered in compliance in all material respects with ERISA and all other applicable legal requirements, including the terms of such plans, collective bargaining agreements and securities laws. Neither AB nor Annapolis has any material liability under any such plan that is not reflected in the AB Financial Statements.
                          (6)  No prohibited  transaction has occurred with
                      respect to any Employee Plan that is an "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by AB or Annapolis or any "employee benefit plan" as defined in Section 3(3) of ERISA that was previously maintained by AB or Annapolis that would result, directly or indirectly, in material liability under ERISA or in the imposition of a material excise tax under Section 4975 of the Code.
                          (7)  Schedule  E  identifies each  Employee  Plan
                      that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and which is funded. The funding under each such plan does not exceed the limitations under Section 419A(b) or 419A(c) of the Code. Neither AB nor Annapolis are subject to taxation on the income of any such plan or any such plan previously maintained by AB or Annapolis.

                          (8) Schedule E identifies the method of funding (including any individual accounting) for all post-retirement medical or life insurance benefits for
 the employees of  AB  and  Annapolis.   Schedule  E  also
                      discloses the funded status of these Employee Plans.

                          (9) AB, Annapolis and their direct or indirect subsidiaries identified in this Agreement are the only trades or businesses which are, or have ever been, treated as a single employer for employee benefit purposes under ERISA and the Code.

                      (n) Insurance. All policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf  of AB or Annapolis are described on Schedule I and are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by AB and Annapolis. Neither AB nor Annapolis is in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, in either case where such default or failure  to give notice or present any claim would have a material adverse effect on the financial condition, results of operations, business or prospects of AB on a consolidated basis. Neither AB nor Annapolis has received notice of cancellation or non-renewal of any such policy or binder. Neither AB nor Annapolis has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of any such insurance. Neither AB nor Annapolis has knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. Neither AB nor Annapolis has received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

                      (o) Loan Portfolio. Except for the FNBM Loan, AB has no loans outstanding. Each loan outstanding on the books of Annapolis is reflected correctly in all material











                  respects by  the  loan  documentation, was  made  in  the
                  ordinary  course  of  business,  was  not  known  to   be
                  uncollectible at the time it was made, and was made in accordance with Annapolis's standard loan policies. The records of Annapolis regarding all loans outstanding on its books are accurate in all material respects. The reserves for possible loan losses on the outstanding loans of Annapolis and the reserves for other real estate owned by Annapolis as reflected in the AB Financial Statements, have been established in accordance with generally accepted accounting principles and with the requirements of the OTS, and in the  best judgment of the management of AB, are adequate to absorb all material known and anticipated loan losses in the loan portfolio of Annapolis, and any losses associated with other real estate owned or held by Annapolis. Except as identified on Schedule J, no loan in excess of $50,000 has been classified as of the date hereof by Annapolis or regulatory examiners as "Other Loans Specifically Mentioned", "Substandard", "Doubtful" or "Loss". Except as identified on Schedule J, each loan reflected as an asset on the AB balance sheets is, to the knowledge of AB and Annapolis, the legal, valid and binding obligation of
                  the obligor and any guarantor, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles, and no defense, offset or counterclaim has been asserted with respect to any such loan which if successful would have a material adverse effect on the financial condition, results of operations, business or prospects of AB on a consolidated basis.
                      (p) Absence of Changes. Since June 30, 1993 there has not been any material adverse change in the consolidated financial condition, results of operations, business or prospects of AB, other than changes resulting from or attributable to (i) changes since such date in laws or regulations, generally accepted accounting principles or interpretations of either thereof that affect the banking or savings and loan industries generally, (ii) changes since such date in the general level of interest rates, (iii) expenses since such date incurred in connection with the transactions contemplated by this  Agreement, (iv) accruals  and reserves by  AB or
                  Annapolis  since  such date  pursuant  to  the  terms  of
                  Section 4.8 hereof or (v) any other accruals, reserves or











                  expenses incurred by AB or Annapolis since such date with Crestar's prior written consent. Since June 30, 1993 the business of AB has been conducted only in the ordinary course.

                      For  purposes  of  this Section  3.1(p)  and  Section
                  5.1(a), material adverse change shall mean (1) a 10% reduction or more of AB's shareholders equity since June
30, 1993, or (2)  AB and Annapolis's representations  and
                  warranties are not true and correct in all material respects as of the date hereof or the Closing Date only if the untruth or incorrectness of any such representations and warranties, in the aggregate, as of the date hereof or the Closing Date, could, and in Crestar's judgement, exercised reasonably, would result in a reduction of 10% or more of AB shareholders' equity since June 30, 1993; provided, however, that in either case, such reduction of 10% or more of AB's shareholders' equity shall be exclusive of any change in AB's shareholders' equity resulting from any mark-to-market
                  accounting   and   interest   rate   credit   or
 reserve adjustments of which Crestar has informed AB as disclosed on Annex VII attached  hereto or otherwise required under
                  Section 4.8.

                      (q) Brokers and Finders. Neither AB, Annapolis nor any of their respective officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein except for the engagement of Kaplan Associates, Inc. which requires total payments of
 approximately $340,000  subject   to   adjustment  as   determined   in
                  accordance with Annex IX hereof.

                      (r) Subsidiaries. AB's only subsidiaries, direct or indirect, are in addition to Annapolis, Annapolis Federal Funding Corporation I, Maryland Service Corporation, Maryland Service Insurance Corporation, and Maryland Service Development Corporation. Such corporations are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation and have all requisite corporate power and authority to own, lease and operate their properties  and to carry on their
                  business as now being conducted in all material respects. AB owns, directly or indirectly, all of the issued and outstanding common stock of its subsidiaries free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever, except that AB has pledged all of the shares of common stock of Annapolis to First National Bank of Maryland to secure the FNBM Loan.

                      (s)    Reports.    Since  October 1,   1989,  AB
 and Annapolis have filed all material reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with
                  (i) the OTS (or predecessors), (ii) the FDIC, (iii) the Securities and Exchange Commission and (iv) any other governmental or regulatory authority or agency having jurisdiction over their operations. Neither AB nor Annapolis is a reporting company under Section 12(g) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") or the regulations of the OTS.
                      (t) Environmental Matters. For purposes of this subsection, the following terms shall have the indicated meaning:

                      "Environmental Law" means any federal, state or local
                  law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment

                  (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any
 other natural   resource),   and/or   (ii) the   use,  storage,
                  recycling,    treatment,   generation,    transportation,
                  processing,  handling,  labeling, production,  release or
                  disposal   of   Hazardous    Substances.      The    term
                  "Environmental Law" includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
section 9601, et seq;  the
                  Resource Conservation and Recovery Act, as amended, 42 U.S.C. section 6901, et seq; the Clean Air Act, as amended, 42
                  U.S.C.  section 7401,  et  seq;  the  Federal  Water
 Pollution
                  Control Act,  as amended, 33  U.S.C.
section 1251, et  seq; the
Toxic  Substances  Control  Act, as  amended,  15  U.S.C.
                  section 9601,
  et seq;  the  Emergency  Planning and  Community
                  Right to Know  Act, 42 U.S.C.
section 11001,  et seq; the  Safe
                  Drinking  Water Act, 42  U.S.C.
section 300f,  et seq;  and all











                  comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.
                      "Hazardous Substance" means  any substance  presently
                  listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

                      "Loan  Portfolio  Properties  and   Other
 Properties Owned" means those properties owned or operated by AB  or
                  Annapolis or any of their subsidiaries, including those properties serving as collateral for any loans made by AB or Annapolis.

                      To  the best knowledge of AB and Annapolis, except as
                  set forth in Schedule K,

                          (i) neither AB nor Annapolis has been or is in violation of or liable under any Environmental Law;
                          (ii) none  of the  Loan Portfolio  Properties and
                      Other Properties Owned has been or is in violation of or liable under any Environmental Law; and

                          (iii)  there  are  no  actions,  suits,  demands,
                      notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except in the case of  clauses (i),  (ii) and  (iii) above  for
                      such violations and liabilities, and actions, suits, demands, notices, claims, investigations or proceedings, which would not singly or in the aggregate have a material adverse effect on the financial condition, results of operations, business or prospects of AB on a consolidated basis.

                      (u) Delaware General Corporation Law, Etc. This Agreement, the Holding Company Plan of Merger and the Bank Plan of Merger have been approved by a majority of the disinterested directors  of AB and, as a  result, the
                  provisions of Section 203 of the Delaware General Corporation Law do not apply to the Merger and the other transactions contemplated hereby. Assuming the accuracy of the representation and warranty of Crestar set forth in the last sentence of Section 3.2(h) hereof, neither Crestar nor Crestar Bank MD are (i) an interested stockholder, as defined in section 203(c)(5) of  the Delaware
                  General Corporation Law, and, as a result, the provisions of Section 203 of the Delaware General Corporation Law do not apply to the Merger and the other transactions contemplated hereby and (ii) a Related Person, as defined in Section 7.1.9 of the Certificate of Incorporation of AB, and, as a result, the provisions of Article 7 of such Certificate do not apply to the Merger and the other transactions contemplated hereby.

                      (v) Disclosure. Except to the extent of any subsequent correction or supplement with respect thereto furnished prior to the date hereof, no written statement, certificate, schedule, list or other written information furnished by or on behalf of AB at any time to Crestar, in connection  with this  Agreement when considered  as a
                  whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by AB to Crestar is or will be a true and complete copy of such document, unmodified except by another document delivered by AB.

                      (w)   Conversion;  Liquidation Account.
 Annapolis's voluntary supervisory  conversion  on December  31,  1986 from a federally chartered mutual savings bank to a federally chartered stock savings bank was effectuated in accordance with the applicable rules and regulations of the OTS. The OTS did not require the establishment of a liquidation account in connection with the conversion.

                  3.2.    Representations  and  Warranties of  Crestar  and
          Crestar  Bank  MD.   Crestar and  Crestar  Bank MD  represent and
          warrant to AB and Annapolis as follows:

                      (a) Organization, Standing and Power. Crestar is a corporation duly organized, validly existing and in good standing under the laws of Virginia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Crestar has delivered to AB complete and correct copies of (i) its Articles of Incorporation and all amendments  thereto to the  date hereof and  (ii) its
                  By-laws as amended to the date hereof.

                      Crestar  Bank   MD  is  a  banking  corporation  duly
                  organized, validly existing and in good standing under the laws of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Crestar has delivered to AB complete and correct copies of (i) the Articles of Incorporation of Crestar Bank MD and all amendments thereto to the date hereof and (ii) the By-laws of Crestar Bank MD as amended to the date hereof.

                      (b) Capital Structure. The authorized capital stock of Crestar consists of 100,000,000 shares of Common Stock, of which 37,763,565 shares were issued and outstanding as of September 30, 1993, and 2,000,000 shares of Preferred Stock, of which 900,000 shares designated as Adjustable Rate Cumulative Preferred Stock, Series B, were issued and outstanding as of September 30,
                  1993.   All  of  such issued  and  outstanding shares
 of Common  and Preferred  Stock were  validly  issued, fully paid and nonassessable at such date.

                      The  authorized capital  stock  of  Crestar  Bank  MD
                  consists of 129,080 shares of common stock, $100 par value, of which 122,100 shares were issued and outstanding as of the date hereof, all of which shares are owned by Crestar free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever. All such issued and outstanding shares of common stock of Crestar Bank MD were validly issued, fully paid and nonassessable.

                      (c) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Crestar; and this Agreement is a valid and binding obligation of Crestar, enforceable in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Crestar with any of the provisions hereof will not
(i) conflict with or result in a breach of any  provision
                  of its Articles of Incorporation or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Crestar is a party, or by which it or any of its properties or assets may be bound or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Crestar or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws, and regulations of the Federal Reserve Board, the OTS and the Maryland
 Bank Division is required in connection with the execution and delivery by Crestar of this Agreement or the consummation by Crestar of the transactions contemplated hereby or by the Holding Company Plan of Merger.

                      The execution and delivery  of this Agreement and the
                  consummation of the transactions contemplated hereby and by the Thrift Plan of Merger, the Plan of Conversion and the Bank Plan of Merger have been duly and validly authorized by all necessary action on the part of Crestar Bank MD, and this Agreement is a valid and binding obligation of  Crestar Bank MD, enforceable in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and by the Thrift Plan of Merger, the Plan of Conversion and the Bank Plan of Merger and compliance by Crestar Bank MD with any of the provisions hereof or thereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note,  bond, mortgage,  indenture, license,  agreement or
                  other instrument or obligation to which Crestar Bank MD is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Crestar Bank MD or any of its properties or assets. No consent or approval by any government authority, other than compliance with applicable federal and state securities and banking laws, and regulations of the Federal Reserve Board, the OTS and the Maryland Bank Division, is required in connection with the execution and  delivery by Crestar Bank MD of this Agreement or the
                  consummation by Crestar Bank MD of the transactions contemplated hereby or by the Bank Plan of Merger.












                      (d) Financial Statements. Crestar has on or prior to the date hereof delivered to AB copies of the following consolidated financial statements of Crestar (the "Crestar Financial Statements"):

                          (i) Consolidated Balance Sheets as of December 31, 1992 and 1991 (audited) and as of September 30,
1993 and 1992 (unaudited);

                         (ii) Consolidated Income Statements for each of the three years ended December 31, 1992, 1991, and 1990 (audited) and the nine months ended September 30, 1993 and 1992 (unaudited);

                        (iii) Consolidated Statements of Changes in Shareholders' Equity for each of the three years ended December 31, 1992, 1991 and 1990 (audited) and the nine months ended September 30, 1993 and 1992 (unaudited); and

                         (iv)   Consolidated Statements  of Cash Flows  for
each of the three years ended December 31, 1992, 1991
                      and  1990  (audited)  and   the  nine  months   ended
                      September 30, 1993 and 1992 (unaudited).

                  Such consolidated financial statements and the notes thereto have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. Each of such consolidated balance sheets, together with the notes thereto, presents fairly as of its date the financial condition and assets and liabilities of Crestar.
 The consolidated  income statements, statements of changes in shareholders' equity and statements of cash flows, together with the notes thereto, present fairly the results of operations, shareholders' equity and cash flows of Crestar for the periods indicated.

                      (e) Absence of Undisclosed Liabilities. At September 30, 1993, Crestar and its consolidated subsidiaries had no liabilities, contingent or otherwise, of any nature which were not reflected in the Crestar balance sheet as of such date or disclosed in the notes thereto,  except for those which in the aggregate are not material to the financial condition, results of operations, business or prospects of Crestar on a consolidated basis.

                      (f) Absence of Changes. Since September 30, 1993, there has not been any material adverse change in the consolidated financial condition, results of operations, business or prospects of Crestar, other than changes since such date resulting from or attributable to
                  (i) changes  since such  date  in  laws  or
 regulations, generally     accepted    accounting     principles    or
                  interpretations of either thereof that affect the banking or savings and loan industries generally, (ii) changes since such date in the general level of interest rates or
                  (iii) expenses incurred since such date in connection with the transactions contemplated by this Agreement.

                      (g) Brokers and Finders. Neither Crestar, Crestar Bank MD nor any of their respective officers, directors or employees has employed any broker or finder or
                  incurred   any   liability   for   any   brokerage
 fees, commissions  or finders'  fees  in  connection  with  the transactions contemplated herein.

                      (h) Subsidiaries; Ownership of AB Common Stock. Crestar's first-tier subsidiaries are Crestar Bank, Crestar Bank N.A., Crestar Bank MD, Crestar Insurance Agency, Inc., and Crestar Securities Corporation. Such corporations are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to own, lease and operate their properties and to carry on their business as now being conducted in all material respects. As of the date hereof, neither Crestar nor Crestar Bank MD directly or indirectly own, or have any rights to acquire, any shares of AB  Common Stock,  other than  pursuant to  the Option
                  Agreement.

                      (i) Tax Matters. Each of Crestar, Crestar Bank MD, and all other corporations that are members of the same "affiliated group," as defined in Section 1504(a)(1) of the Code, as Crestar (collectively, the "Crestar Group") has filed or caused to be filed or (in the case of returns or reports not yet due) will file all tax returns and reports required to have been filed by or for it before the Effective Time of the Holding Company  Merger.
                  Each member of the Crestar Group has paid or made adequate provision for or (with respect to returns or reports not yet filed) before the Effective Time of the Holding Company Merger will pay or make adequate provision in all material respects for all taxes, additions to tax, penalties, and interest for all periods covered by those returns or reports. The consolidated balance sheets contained in the Crestar Financial Statements fully and properly reflect, as of the dates thereof, the aggregate liabilities of the members of the Crestar Group  for all accrued  taxes, additions to  tax, penalties and interest in all material respects. For periods ending after September 30, 1993, the books and records of each member of the Crestar Group fully and properly reflect its liability for all accrued taxes, additions to tax, penalties and interest. Except as disclosed in Schedule L, no member of the Crestar Group has granted (nor is it subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted against or with respect to any member of the Crestar Group by any taxing authority.

                      (j) Property. Crestar and Crestar Bank MD own (or enjoy use of under capital leases) all property reflected on the Crestar balance sheet as of September 30, 1993 as being owned by them (except property sold or otherwise disposed of in the ordinary course of business). All property shown as being owned is owned free and clear of mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those referred to in such Crestar balance sheet or the notes thereto, liens for current  taxes  not  yet  due  and  payable, any  unfiled mechanic's liens and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or otherwise materially impair Crestar's consolidated business operations. The leases relating to leased property are fairly reflected in such Crestar balance sheet.

                      All property  and assets material to  the business or
                  operations  of   Crestar  and  Crestar  Bank  MD  are  in
                  substantially good operating condition and repair and such property and assets are adequate for the business and operations of Crestar and Crestar Bank MD as currently conducted.
                      (k) Agreements in Force and Effect. All material contracts, agreements, plans, leases, policies and licenses of Crestar and Crestar Bank MD are valid and in full force and effect; and Crestar and Crestar Bank MD have not breached any material provision of, nor are in default in any material respect under the terms of, any such contract, agreement, lease, policy or license, the effect of which breach or default would have a material adverse effect upon the financial condition, results of operations, business or prospects of Crestar on a consolidated basis.
                      (l)  Legal Proceedings; Compliance with  Laws.  There
                  is no legal, administrative, arbitration or other proceeding or governmental investigation pending (including any legal, administrative, arbitration or other proceeding involving a violation of the federal antitrust laws), or, to the knowledge of Crestar's and Crestar Bank MD's management, threatened or probable of assertion which, if decided adversely, would have a material adverse effect on the financial condition, results of operations, business or prospects of Crestar
on a  consolidated basis.   Crestar and  Crestar Bank  MD
                  have complied with any laws, ordinances, requirements, regulations or orders applicable to their respective businesses, except where noncompliance would not have a material adverse effect on the financial condition, results of operations, business or prospects of Crestar on a consolidated basis. Crestar and Crestar Bank MD have all licenses, permits, orders or approvals of any federal, state, local or foreign governmental or regulatory body that are necessary for the conduct of the respective businesses of Crestar and Crestar Bank MD and the absence of which would have a material adverse effect
                  on the financial condition, results of operations, business or prospects of Crestar on a consolidated basis; the Permits are in full force and effect; neither Crestar nor Crestar Bank MD is aware of any material violations that are or have been recorded in respect of any Permit nor has Crestar or Crestar Bank MD received notice of any violations; and no proceeding is pending or, to the knowledge of Crestar or Crestar Bank MD, threatened to revoke or limit any Permit. Neither Crestar nor Crestar Bank MD is subject to any judgment, order, writ, injunction  or decree which materially adversely affects, or might reasonably be expected to materially adversely affect, the financial condition, results of operations, business or prospects of Crestar on a consolidated basis.

                      (m)  Employee Benefit Plans.

                          (1)  Neither Crestar nor any of its subsidiaries,











                      nor any  employee benefit pension plan (as defined in
                      Section 3(2) of ERISA (a "Pension Plan")) maintained by it, has incurred any material liability to the PBGC or to the Internal Revenue Service with respect to any Pension Plan, deferred compensation, consultant, severance, thrift, option, bonus and group  insurance  contract  or any  other  incentive,
                      welfare and employee benefit plan and agreement presently in effect, or approved prior to the date hereof, for the benefit of employees or former employees of Crestar and its subsidiaries or the dependents or beneficiaries of any employee or former employee of Crestar or any subsidiary (the "Crestar Employee Plans"). There is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made.

                          (2) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the Closing Date under the terms of each Crestar Employee Plan, ERISA, or a collective bargaining agreement, and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) whether or not waived, exists with respect to any Pension Plan.
                          (3) No Crestar Employee Plan is a "multiemployer plan" (as defined in Section 3(37) of ERISA). Neither Crestar nor Crestar Bank MD has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA). Neither Crestar nor Crestar Bank MD has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA).

                          (4)  All "employee benefit plans,"  as defined
 in Section 3(3) of ERISA, that are maintained by Crestar
                      comply and have been administered in compliance in all material respects with ERISA and all other applicable legal requirements, including the terms of such plans, collective bargaining agreements and securities laws. Neither Crestar nor Crestar Bank MD has any material liability under any such plan that is not reflected in the Crestar Financial Statements.

                          (5) No prohibited transaction has occurred with respect to any "employee benefit plan" (as defined in Section  3(3) of  ERISA)  maintained  by  Crestar  or
                      Crestar Bank MD that would result, directly or indirectly, in material liability under ERISA or in the imposition of a material excise tax under Section 4975 of the Code.












                      (n) Loan Portfolio. Crestar has no loans outstanding other than intercompany loans. Each loan outstanding on the books of Crestar Bank, Crestar Bank N.A., and Crestar Bank MD (the "Banks") is reflected correctly in all respects by the loan documentation, was made in the ordinary course of business, was not known to be uncollectible at the time it was made, and was made in accordance with the Banks' standard loan policies.
 The records of the Banks  regarding all loans outstanding  on its books are accurate in all material respects. The reserves for possible loan losses on the outstanding loans of the Banks and the reserves for other real estate owned by Crestar as reflected in the Crestar Financial Statements, have been established in accordance with generally accepted accounting principles and with the requirements of the Federal Reserve Board, and in the best judgment of the management of the Banks, are adequate to absorb all material known and anticipated loan losses in the loan portfolios of the Banks, and any losses associated with other real estate owned or held by
                  the Banks.

                      (o) Disclosure. Except to the extent of any subsequent correction or supplement with respect thereto furnished prior to the date hereof, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Crestar at any time to AB, in connection with this Agreement when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact  necessary in order to make the statements herein or
                  therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Crestar to AB is or will be a true and complete copy of such document, unmodified except by another document delivered by Crestar.


                                      ARTICLE IV
                          Conduct and Transactions Prior to
                             Effective Time of the Merger
                  4.1. Access to Records and Properties of Crestar, Crestar Bank MD, AB and Annapolis, Confidentiality. Between the date of this Agreement and the Effective Time of the Merger, each of Crestar and Crestar Bank MD on the one hand, and each of AB and Annapolis on the other, agree to give to the other reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the warranties and representations set forth herein, preparing the Registration Statement (as defined in Section 4.2) and applicable regulatory filings (as set forth in Section 4.6), and preparing consolidated financial statements of AB as of a date prior to the Effective Time of the Merger in order to facilitate Crestar in performance of its post-Closing Date financial reporting requirements and audit as permitted in Section 4.8 hereof; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other. Crestar and AB shall each maintain the confidentiality of all confidential information furnished to it by the other party hereto concerning the business, operations, and financial condition of the party furnishing such information, and shall not  use any such information except  in furtherance of the Transaction. If this Agreement is terminated, each party hereto shall promptly return all documents and copies of, and all workpapers containing, confidential information received from the other party hereto. The obligations of confidentiality under this Section 4.1 shall survive any such termination of this Agreement and shall remain in effect, except to the extent that
          (a) one party shall have directly or indirectly acquired the assets and business of the other party; (b) as to any particular confidential information with respect to one party, such information (i) shall become generally available to the public other than as a result of an unauthorized disclosure by the other party or (ii) was available to the other party on a nonconfidential basis prior to its disclosure by the first party; or (c) disclosure by any party is required by subpoena or order of a court of competent jurisdiction or by order of a regulatory authority of competent jurisdiction.

                  4.2. Registration Statement, Proxy Statement, Shareholder Approval. AB will duly call and will hold a meeting of its shareholders as soon as practicable for the purpose of approving the Holding Company Merger and will comply fully with the  provisions of the Delaware General Corporation Law, the 1933
          Act and the 1934 Act and the rules and regulations of the SEC under such acts to the extent applicable, and the Articles of Incorporation and By-laws of AB relating to the call and holding of a meeting of shareholders for such purpose. Subject to action taken by its Board of Directors pursuant to or as a result of the exception clause to the first sentence of Section 4.4 hereof, the











          Board of Directors of AB will recommend to and actively encourage shareholders that they vote in favor of the Holding Company Merger. Crestar and AB will jointly prepare the proxy statement-prospectus to be used in connection with such meeting (the
 "Proxy Statement-Prospectus") and Crestar will prepare and file with the
          SEC a Registration Statement on Form S-4 (the "Registration Statement"), of which such Proxy Statement-Prospectus shall be a part, and use its best efforts promptly to have the Registration Statement declared effective. In connection with the foregoing, Crestar will comply with the requirements of the 1933 Act, the 1934 Act, the New York Stock Exchange and the rules and regulations of the SEC under such acts with respect to the offering and sale of Crestar Common Stock in connection with the Transaction and with all applicable state Blue Sky and securities laws. The notices of such meetings and the Proxy Statement-
 Prospectus  shall  not be  mailed  to AB  shareholders  until the
          Registration Statement shall have become effective under the 1933 Act. AB covenants that none of the information supplied by AB and Crestar covenants that none of the information supplied by Crestar in the Proxy Statement-Prospectus will, at the time of the mailing of the Proxy Statement-Prospectus to AB shareholders, contain any untrue statement of a material fact nor will any such information omit any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and at all times subsequent to the time of the mailing of the Proxy Statement-Prospectus, up to and including the date of the meeting of AB shareholders to which the Proxy Statement-Prospectus relates, none of such information in the Proxy Statement-
Prospectus,  as amended or  supplemented, will  contain an untrue statement of a material fact or omit any material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  AB, as the sole shareholder of Annapolis, and Crestar, as the sole shareholder of Crestar Bank MD, each hereby approve this Agreement and the Bank Plan of Merger. In addition Crestar approves the formation of the Interim Thrift and the Conversion.
                  4.3. Operation of the Business of AB and Annapolis. AB and Annapolis agree that from June 30, 1993 to the Effective Time of the Merger, they have operated, and they will operate, their respective businesses substantially as presently operated and only in the ordinary course and in general conformity with applicable laws and regulations, and, consistent with such operation, they will use their best efforts to preserve intact their present business organizations and their relationships with persons having business dealings with them. Without limiting the generality of the foregoing, AB and Annapolis agree that they will not, without the prior written consent of Crestar, (i) make any change in the salaries, bonuses or title of any officer named on Annex II, III, IV, V, VI; (ii) make any change in the title, salaries or bonuses of any other employee, other than those permitted by current employment policies in the ordinary course of business, any of which changes shall be reported promptly to Crestar; (iii) except as set forth in Schedule M enter into any bonus, incentive compensation, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement or increase benefits under existing plans; (iv) create or otherwise become liable with respect to any indebtedness for money borrowed or purchase money  indebtedness except in the  ordinary course of business; (v) amend their Articles of Incorporation, Charter, or By-laws; (vi) issue or contract to issue any shares of AB capital stock or securities exchangeable for or convertible into capital stock, except (x) up to 5,000 shares of AB Common Stock to be issued pursuant to the exercise of employee stock options outstanding as of June 30, 1993, and (y) pursuant to the Option Agreement; (vii) purchase any shares of AB capital stock;
          (viii) enter into or assume any material contract or obligation, except in the ordinary course of business; (ix) waive any right of substantial value; (x) propose or take any other action which would make  any representation or warranty in  Section 3.1 hereof untrue; (xi) introduce any new products or services or change the rate of interest on any deposit instrument to above-market interest rates; (xii) make any change in policies respecting extensions of credit or loan charge-offs; (xiii) change reserve requirement policies; (xiv) change securities portfolio policies;
          (xv) enter into any new agreement, amendment or endorsement or make any changes relating to insurance coverage, including coverage for its directors and officers, which would result in an additional payment obligation of $50,000 or more; or (xvi) propose or take any action with respect to the closing of any branches. AB and Annapolis further agree that, between the date of this Agreement and the Effective Time of the Merger, they will consult and cooperate with Crestar and Crestar Bank MD regarding
(i) loan portfolio management,  including management and work-out of nonperforming assets, and credit review and approval procedures, including notice to Crestar's Credit Review Management Department of any new nonresidential loans in excess of $500,000, and (ii) securities portfolio and funds management, including management of interest rate risk.

                  4.4.    No Solicitation.  Unless and until this Agreement











          shall have been terminated pursuant to its terms, neither AB, Annapolis nor any of their executive officers, directors,
          representatives,   agents  or   affiliates  shall,   directly
 or indirectly,  encourage,  solicit   or  initiate  discussions   or
          negotiations (with any person other than Crestar) concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving AB or Annapolis or disclose, directly or indirectly, any information not customarily disclosed to the public concerning AB or Annapolis, afford to any other person access to the properties, books or records of AB or Annapolis or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets, except in a situation in which a majority of the full Board of Directors of AB has determined in good faith, upon advice of counsel, that such Board has a fiduciary duty to consider and respond to a bona fide proposal by a third party (which proposal was not directly or indirectly solicited by AB or Annapolis or any of their respective officers, directors, representatives, agents or affiliates) and provides written notice of its intention to consider such proposal and the material terms thereof to Crestar at least five days before responding to the proposal. AB and Annapolis will promptly communicate to Crestar the terms of any proposal which it may receive in respect to any of the foregoing transactions.

                  4.5. Dividends. AB agrees that since June 30, 1993 it has not, and prior to the Effective Time of the Holding Company Merger it will not, declare any cash dividends without the prior written consent of Crestar.

                  4.6. Regulatory Filings; Best Efforts. Crestar and AB shall jointly prepare all regulatory filings required to consummate the transactions contemplated by the Agreement and the Plans and submit the filings for approval with the
 Federal Reserve  Board,  the  OTS,  the  FDIC  and  the  Maryland Banking
          Division as soon as practicable after the date hereof. Crestar and AB shall use their best efforts to obtain approvals of such filings. Subject to action taken by the Board of Directors of AB pursuant to or as a result of the exception clause to the first sentence of Section 4.4 hereof, each of Crestar, Crestar Bank MD, AB and Annapolis shall use its best efforts in good faith, and each of them shall cause its subsidiaries to use their best efforts in good faith, to take all such action as may be necessary or appropriate in order to effect the Transaction.












                  4.7. Public Announcements. Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Transaction and shall not issue any press release or make any such public statement prior to such consultations and approval of the other party, which approval shall not be unreasonably withheld, except as may be required by law.

                  4.8. Operating Synergies; Conformance to Reserve Policies, Etc. Between the date hereof and the Effective Time of the Holding Company Merger, AB and Annapolis management will work with Crestar to achieve appropriate operating efficiencies following the Closing Date. Customer notification and direct contact with customers will commence 30 days prior to the Closing
Date.   At  the request  of Crestar  and upon  receipt by  AB and
          Annapolis of written confirmation from Crestar and Crestar Bank MD that there are no conditions to the obligations of Crestar and Crestar Bank MD under this Agreement set forth in Article V which they believe will not be fulfilled so as to permit them to consummate the Transaction and the other transactions contemplated hereby, on the day prior to the Effective Time of the Merger AB shall establish such additional accruals, reserves and charge-offs, through appropriate entries in its accounting books and records, as may be necessary to conform AB's accounting and credit loss reserve practices and methods to those of Crestar
(as such  practices and methods are to  be applied from and after the Effective Time of the Merger) and to Crestar's plans with respect to the conduct of the business of AB and Annapolis following the Transaction, as well as for the anticipated recapture of the bad debt reserves established by Annapolis for federal income tax purposes (and state income tax purposes, if applicable) prior thereto and the costs and expenses relating to the consummation by AB and Annapolis of the Transaction and the other transactions contemplated hereby. Any such accruals, reserves and charge-offs shall not be deemed to cause any representation and warranty of AB and Annapolis to not be true and accurate as of the Effective  Time of the Merger.  Subject to
          the requirements set forth in the immediately preceding sentence, prior to the Effective Time of the Merger AB also shall adopt Financial Accounting Standards Board ("FASB") Statement No. 106 by immediately recognizing the cumulative impact of such accounting statement.

                  4.9. Transactions in Crestar Common Stock. Other than the issuance of Crestar Common Stock upon the exercise of stock options granted pursuant to employee benefit plans of Crestar, none of Crestar, Crestar Bank MD, AB or Annapolis will purchase, sell or  otherwise acquire or  dispose of  any shares of  Crestar
          Common Stock during the 20 trading days ending on the third day prior to the Closing Date.

                  4.10. Crestar Rights Agreement. Crestar agrees that any rights issued pursuant to the Rights Agreement adopted by it in 1989 shall be issued with respect to each share of Crestar

          Common Stock issued pursuant to the terms hereof and the Holding Company Plan of Merger, regardless whether there has occurred a Distribution Date under the terms of such Rights Agreement prior to the occurrence of the Effective Time of the Holding Company Merger.

                  4.11. NYSE Listing. Crestar will file with the New York Stock Exchange a Supplemental Listing Application for the
          shares of Crestar Common Stock to be issued in the Holding Company Merger and use its best efforts to have such shares approved for listing on the New York Stock Exchange prior to the Effective Time of the Merger.

                  4.12.   Agreement as to Efforts  to Consummate.   Subject
          to the terms and conditions of this Agreement, each of Crestar and AB agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things
          necessary,  proper  or  advisable   under  applicable  laws
 and regulations  to  consummate  and  make  effective,  as  soon   as
          practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using reasonable effort to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated herein. Each of Crestar and AB shall use its best efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement.
                  4.13.   Adverse  Changes in  Condition.   Crestar  and AB
          each agrees to give written notice promptly to the other concerning any material adverse change in its consolidated condition (financial or other) from the date of this Agreement until the Effective Time of the Merger that might adversely affect the consummation of the transactions contemplated hereby or upon becoming aware of the occurrence or impending occurrence of any event or circumstance which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. Each of Crestar and AB shall use its best efforts to prevent or promptly to remedy the same.

                  4.14. Updating of Schedules. From the date of execution of this Agreement until the consummation of the Transaction, AB and Crestar agree to keep up to date all of the Schedules hereto and to provide notification to the other of any changes or additions or events which have caused, or after the lapse of time may cause, any such change or addition in any of the Schedules hereto.












                                      ARTICLE V
                              Conditions of Transaction

                  5.1. Conditions of Obligations of Crestar and Crestar Bank MD. The obligations of Crestar and Crestar Bank MD to perform this Agreement are subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions unless waived by Crestar and Crestar Bank MD.

                      (a) Representations and Warranties; Performance of Obligations; No Adverse Change. The representations and warranties of AB and Annapolis set forth in Section 3.l hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective
Time  of  the Merger  as  though made  on  and as  of the
                  Effective Time of the Merger (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date); AB and
                  Annapolis shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time of the Merger; there shall have occurred no material adverse change in the consolidated condition (financial or otherwise) of AB from June 30, 1993 to the Effective Time of the Merger (exclusive of actions taken by AB at Crestar's request pursuant to  Section 4.8 hereof); and Crestar and Crestar
                  Bank MD shall have received a certificate signed by the Chief Executive Officer and by the Chief Financial Officer of AB and Annapolis, which may be to their best knowledge after due inquiry, to such effects.

                      (b) Authorization of Transaction. All action necessary to authorize the execution, delivery and performance of this Agreement by AB and Annapolis and the consummation of the transactions contemplated herein (including the shareholder actions referred to in Section
4.2) shall have been duly and validly taken by the Boards
                  of Directors of AB and Annapolis and by the shareholders of AB and Annapolis and AB and Annapolis shall have full power and right to merge on the terms provided herein.

                      (c) Opinion of Counsel. Crestar and Crestar Bank MD shall have received an opinion of Manatt, Phelps & Phillips, counsel to AB and Annapolis, dated the Closing Date and satisfactory in form and substance to counsel to Crestar and Crestar Bank MD, in the form attached hereto as Exhibit E.
                      (d) The Registration Statement. The Registration Statement shall be effective under the 1933 Act and Crestar shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to offer and issue the Crestar Common Stock in connection with the Holding Company Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the SEC or any state securities authority.

                      (e) Tax Opinion. Crestar and Crestar Bank MD shall have received, in form and substance satisfactory to them, an opinion of Hunton & Williams to the effect that, for federal income tax purposes, each of the Holding Company Merger and the Bank Merger will qualify as a

                  "reorganization" under Section 368(a) of the Code, and no taxable gain will be recognized by Crestar, Crestar Bank MD, AB or Annapolis (i) in the Holding Company Merger,
                  (a) upon  the  transfer  of AB's  assets  to  Crestar  in
                  exchange  for   Crestar  Common   Stock,  cash  and   the
                  assumption of AB's liabilities or (b) upon the distribution of such Crestar Common Stock and cash to
 AB shareholders, or  (ii) in the  Bank Merger, (a) upon  the transfer  of Annapolis's  assets  to Crestar  Bank MD  in
                  exchange for the assumption of Annapolis's liabilities and in constructive exchange for Crestar Bank MD common stock (however, Annapolis or Crestar Bank MD may be required to include in income certain amounts as a result of the termination of Annapolis's bad-debt reserve maintained for federal income tax purposes and other possible required changes in accounting methods) or (b) upon the constructive distribution of such Crestar Bank MD common stock to Crestar.
                      (f)   Regulatory Approvals.   All required  approvals
                  from federal and state regulatory authorities having jurisdiction to permit Crestar and Crestar Bank MD to consummate the Transaction and to issue Crestar Common Stock to AB shareholders shall have been received and shall have contained no conditions deemed in good faith to be materially disadvantageous by Crestar, including such approval necessary to consummate the Bank Merger in an "Oakar" transaction.
                      (g)  Affiliate  Letters.  Each shareholder of  AB who
                  is a  AB Affiliate  shall have  executed and delivered  a











                  commitment and undertaking to the effect that (1) such shareholder will dispose of the shares of Crestar Stock received by him in connection with the Holding Company Merger only in accordance with the provisions of paragraph (d) of Rule 145; (2) such shareholder will not dispose of any of such shares until Crestar has received an opinion of counsel acceptable to it that such proposed disposition is in compliance with the provisions of paragraph (d) of Rule 145, which opinion shall be rendered  promptly following  counsel's  receipt of  such shareholder's written notice of its intention to sell shares of Crestar Common Stock; and (3) the certificates representing said shares may bear a legend referring to the foregoing restrictions.

                      (h) Acceptance by Crestar and Crestar Bank MD Counsel. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to counsel for Crestar and Crestar Bank MD.
                      (i) Consent of First National Bank of Maryland or Payment in Full of FNBM Loan. (i) Crestar shall have received a copy of the written consent of First National Bank of Maryland within 30 days before the Closing Date for the parties to consummate the transactions contemplated hereby, or (ii) the FNBM Loan shall have been paid in full, on or before the Closing Date or June 30, 1994, whichever date shall first occur, as described in Section 8.1 hereof and the AB Loan Agreement shall have been terminated.

                  5.2. Conditions of Obligations of AB and Annapolis. The obligations of AB and Annapolis to perform this Agreement are subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions unless waived by AB and
          Annapolis:

                      (a) Representations and Warranties; Performance of Obligations. The representations and warranties of Crestar and Crestar Bank MD set forth in Section 3.2 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time of the Merger as though made on and as of the Effective Time of the Merger (or on the date when made in
the  case   of  any  representation  and  warranty  which
                  specifically relates to an earlier date); Crestar and Crestar Bank MD shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time of the Merger; and AB and Annapolis shall have received a certificate signed by the Chief Executive Officer and by the Chief Financial Officer of Crestar and Crestar Bank MD, which may be to their best knowledge after due inquiry, to such effects.
                      (b) Authorization of Transaction. All action necessary to authorize the execution, delivery and performance of this Agreement by Crestar and Crestar Bank MD and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of Crestar and Crestar Bank MD and the shareholders of AB and Crestar and Crestar Bank MD and AB shall have full power and right to merge on the terms provided herein.

                      (c) Opinion of Counsel. AB and Annapolis shall have received an opinion of Hunton & Williams, counsel to
                  Crestar and Crestar Bank MD, dated the Closing Date and satisfactory in form and substance to counsel to AB and Annapolis, to the effect that:

                          (1) Crestar is a corporation organized and in good standing under the laws of Virginia and has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted as described in the Registration Statement and Proxy Statement-Prospectus;
                          (2) Crestar Bank MD is a banking corporation organized and in good standing under the laws of Maryland and has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted as described in the Registration Statement and Proxy Statement-

                      Prospectus;

                          (3) Crestar and Crestar Bank MD have full corporate power to carry out the transactions provided for in the Agreement; all corporate and other proceedings required to be taken by or on the part of Crestar and Crestar Bank MD to authorize them
to  execute   and  deliver   the  Agreement  and   to
                      consummate the transactions contemplated thereby and by the Plans have been duly and validly taken; the Agreement has been duly and validly authorized, executed and delivered by Crestar and Crestar Bank MD and constitutes a valid and binding obligation of Crestar and Crestar Bank MD enforceable in accordance with its terms except as the same (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the rights of creditors and
                      (ii)  is subject  to  general  principles  of
 equity (regardless  of   whether   such  enforceability   is
                      considered in a proceeding in equity or law); the Plans have been adopted by the Boards of Directors of Crestar and Crestar Bank MD, respectively and by Crestar in its capacity as the sole shareholder of Crestar Bank MD; and the shares of Crestar Common Stock to be issued in the Holding Company Merger in exchange for all of the outstanding shares of AB Common Stock have been duly authorized and when so issued will be validly issued, fully paid and nonassessable;
                          (4)   All  outstanding shares  of  Crestar Common
                      Stock have been duly authorized and are validly issued, fully paid and nonassessable;

                          (5) Execution and delivery by Crestar and Crestar Bank MD of the Agreement, consummation by Crestar and Crestar Bank MD of the transactions contemplated thereby, and compliance by Crestar and Crestar Bank MD with the provisions thereof will not conflict with or result in a breach of any provisions of either Crestar's or  Crestar Bank MD's Articles of
                      Incorporation, Charter or By-laws or a default (or give rise to rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or any other instrument or obligation of Crestar or Crestar Bank MD known to such counsel, or violate any court order, writ, injunction or decree applicable to Crestar or Crestar Bank MD or any of their respective properties or assets, of which such counsel has knowledge;
                          (6) Shares of Crestar Common Stock to be issued pursuant to the Agreement have been duly registered under the 1933 Act;

                          (7) Such counsel does not know of any litigation that is pending or threatened which might result in a permanent injunction against Crestar or Crestar Bank MD or which, individually or in the aggregate, otherwise might have a material adverse effect on











                      Crestar or Crestar Bank MD or the transactions contemplated by this Agreement;

                          (8)  All legal matters pertaining to consummation
of  the  Transaction  under  the  laws  of  Virginia,
                      Maryland and the United States, including the receipt of all regulatory approvals, other than the filing of the Articles of Merger, have been completed to the satisfaction of such counsel in all material respects; and

                          (9) On the basis of facts within their knowledge, such counsel have no reason to believe that (except as to financial statements and other financial data, or as to material relating to, and supplied  by, AB  or Annapolis  for inclusion  in the
                      Proxy Statement-Prospectus, as to which no belief need be expressed) the Proxy Statement-Prospectus (as amended or supplemented, if so amended or supplemented) contained any untrue statement of a material fact or omitted any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading as of (i) the time the Registration Statement became effective
                      and  (ii)   the  time  of  the   special  meeting
 of shareholders of  AB mentioned in  Section 4.2 of  the
                      Agreement.

                      (d) The Registration Statement. The Registration Statement shall be effective under the 1933 Act and Crestar shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to offer and issue the Crestar Common Stock in connection with the Holding Company Merger, and neither
                  the   Registration   Statement  nor   any   such
 permit, authorization  or exemption  shall be  subject to  a stop order or threatened stop order by the SEC or any state securities authority.

                      (e) Regulatory Approvals. All required approvals from federal and state regulatory authorities having jurisdiction to permit AB and Annapolis to consummate the Transaction and to permit Crestar to issue Crestar Common Stock to AB shareholders shall have been received.

                      (f)  Tax Opinion.   Crestar, Crestar Bank MD,  AB
 and Annapolis  shall  have  received, in  form  and substance reasonably satisfactory to them, an opinion of Hunton & Williams to the effect that, for federal income tax purposes, each of the Holding Company Merger and the Bank Merger will qualify as a "reorganization" under Section 368(a) of the Code; no taxable gain will be recognized by Crestar, Crestar Bank MD, AB or Annapolis (i) in the

                  Holding Company Merger, (a) upon the transfer of AB's assets to Crestar in exchange for Crestar Common Stock, cash and the assumption of AB's liabilities or (b) upon the distribution of such Crestar Common Stock and cash to AB shareholders, or (ii) in the Bank Merger, (a) upon the transfer of Annapolis's assets to Crestar Bank MD in exchange for the assumption of Annapolis's liabilities and in constructive exchange for Crestar Bank MD common stock (however, Annapolis or Crestar Bank MD may be required to include in income certain amounts as a result of the termination of Annapolis's bad-debt reserve maintained for federal income tax purposes and other possible required changes in accounting methods) or (b) upon the constructive distribution of such Crestar Bank MD common stock to Crestar; no taxable gain will be recognized by an AB shareholder on the exchange by such shareholder of shares of AB Common Stock solely for shares of Crestar Common Stock (including any fractional share interest)  in the  Holding  Company Merger;  an  AB
                  shareholder who receives cash and shares of Crestar Common Stock for shares of AB Common Stock in the Holding Company Merger pursuant to the cash election will recognize any gain realized (including any gain treated as a dividend) up to the amount of cash received (excluding cash in lieu of a fractional share of Crestar Common Stock), but will not recognize any loss; an AB shareholder's basis in Crestar Common Stock (including any fractional share interest) received in the Holding Company Merger will be the same as the shareholder's basis  in  the AB  Common Stock  surrendered  in exchange
                  therefor, decreased by the amount of any cash received (excluding cash in lieu of a fractional share of Crestar Common Stock) and increased by the amount of any gain recognized (including any gain treated as a dividend) by the shareholder; the holding period of such Crestar Common Stock (including any fractional share interest) for an AB shareholder will include the holding period of the AB Common Stock surrendered in exchange therefor, if such AB Common Stock is held as a capital asset by the shareholder at the Effective Time of the Holding
 Company Merger; and an  AB shareholder who receives  cash in lieu of a fractional share of Crestar Common Stock will recognize gain or loss equal to any difference between the amount of cash received and the shareholder's basis in the fractional share interest.

                      (g)   Fairness Opinion.   AB shall  have received  an











                  opinion from Kaplan Associates, Inc. that the consideration to be paid to shareholders of AB pursuant to Section 2.1 of this Agreement is fair from a financial point of view to the shareholders of AB.
                      (h) NYSE Listing. The shares of Crestar Common Stock to be issued in the Holding Company Merger shall have been approved for listing, upon notice of issuance, on the New York Stock Exchange.

                      (i) Acceptance by AB and Annapolis Counsel. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be acceptable to counsel for AB and Annapolis.

                      (j) Consent of First National Bank of Maryland or Payment in Full of FNBM Loan. (i) AB shall have received the written consent of First National Bank of
 Maryland within 30 days before the Closing Date for the parties to consummate the transactions contemplated hereby, or (ii) the FNBM Loan shall have been paid in full, on or before the Closing Date or June 30, 1994, whichever date shall first occur, as described in Section 8.1 hereof and the AB Loan Agreement shall have been terminated.


                                      ARTICLE VI
                             Closing Date; Effective Time
                  6.1. Closing Date. Unless another date or place is agreed to in writing by the parties, the closing of the transactions contemplated in this Agreement shall take place at the offices of Crestar, 919 East Main Street, Richmond, Virginia, at 10:00 o'clock A.M., local time, on such date as Crestar shall designate to AB at least 10 days prior to the designated Closing Date and as reasonably acceptable to AB; provided, that the date so designated shall not be earlier than (a) 30 days after Federal Reserve approval or (b) May 19, 1994 (the "Closing Date").

                  6.2. Filings at Closing. Subject to the provisions of Article V, at the Closing Date, Crestar shall cause Articles of
          Merger relating to the Holding Company Plan of Merger to be filed in accordance with the Virginia Stock Corporation Act and the Delaware General Corporation Law and Articles of Merger relating to the Bank Plan of Merger to be filed in accordance with the Maryland Corporate Code and the rules and regulations of the OTS and the Maryland Banking Division, and each of Crestar and AB shall take any and all lawful actions to cause the Holding Company Merger and Bank Merger to become effective.












                  6.3.    Effective  Time.     Subject  to  the  terms
 and conditions set forth herein, including receipt of all required regulatory approvals, the Holding Company Merger shall become effective at the time Articles of Merger filed with the Virginia State Corporation Commission are made effective (the "Effective Time of the Holding Company Merger") and the Bank Merger shall become effective at the time Articles of Merger filed with the Maryland State Department of Assessments and Taxation are made effective. The Effective Time of the Holding Company Merger and the Effective Time of the Bank Merger are referred to herein collectively as the "Effective Time of the Merger".

                                     ARTICLE VII
                      Termination; Survival of Representations,
                    Warranties and Covenants; Waiver and Amendment

                  7.1. Termination. This Agreement shall be terminated, and the Transaction abandoned, if the shareholders of AB shall not have given the approval required by Section 4.2. Notwith-
standing such approval by  such shareholders, this Agreement  may be terminated at any time prior to the Effective Time of the Holding Company Merger, by:

                      (a) The mutual consent of Crestar, Crestar Bank MD, AB and Annapolis, as expressed by their respective Boards of Directors;

                      (b) Either Crestar or Crestar Bank MD on the one hand or AB or Annapolis on the other hand, as expressed by their respective Boards of Directors, after September
30, 1994;

                      (c) By Crestar and Crestar Bank MD in writing authorized by its respective Board of Directors if AB or Annapolis has, or by AB and Annapolis in writing authorized by its respective Board of Directors if Crestar or Crestar Bank MD has, in any material respect, breached (i) any covenant or agreement contained herein, or (ii) any representation or warranty contained herein, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date; provided that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty contained herein notwithstanding any qualification therein relating to the knowledge of the other party;

                      (d) Either Crestar or Crestar Bank MD on the one hand or AB or Annapolis on the other hand, as expressed by their respective Boards of Directors, in the event that any  of the conditions precedent  to the obligations
                  of such parties to consummate the Transaction have not been satisfied or fulfilled or waived by the party entitled to so waive on or before the Closing Date, provided that neither party shall be entitled to terminate this Agreement pursuant to this subparagraph
                  (d) if the condition precedent or conditions precedent which provide the basis for termination can reasonably be and are satisfied within a reasonable period of time, in which case, the Closing Date shall be appropriately postponed;
                      (e) Crestar and Crestar Bank MD, if the Boards of Directors of Crestar and Crestar Bank MD shall have determined in their sole discretion, exercised in good faith, that the Transaction, has become inadvisable or impracticable by reason of (A) the threat or the institution of any litigation, proceeding or investigation to restrain or prohibit the consummation of the transactions contemplated by this Agreement or to obtain other relief in connection with this Agreement or
                  (B) public commencement of a competing offer for AB Common Stock which is significantly better than Crestar's offer, is accepted or not opposed by AB and which Crestar certifies to AB, in writing, it is unwilling to meet;
                      (f) Crestar, Crestar Bank MD, AB or Annapolis, if the Federal Reserve Board, the FDIC, the OTS or the Maryland Banking Division deny approval of the Transaction and the time period for all appeals or requests for reconsideration has run; or

                      (g) Crestar and Crestar Bank MD if dissenters to the Holding Company Merger shall have been filed with AB by the holders of 15% or more of the outstanding shares of AB Common Stock pursuant to Section 262 of the
 Delaware General Corporation Law.












                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement and the Merger pursuant to Section 7.1, this Agreement, other than the provisions of Sections 4.1 (last three sentences) and 9.1, shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement.
                  7.3. Survival of Representations, Warranties and Covenants. The respective representations and warranties, obligations, covenants and agreements (except for those contained in Sections 1.3, 1.4, 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 4.1 (last three sentences), 8.1, 8.2, 8.3, 8.4 and 9.1, which shall survive the effectiveness of the Transaction) of Crestar, Crestar Bank MD, AB and Annapolis contained herein shall expire with, and be terminated and extinguished by, the effectiveness of the
          Transaction  and shall  not  survive the  Effective  Time of  the
          Merger.
                  7.4. Waiver and Amendment. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof and this Agreement may be amended or supplemented by written instructions duly executed by all parties hereto at any time, whether before or after the meeting of AB shareholders referred to in Section 4.2 hereof, excepting statutory requirements and requisite approvals of shareholders and regulatory authorities, provided that any such amendment or waiver executed after shareholders of AB have approved this Agreement and the Holding Company Plan of Merger shall not modify either the amount or form of the consideration to be received by such shareholders for their shares of AB Common Stock or otherwise materially adversely affect such shareholders without their approval.


                                     ARTICLE VIII

                                 Additional Covenants

                  8.1. Payment of the Note. If the Transaction is consummated on or before June 15, 1994 and the written consent of FNBM to enter into this Agreement and consummate the transactions hereby has not been obtained within 30 days before the Closing Date, Crestar agrees to extend a loan (the "Crestar Loan") to
 AB solely to enable AB to pay its FNBM Loan immediately prior to the Closing Date will be made in accordance with the terms described on Annex I hereto.












                  If the Transaction is not consummated by June 15, 1994, Crestar agrees to extend the Crestar Loan to AB solely to enable AB to pay the FNBM Loan on June 30, 1994. The Crestar Loan will be made in accordance with the terms described on Annex I hereto.

                  8.2.    Indemnification and  AB  Officers  and  Directors
          Liabilities Insurance.   After the Effective Time  of the
 Merger, Crestar shall  indemnify and  hold harmless directors,  officers, employees and agents who have rights to indemnification from AB or Annapolis under the By-laws of AB and Annapolis (the "Indemnified Parties") from and against any and all claims arising out of or in connection with activities in such capacity prior to the Effective Time of the Merger, or on behalf of, or at the request of AB, Annapolis or any other direct or indirect subsidiary of AB ("Claims") and shall advance expenses incurred with respect to the foregoing, as they are incurred, in each case to the fullest extent permitted under the By-laws of AB and Annapolis as in effect on the date hereof and the
 Delaware General Corporation Law  and the regulations  of the OTS,  to the extent legally permitted to do so, which obligations shall survive the Transaction and shall continue in full force and effect following the Effective Time of the Merger for six years, or if the Transaction does not become effective, Crestar's obligation to indemnify and hold harmless the Indemnified Parties shall be secondary to the obligation of AB and Annapolis to provide indemnification as permitted under their respective By-laws, the Delaware General Corporation Law and the regulations of the OTS, to the extent legally permitted to do so, and such obligation of Crestar shall be limited to the liabilities and claims of the  Indemnified Parties that arise  in connection with the Option Agreement during the term thereof and, if the Option Agreement is exercised, shall survive the exercise therefor for a period of six years, provided that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Crestar will provide officers and directors liability insurance coverage to all AB and Annapolis directors and officers, whether or not they become part of the Crestar organization after the Effective Time of the Merger to the same extent it is provided to Crestar's officers and directors, provided that coverage will not extend to acts as to  which notice has  been given prior  to the  Effective
          Time of the Merger. The obligations of Crestar provided under this Section 8.2 are intended to benefit, and be enforceable against Crestar directly by, the Indemnified Parties, and shall be binding on all respective successors and permitted assigns of Crestar.

                  8.3. Employee Matters. (a) Annapolis Senior Management Group. Prior to the Effective Time of the Bank Merger, members of Annapolis' senior management group will be interviewed by Crestar with the goal of determining if there are mutually beneficial employment opportunities available within Crestar.
                      (b) Employment Agreements. Certain officers of Annapolis and AB will be offered Employment Agreements or severance payments on the terms described on Schedule N.

                      (c) Other  Employees.    Crestar  will  undertake  to
                  continue employment of all Annapolis branch personnel who meet Crestar's employment qualification requirements, either at existing Annapolis offices or at Crestar offices. Annapolis non-branch personnel not offered employment will be interviewed prior to the Effective Time of the Holding Company Merger for open positions within Crestar.  Any employee who  is terminated or whose position is eliminated by Crestar within six months after the Effective Time of the Bank Merger, and not offered a "comparable job" (other than those officers named in Schedule N; or those under employment contracts who are terminated, if any, and paid in accordance with their respective employment contract), will be paid severance pay equal to one week's base pay for each year of service with Annapolis up to 20 years and two weeks of base pay for each year of service with Annapolis over 20 years, but in no case less than eight weeks' base pay.
 For purposes of  this subsection, "comparable job" shall have the meaning assigned to it on Schedule N.

                      8.4. Employee Benefit Matters. (a) Transferred Employees. All employees of AB or Annapolis immediately prior to the Effective Time of the Bank Merger who are employed by Crestar Bank MD or another Crestar subsidiary following the Effective Time of the Bank Merger ("Transferred Employees") will be covered by Crestar's employee benefit plans as to which they are eligible based on their length of service, compensation,
 job classification,    and    position,   including,    where
                  applicable, any incentive compensation plan. Notwithstanding the foregoing, Crestar may determine to continue any of the AB or Annapolis benefit plans for Transferred Employees in lieu of offering participation in Crestar's benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of the AB or Annapolis benefit plans, or to merge any such benefit plans with Crestar's benefit plans. Crestar agrees that any pre-existing condition, limitation or exclusion in its health plans shall not
apply   to   Transferred  Employees   or   their  covered
                  dependents   who   are   covered  under   a   medical  or
                  hospitalization indemnity plan maintained by AB or Annapolis on the date of the Bank Merger and then change coverage to Crestar's medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll in

                  Crestar's health plans. Except as specifically provided in this Section 8.4 and as otherwise prohibited by law, Transferred Employees' service with AB and Annapolis shall be recognized as service with Crestar for purposes of Crestar's benefit plans, subject to applicable break-in-service rules. Crestar agrees that immediately following the Bank Merger, all participants who then have accounts  in the  Annapolis Federal  Savings  Bank 401(k)
                  Profit Sharing and Trust Plan (the "Annapolis 401(k) Plan") shall be fully vested in their account balances. Crestar, at its election, may continue the Annapolis 401(k) Plan for the benefit of Transferred Employees, may merge the Annapolis 401(k) Plan into the Crestar Employees Thrift and Profit Sharing Plan (the "Crestar Thrift Plan"), or may cease additional benefit accruals under and contributions to the Annapolis 401(k) Plan and continue to hold the assets of such Plan until they are distributable in accordance with its terms. In the event of a merger of the Annapolis 401(k)  Plan and the Crestar
                  Thrift Plan or a cessation of accruals and contributions under the Annapolis 401(k) Plan, the Crestar Thrift Plan will recognize for purposes of eligibility to participate, early retirement, and eligibility for vesting, all Transferred Employees' service with AB and Annapolis, subject to applicable break-in-service rules.

                      (b) Other Retiree and Health Benefits. The Retirement Plan for Employees of Crestar and Affiliated Corporations ("Crestar's Retirement Plan") will recognize for purposes of vesting,  eligibility to participate  and
                  eligibility for early retirement only, all Transferred Employees' service with AB and Annapolis, subject to applicable break-in-service rules. Crestar also will assume the written retirement obligations of AB and Annapolis and offer retiree health coverage as described on Schedule N.

                  8.5. Stock Options. Allen Bach is the only holder of outstanding AB Options for 5,000 shares, and shall elect, by giving notice to AB prior to the Closing Date, either to (a)
allow the  AB Options  to  expire at  the Effective  Time of  the
          Holding Company Merger and following the Effective Time of the Holding Company Merger receive a cash payment (less all applicable withholding  taxes) equal  to the  excess  of (i)  the aggregate Price Per Share of the AB Common Stock represented by his AB Options over (ii) the aggregate exercise price of such AB Options, or (b) exercise the AB Options for AB Common Stock prior to the Closing Date. Crestar, as the successor to AB in the Holding Company Merger, agrees to make any cash payment required under this Section promptly following consummation of the Holding Company Merger.
                  8.6. Crestar Bank MD/Annapolis Local Advisory Board of Directors. Crestar Bank MD will offer all members of the boards of directors of AB and Annapolis a position on Crestar Bank MD's local advisory board in Annapolis for a term of one year commencing at the Effective Time of the Merger. Such members who agree to serve on the Annapolis local advisory board in accordance with the guidelines set forth in the Crestar Advisory Board Handbook attached hereto as Annex VIII will receive a fee of $1,000. Crestar agrees to waive the age limitation for the one year period. In addition, the members of the Annapolis local advisory board shall receive a fee of $300 for each meeting attended.

                                      ARTICLE IX
                                    Miscellaneous

                  9.1.    Expenses.  Each party  hereto shall bear and  pay
          the  costs  and   expenses  incurred  by   it  relating  to   the
          transactions contemplated hereby.

                  9.2.    Entire  Agreement.   This Agreement  contains the
          entire agreement among Crestar, Crestar Bank MD, AB and Annapolis with respect to the Transaction and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

                  9.3.    Descriptive Headings.   Descriptive headings  are
          for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

                  9.4. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:
                      If to Crestar or Crestar Bank MD:

                          Crestar Financial Corporation
                          P. O. Box 26665
                          919 East Main Street
                          Richmond, Virginia 23261-6665











                          Attention:  John C. Clark III
                                      Senior Vice President, Secretary
                                        and General Counsel
                      Copy to:

                          Lathan M. Ewers, Jr.
                          Hunton & Williams
                          951 East Byrd Street
                          Richmond, Virginia  23219

                      If to AB or Annapolis:

                          Annapolis Bancorp, Inc.
                          147 Old Solomons Island RoadAnnapolis, Maryland  21401
                          Attention:  Gilbert L. Hardesty,
                                      President

                      Copy to:

                          Edward L. Lublin
                          Manatt, Phelps & Phillips
                          1200 New Hampshire Avenue N.W.
                          Washington, D.C. 20036
                  9.5.    Counterparts.   This Agreement may be executed in
          any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  9.6. Governing Law. Except as may otherwise be required by the laws of the United States, this Agreement shall be governed by and construed in accordance with the laws of Virginia.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

          ATTEST:      (SEAL)             CRESTAR FINANCIAL CORPORATION

          By John C. Clark III            By /s/ Richard G. Tilghman

             Secretary                        Name: Richard G. Tilghman
                                              Title: Chairman and Chief
                                                     Executive Officer


          ATTEST:      (SEAL)             CRESTAR BANK MD

          By John C. Clark III            By C. Garland Hagen

             Assistant-Secretary              Name: C. Garland Hagan
                                              Title: Executive Vice











                                                     President


          ATTEST:      (SEAL)             ANNAPOLIS BANCORP, INC.

          By Gail L. Marchand             By /s/ Gilbert L. Hardesty
             Secretary                        Name: Gilbert L. Hardesty
                                              Title: President/Chief
                                                     Executive Officer


          ATTEST:       (SEAL)            ANNAPOLIS FEDERAL SAVINGS BANK


          By Gail L. Marchand             By  /s/ Gilbert L. Hardesty
             Secretary                        Name: Gilbert L. Hardesty
                                              Title: President/Chief
                                                     Executive Officer

                                                                  Exhibit A


                                    PLAN OF MERGER

                                          OF
                               ANNAPOLIS BANCORP, INC.

                                         INTO

                            CRESTAR FINANCIAL CORPORATION



                  Section  1.  Annapolis  Bancorp, Inc.  ("AB") shall, upon











          the later of the time that Articles of Merger  are made effective
          by  the   State  Corporation  Commission   of  Virginia  or
 the Certificate of Merger is made effective by the Secretary of the State of Delaware (the "Effective Time of the Holding Company Merger"), be merged (the "Holding Company Merger") into Crestar Financial Corporation ("Crestar") which shall be the "Surviving Company."

                  Section 2.   Conversion of Stock.   At the Effective Time
          of the Holding Company Merger:

                      (i) Each share of Crestar Common Stock outstanding immediately prior to the Effective Time of the
 Holding Company Merger shall continue unchanged as an outstanding share of Common Stock of the Surviving Company.

                      (ii) Subject to Section 4, each share of AB Common Stock outstanding immediately prior to the Effective Time of the Holding Company Merger other than shares held by Crestar, shares to be exchanged for cash and Dissenting Shares (as hereinafter defined) and which, under the terms of Section 3 of this Plan of Merger, is to be converted into Crestar Common Stock, shall be converted into the number of shares of Crestar Common
 Stock determined by dividing  the $12.75 per share  price of AB
                  Common Stock (the "Price Per Share") by the average of the mean of the closing bid and asked prices of Crestar Common Stock as reported on the New York Stock Exchange for each of the 20 trading days ending on the third day prior to the Closing Date, as defined in the Agreement and Plan of Reorganization, dated as of the date hereof, among Crestar, Crestar Bank MD, AB and Annapolis Federal Savings Bank (the "Agreement") (the "Average Closing Price") (the result of the quotient determined by dividing the Price Per Share by the Average Closing Price being hereinafter called the "Exchange Ratio").

                      (iii) Subject to  Section 4, each share  of AB Common
                  Stock outstanding immediately prior to the Effective Time of the Holding Company Merger which, under the terms of
                  Section 3, is to be converted into the right to receive cash, shall be converted into the right to receive the Price Per Share in cash (less all applicable withholding taxes).

                      (iv) At the Effective Time of the Holding Company Merger, AB's transfer books shall be closed and no further transfer of AB Common Stock shall be permitted.

                  Section 3. Manner of Conversion. The manner in which each outstanding share of AB Common Stock shall be converted into
          Crestar Common Stock or cash, as specified in Section 2 hereof, after the Effective Time of the Holding Company Merger, shall be as follows:

                      (i) Each share of AB Common Stock, other than shares held by Crestar and shares for which a cash election has been made (and are not exchanged for cash because of Section 4), shall be exchanged for shares of Crestar Common Stock as determined by the Exchange Ratio.
                      (ii) No fractional shares of Crestar Common Stock shall be issued, but instead the value of fractional shares shall be paid in cash (less all applicable withholding taxes), for which purpose the Average Closing Price shall be employed.

                      (iii) Certificates for shares of AB Common Stock shall be submitted in exchange for Crestar Common Stock accompanied by a Letter of Transmittal (to be promptly furnished by Crestar Bank to AB's shareholders of record as of the Effective Time of the Holding Company Merger).
Until so surrendered, each outstanding certificate which,
                  prior to the Effective Time of the Holding Company Merger, represented AB Common Stock, shall be deemed to evidence only the right to receive (a) shares of Crestar Common Stock as determined by the Exchange Ratio, or (b) in the case of shares for which cash elections shall have been made, cash (less all applicable withholding taxes) multiplied by the number of shares evidenced by the certificates without interest thereon. Until such outstanding shares formerly representing AB Common Stock are so surrendered, no dividend payable to holders of record of Crestar Common Stock  as of any date subsequent to the Effective Time of the Holding Company Merger shall be paid to the holder of such outstanding certificates in respect thereof. Upon such surrender, dividends accrued or declared on Crestar Common Stock shall be paid in accordance with Section 2.2 of the Agreement.

                  Section 4. Proration of Shares Purchased with Cash. The number of shares of AB Common Stock to be exchanged for cash, when added to Dissenting Shares, cannot exceed 30% of the outstanding  shares of AB  Common Stock immediately  prior to the Effective Time of the Holding Company Merger.  If shareholders of
          AB elect to exchange for cash more than this number of shares of AB Common Stock, Crestar shall purchase all shares submitted by holders of 100 or fewer shares (if such holder has submitted all his shares for cash exchange) and then purchase shares submitted by other holders pro rata so as to require Crestar to pay cash for no more than this number of shares of AB Common Stock. A shareholder submitting shares for cash purchase all of whose shares are not exchanged for cash because of the proration provisions of this Section 4 shall receive shares of Crestar Common Stock at the Exchange Ratio.

                  Section 5. Dissenting Shares. Notwithstanding anything in this Plan of Merger to the contrary, shares of AB Common Stock which are issued and outstanding immediately prior to the Effective Time of the Holding Company Merger and which are held by a shareholder who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his shares of AB Common Stock pursuant to Section 262 of the Delaware General Corporation Law (the "Dissenting Shares") shall be canceled, and shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 2 of this Plan of Merger, unless and until such holder shall fail to perfect his right to an appraisal of his shares of AB common stock or shall have effectively withdrawn or lost such right under the Delaware General Corporation Law, as the case may be.
If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his shares of AB Common Stock shall thereupon be deemed to have been converted into, at the Effective Time of the Holding Company Merger, shares of Crestar Common Stock as determined by the Exchange Ratio.

                  Section 6. Articles of Incorporation, Bylaws and Directors of the Surviving Company. At the Effective Time of the Holding Company Merger, there shall be no change caused by the Holding Company Merger in the Articles of Incorporation (except any change caused by the filing of Articles of Merger relating to the Holding Company Merger), By-laws, or Board of Directors of the Surviving Company.

                  Section  7.     Conditions  to  Holding  Company  Merger.
          Consummation  of   the  Merger  is   subject  to  the   following
          conditions:

                      (i) The approving vote of the holders of more than 50% of the outstanding shares of AB Common Stock entitled to vote.
                      (ii) The approval of the Holding Company Merger by the Board of Governors of the Federal Reserve System and the Office of Thrift Supervision.

                      (iii) The satisfaction of the conditions or the waiver of such conditions by the party for whose benefit they were imposed, as contained in the Agreement.

                  Section  8.  Effect  of the Holding  Company Merger.  The











          Holding Company Merger, upon the Effective Time of the Holding Company Merger, shall have the effect provided by Section 13.1-721 of the Code of Virginia and Section 259, 261 and 328 of the Delaware General Corporation Law.

                  Section 9. Amendment. Pursuant to Section 13.1-718(I) of the Virginia Stock Corporation Act, and Section 252(e) of the Delaware General Corporation Law, the Boards of Directors of Crestar and AB reserve the right to amend this Plan of Merger at any time prior to issuance of the certificate of merger by the

          State Corporation Commission of Virginia, provided, however, that any such amendment made subsequent to the submission of this Plan of Merger to the shareholders of AB, may not: (i) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or in conversion of all or any of the shares of any class or series of AB; (ii) alter or change any of the terms and conditions of this Plan of Merger if such alteration or change would adversely affect the shares of any class or series of AB; or (iii) alter or change any term of the certificate of incorporation of AB (except as provided herein).

                                                                   Annex II





                                          STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT, dated as of November 16, 1993 (the "Agreement"), by and between Annapolis Bancorp, Inc., a Delaware corporation ("Issuer"), and Crestar Financial Corporation, a Virginia corporation ("Grantee").

                  WHEREAS, Grantee and Issuer have entered into a letter of intent dated as of November 16, 1993 (the "Letter of Intent") which Letter of Intent is intended to be merged into a definitive Agreement and Plan of Reorganization (the "Plan"), providing for, among other things, the merger of Issuer with and into Grantee, with Grantee as the surviving corporation (the "Holding Company Merger") and the subsequent merger of Annapolis Federal Savings Bank into Crestar Bank MD (together with the Holding Company Merger, the "Transaction"); and

                  WHEREAS, as a condition and inducement to Grantee's execution of the Letter of Intent and the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);
                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Letter of Intent and to be set forth in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

                  1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Letter of Intent.

                  2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 240,000 shares (as adjusted as set forth herein) (the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $10.00.

                  3.  Exercise of Option.

                      (a) Provided  that   (i)  Grantee  shall  not  be
 in material breach of the agreements or covenants contained in  this
          Agreement or in the Letter of Intent or, when executed, the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in not more than two parts, at any time and from time to time following the occurrence of a Purchase Event; provided, that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Holding Company Merger, (B) termination of the Letter of Intent or, when executed, the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Letter of Intent or, when executed, the  Plan by  Grantee because of  Issuer's breach  of a representation or warranty contained therein (a "Default Termination")), (C) 12 months after termination of the Letter of Intent or the Plan, as the case may be, by Grantee pursuant to a Default Termination, (D) 12 months after termination of the Letter of Intent, or the Plan, as the case may be (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event, (E) upon receipt of any order or notice of the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision ("OTS"), the
          Federal   Deposit  Insurance   Corporation,  the   Maryland
 Bank Commissioner, Division  of Financial Regulation, the Secretary of
          State of Delaware or the State Corporation Commission of Virginia











          denying approval of the Transaction, or (F) March 31, 1995 and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including the Bank Holding Company Act of 1956 (the "BHC Act"). The rights set forth in Section 8 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

                      (b) As used herein, a "Purchase Event" means any of the following events:

                          (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an, Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries  (other than transactions  solely
                  between Issuer's subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 15% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or
                          (ii) any  person  (other   than  Grantee  or  any
                  subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the 1934 Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

                      (c) As used herein, a "Preliminary Purchase Event" means any of the following events:
                          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the 1934 Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as  a  "Tender  Offer"  or  an  "Exchange  Offer", respectively); or

                          (ii) the holders of Issuer Common Stock shall not
                  have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, such meeting shall not have been held or shall have been canceled prior to termination of the Plan or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after  it  shall have  been publicly  announced  that any
                  person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the 1933 Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under the BHC Act, the Bank Merger Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction.
                  As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the 1934 Act.

                      (d) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying
          (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the
          "Closing Date"). If prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any other regulatory authority is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

                  4.  Payment and Delivery of Certificates.

                      (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account  designated by  Issuer, an  amount equal to  the Purchase
          Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 12(f) hereof.

                      (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Grantee
          (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims,  charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.
                      (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

          THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 16, 1993. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.
                  It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the 1933 Act.

                  5.  Representations  and Warranties  of  Issuer.   Issuer
          hereby represents and warrants to Grantee as follows:
                      (a) Due  Authorization.    Issuer has  all  requisite
          corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of
          this  Agreement   and  the   consummation  of  the   transactions
          contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been
          duly  executed  and  delivered  by  Issuer.    The execution  and
          delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of  the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable
          to Issuer or  any of  its properties or  assets.   No consent  or
          approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws, and regulations of the OTS and the Secretary of State of Delaware, is required of Issuer in connection with the execution and delivery by Issuer of this Agreement or the consummation by Issuer of the transactions contemplated hereby.

                      (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.
                  6.  Representations  and  Warrants of  Grantee.
 Grantee hereby represents and warrants to Issuer that:

                      (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.
                      (b) Purchase Not for Distribution. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

                  7.  Adjustment upon Changes in Capitalization, etc.

                      (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be
 adjusted appropriately,  and  proper  provision  shall  be   made  in  the
          agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this
          Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall he adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

                      (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to  merge into Issuer  and Issuer shall  be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Grantee shall receive for each Option Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Issuer Common Stock less the Purchase Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Issuer Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of Issuer Common Stock for which the Option is then exercisable).

                      (c) Issuer shall not enter into any agreement of the type described in Section 7(b) unless the other party thereto commits to provide the funding required for Issuer to pay the

          Section  8 Repurchase  Consideration  to the  extent required  by
          Section 8 hereof.

                  8.  Repurchase at the Option of Grantee.

                      (a) Subject to the last sentence of Section 3(a), at the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Grantee (i) the Option and (ii) all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                          (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to  the  Option with  respect to  which Grantee  then has
                  beneficial ownership;

                          (ii) the excess,  if any,  of (x) the  Applicable
                  Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and












                          (iii) the excess, if any, of the Applicable Price
over the Purchase Price  (subject to adjustment  pursuant
                  to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

                      (b) If  Grantee  exercises  its  rights   under  this
          Section 8,  Issuer  shall,  within  10  business  days after the Request  Date,  pay the  Section  8  Repurchase Consideration  to
          Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or other regulatory authority or any lender of Issuer  is required in connection  with the payment  of all or any portion of the Section 8 Repurchase Consideration, Grantee shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
          Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board or any other regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of
          such fact  to Grantee.   If  the Federal  Reserve Board or
 other agency or any such lender prohibits the repurchase in part but not in whole, then Grantee shall have the right (i) to revoke the repurchase request, or (ii) to the extent permitted by the Federal Reserve Board or other agency, determine whether the repurchase should apply to the Option and or Option Shares and to what extent to each, and Grantee shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has
been   repurchased.     Grantee  shall   notify  Issuer   of  its
          determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

                  Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

                      (c) For purposes of  this Agreement, the  "Applicable
          Price" means the highest  of (i) the highest  price per share of Issuer  Common Stock  paid for any  such share  by the  person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the National Association of Securities Dealers Automated Quotations System National Market System ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares  are traded as reported  by a recognized  source chosen by
          Grantee) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such  consideration shall  be  determined  in  good faith  by  an independent nationally recognized investment banking firm selected by Grantee and reasonable acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

                      (d) As used herein, "Repurchase Event" shall occur if

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired actual ownership or control, or any "group" (as such term is defined under the 1934 Act) shall have been formed which shall have acquired actual ownership or control, of 50% or more of the then outstanding shares of Issuer Common











          Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) shall be consummated.
                  9.  Registration Rights.

                      (a) Demand Registration Rights. Issuer shall, subject to the conditions of subparagraph (c) below, if requested by Grantee (or if applicable, a Grantee Majority), as expeditiously as possible prepare and file a registration statement under the 1933 Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf" registration statement under Rule 415 under the 1933 Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

                      (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the 1933 Act in connection with an underwritten public offering of such Issuer Common
 Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4; provided, further, however, that such election pursuant to (i) may only be made one time. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph
          (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Grantee and any other person (other than the Issuer) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such holder bears to the total number of shares requested to be registered by all such holders then desiring to have Issuer Common Stock registered for sale.

                      (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to subparagraph
          (a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the 1933 Act pursuant to subparagraph (a) above:

                       (i) prior to the earliest of (A) termination of the Letter of Intent or the termination of the Plan pursuant to the terms thereof, and (B) a Purchase Event or a Preliminary Purchase Event;
                      (ii)     on more than two occasions;

                     (iii)     more than once during any calendar year;

                      (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the 1933 Act and such shares were registered as requested; and
                       (v) unless a request therefor is made to Issuer by the holder or holders of at least 25% or more of the aggregate number of Option Shares then outstanding.

                  In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 120 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                      (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses and printing expenses incurred by it) in connection with each registration pursuant to subparagraph (a)  or  (b)  above and  all  other  qualifications,











          notifications or exemptions pursuant to subparagraph (a) or (b) above. Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the holders of Option Shares being registered and any other expenses incurred by such holders in connection with any such registration shall be borne by such holders.

                      (e) Indemnification.      In   connection  with   any
          registration under subparagraph (a) or (b) above, Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the 1933 Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact  contained in  any registration  statement or  prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                  Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have  to any indemnified party  under this subparagraph











          (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless  (i)
          the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or
          (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                  If the  indemnification provided for in this subparagraph
(e)  is  unavailable  to   a  party  otherwise  entitled  to   be
          indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided however, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation  (within the  meaning of  Section 11(f)  of the











          1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

                  In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each holder of any Option Shares (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph
          (e).
                      (f) Miscellaneous Reporting.    Issuer  shall  comply
          with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation permitting non-registered sales of securities promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the 1933 Act or the 1934 Act, or required pursuant to any state securities laws or the rules of any stock exchange.

                      (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

                  10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the NASDAQ/NMS or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

                  11. Division of Option. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                  12. Miscellaneous.

                      (a) Expenses.    Except   as  otherwise  provided  in
          Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                      (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.
                      (c) Entire Agreement: No Third-Party Beneficiary; Severability. This Agreement, together with the Letter of Intent and, when executed, the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to
          Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.
                      (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without regard to any applicable conflicts of law rules.

                      (e) Descriptive Heading. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                      (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Issuer to:     Annapolis Bancorp, Inc.
                               147 Old Solomons Island Road
                               Annapolis, Maryland  21401
                               Attention:  Gilbert L. Hardesty
                                                 President
                              with a copy to:Edward L. Lublin, Esq.
                               Manatt, Phelps & Phillips
                               1200 New Hampshire Avenue, N.W.
                               Washington, D.C.  20036

          If to Grantee to:    Crestar Financial Corporation
                               P. O. Box 26665
                               Richmond, Virginia  23261-6665
                               Attention:  John C. Clark, III
                                           Senior Vice President
                                             and General Counsel
          with a copy to:      Lathan M. Ewers, Jr.
                               Hunton & Williams
                               951 East Byrd Street
                               Richmond, Virginia  23219

                      (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                      (h)  Assignment.  Neither this  Agreement nor any  of
          the  rights,  interests or  obligations  hereunder  or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event; provided, however, that until the date 30 days following the date on which the appropriate regulatory authorities approve an application by Grantee to acquire the Option Shares, Crestar may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase  in excess  of 5% of  the voting  shares of  the Issuer,
          (iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by such regulatory authorities. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit and be enforceable by the parties and their respective successors and assigns.

                      (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                      (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                  IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                        ANNAPOLIS BANCORP, INC.


                                        By:/s/ Gilbert L. Hardesty
                                           Name:  Gilbert L. Hardesty
                                           Title: Presidenet and Chief
          Executive Officer


                                        CRESTAR FINANCIAL CORPORATION

                                        By:/s/ Richard G. Tilghman
                                           Name:  Richard G. Tilghman
                                           Title: Chairman and Chief
                                                  Executive Officer

                                                                  Annex III




                                                  __________, 1994


          Board of Directors
          Annapolis Bancorp, Inc.
          147 Old Solomons Island Road
          Annapolis, Maryland  21401

          Madam and Gentlemen:

               Annapolis Bancorp, Inc. ("AB"), Annapolis Federal Savings Bank, Crestar Financial Corporation ("Crestar") and Crestar Bank
of MD have entered into an Agreement and Plan of Reorganization and a Plan of Merger (collectively, the "Agreement") pursuant to which, subject to certain conditions and provisions set forth therein, AB will be merged with and into Crestar in a transaction (the "Merger") in which each share of Annapolis Bancorp's Common Stock ("AB Common Stock") issued and outstanding on the effective date of the Merger (the "Effective Date") will be canceled and exchanged for a number of shares (the "Exchange Ratio") of Crestar Financial Corporation's Common Stock ("Crestar Common Stock") equal to $12.75 (the "Merger Consideration"). Holders of AB Common Stock will have the option of exchanging their shares for cash equal to $12.75 per share, provided that the total number of dissenting shares and shares exchanged for cash does not exceed 30 percent of the outstanding shares of AB Common Stock. As a condition to Crestar's execution of the Agreement and in consideration thereof, Crestar and AB have entered into a Stock Option Agreement (the "Option Agreement") pursuant to which AB has agreed to issue to Crestar, on the terms and conditions set forth therein, an option to purchase up to 240,000 shares of AB Common Stock at a price of $10.00 per share (the "Stock Option Price"). You have requested our opinion as to fairness, from a financial point of view, of the Merger Consideration and the
Stock Option Price to be received by the shareholders of AB.

               For purposes of establishing the Exchange Ratio, subject to adjustment as provided in the Agreement, the Crestar Common Stock will be valued at the average closing price of Crestar Common Stock as reported on the New York Stock Exchange for each of the 20 trading days ending on the third day prior to the Effective Date. No fractional shares will be issued by Crestar in connection with the Merger, but, in lieu thereof, any holder of AB Common Stock who otherwise would be entitled to receive a fraction of a share of Crestar Common Stock will be paid in cash on the basis of the price of Crestar Common Stock used to determine the Exchange Ratio.

               Kaplan Associates, Inc. ("KAI") is a financial advisory and consulting firm that specializes in the commercial banking,






          Board of Directors
          Annapolis Bancorp, Inc.
          ________, 1994
          Page Two


          thrift and mortgage banking industries. As part of our financial advisory and consulting services, we are regularly engaged in the independent valuation of securities in connection with initial public offerings, private placements, merger and acquisition transactions, and recapitalizations. KAI acted as AB's financial advisor in connection with the Merger and participated in the negotiations leading to the Agreement and is, therefore, familiar with AB.

               During the course of our engagement, we reviewed and analyzed certain internal and publicly available materials bearing upon the financial and operating condition of AB and
Crestar and materials prepared in connection with the proposed
          Merger. In addition, we: (i) reviewed the Agreement and the Option Agreement; (ii) reviewed the Proxy Statement/Prospectus;
          (iii) compared certain financial information for AB and certain financial and stock market information for Crestar, with similar information for comparable companies; (iv) evaluated the pro forma ownership of Crestar Common Stock by AB's shareholders relative to the proforma contribution of AB's assets, liabilities, equity and earnings to the pro forma company; (v) considered the financial terms of certain other business combinations that have recently been effected; (vi)
 conducted discussions with members of the senior management of AB and Crestar for purposes of reviewing the business and future prospects of AB and Crestar; and (vii) took into account our assessment of general economic, market and financial conditions and experience in other transactions, as well as our knowledge of the commercial banking and thrift industries and general experience in securities valuations.












               In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness, in all material respects, of the financial and other information and representations provided to us by AB and Crestar. We have not made an independent evaluation or appraisal of the assets or liabilities of AB or Crestar, nor have we been furnished with any such appraisals.

               Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the shareholders of AB as described in the Agreement and the Stock Option Price as described in the Option Agreement are fair from a financial point of view.
                                                  Sincerely,

                                                  KAPLAN ASSOCIATES, INC.






                                        III-2






                                                                   Annex IV

                    SECTION 262 - DELAWARE GENERAL CORPORATION LAW


               (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections
          (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstockcorporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

               (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251, 252,











          254, 257, 258 or 263 of this title:

                    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to
               determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the
               surviving corporation as provided in subsection (f) of
section 251
               of this title.

                    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258 and 263 of this title to accept for such stock anything except:
                         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;

                         b. Shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

                         c. Cash in lieu of fractional shares of the corporations described in the foregoing subparagraphs
a. and b. of this paragraph; or

                         d. Any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing subparagraphs a., b. and c. of this paragraph.

                    (3)  In the event all of the stock of a subsidiary











               Delaware corporation party to a merger effected under
section 253
               of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware
               corporation.

               (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

               (d)  Appraisal rights shall be perfected as follows:

                    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection
               (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a
               demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                    (2)  If the merger or consolidation was approved











               pursuant to section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal
               rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares.  Such demand will be sufficient if it reasonably
               informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

               (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections
          (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

               (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

               (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings;
          and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

               (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

               (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

               (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

               (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deemsjust.

               (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, section 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, section 24; 57 Del. Laws, c. 148, sections  27-29; 59 Del. Laws, c. 106, section 12; 60 Del. Laws, c. 371,











    sections 3-12; 63 Del. Laws, c. 25, section 14; 63 Del. Laws, c. 152, sections 1,
          2; 64 Del. Laws, c. 112, sections 46-54; 66 Del. Laws, c. 136, sections 30-32; 66
 Del. Laws, c. 352, section 9; 67 Del. Laws, c. 376, sections 19, 20.)

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          Item 20.  Indemnification of Officers and Directors

               Crestar's Articles of Incorporation implement the provisions of the VSCA, which provide for the indemnification of Crestar's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. Under sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal ac-tions, had no reasonable cause to believe that the conduct was unlawful. Crestar's Articles of Incorporation require indemnifi-
cation of directors and officers with respect to certain liabili-ties, expenses and other amounts imposed upon them be reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. Crestar also carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. In addition, the VSCA and Crestar's Articles of Incorpora-tion eliminate the liability of a director or officer of Crestar in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated herein by reference.


          Item 21.  Exhibits and Financial Statement Schedules

               (a)  Exhibits

                    2(a) Agreement and Plan of Reorganization dated as of December 22, 1993, among Crestar, Crestar Bank MD, AB and Annapolis (attached to the
 Proxy Statement/Prospectus as Annex I)

                    2(b) Stock Option Agreement dated as of November 16, 1993, between Crestar and AB (attached to the Proxy Statement/Prospectus as Annex II)

                    5 Opinion of Hunton & Williams with respect to legality

                    8 Opinion of Hunton & Williams with respect to tax consequences of the Transaction
                    24(a) Consent of KPMG Peat Marwick

                    24(b) Consent of Deloitte & Touche

                    24(c) Consent of Kaplan Associates, Inc.

                    24(d) Consent of Hunton & Williams (included in Exhibit
                          5 and Exhibit 8)

                    25 Power of Attorney (included on page II-5 of the Registration Statement)

                    28    Form of Proxy
                 (b)  Financial Statement Schedules -- None

                 (c) Report, Opinion or Appraisal -- (attached to the Proxy Statement/Prospectus as Annex III)


          Item 22. Undertakings

               (a) The undersigned Registrant hereby undertakes as fol-lows:
                    1.   To file, during any period in which offers or











                         sales are being made, a post-effective amendment to this registration statement.

                         (i) To include any prospectus required by sec-tion 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most
                               recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the in-formation set forth in the registration statement.

                         (iii) To include any material information with
                               respect to the plan of distribution not
                               previously disclosed in the registration statement or any material change to such information in the registration statement.

                               Provided, however, that paragraphs (a)(1)(- i) and (a)(1)(ii) do not apply if the reg-istration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                               Section 13 or Section 15(d) of the Securi-ties Exchange Act of 1934 that are incorpo-
rated by reference in the registration statement.

                    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securi-ties at that time shall be deemed to be the ini-tial bona fide offering thereof.

                    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.












                    4. That prior to any public reoffering of the securi-ties registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(- c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed under-
writers, in addition to the information called for
                         by the other items of the applicable form.

                    5. That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the reg-istration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the
                         Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered ther-ein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provi-
                         sions, or otherwise, the Registrant has been ad-vised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of ex-penses incurred or paid by a director, officer or controlling person of the Registrant in the suc-cessful defense of any action, suit or proceeding)
is asserted by such director, officer or control-
                         ling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registra-tion statement through the date of responding to the request.

               (c) The undersigned registrant hereby undertakes to supply by means of the post-effective amendment all information concern-ing a transaction, and the company being acquired involved therein, that was not the subject of and included in the regis-tration statement when it became effective.

                                      SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on February 14, 1994.

                                        CRESTAR FINANCIAL CORPORATION
                                                (Registrant)

                                        By:  /s/ John C. Clark, III
                                            John C. Clark, III,
                                            Corporate Senior Vice
President, General Counsel
                                            and Secretary


                                  POWER OF ATTORNEY

                    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the follow-ing persons in the capacities indicated on February 14, 1994. Each of the directors and/or officers of Crestar Financial Corporation whose signature appears below hereby appoints John
 C. Clark, III, Gordon F. Rainey, Jr. and Lathan M. Ewers, Jr., and
          each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and gener-ally to do all such things in their behalf in their capacities as officers and directors to enable Crestar Financial Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.
                   Signature                  Title

           /s/ Richard G. Tilghman         Chairman of the Board and Chief
          Richard G. Tilghman              Executive Officer and Director
                                           (Principal Executive Officer)

           /s/ James M. Wells, III         President and Director
          James M. Wells, III












           /s/ Patrick D. Giblin           Vice Chairman of the Board and Chief
          Patrick D. Giblin          Financial Officer and Director (Principal
                                      Financial and Accounting
                                      Officer)

                                           Director
          Richard M. Bagley

                                           Director
          William R. Battle

           /s/ J. Carter Fox               Director
          J. Carter Fox
           /s/ Gene A. James               Director
          Gene A. James

                                           Director
          H. Gordon Leggett, Jr.

                                           Director
          Charles R. Longsworth

                                           Director
          Patrick J. Maher
           /s/ Frank E. McCarthy           Director
          Frank E. McCarthy

           /s/ G. Gilmer Minor, III        Director
          G. Gilmer Minor, III

           /s/ Gordon F. Rainey, Jr.       Director
          Gordon F. Rainey, Jr.

           /s/ Frank S. Royal              Director
           Frank S. Royal, M.D.

           /s/ Eugene P. Trani             Director
          Eugene P. Trani

           /s/ William F. Vosbeck          Director











          William F. Vosbeck

                                           Director
          L. Dudley Walker
                                           Director
          Karen Hastie Williams

                                    EXHIBIT INDEX

                                               Location or Sequentially
         Exhibit          Description               Numbered Pages
           2(a)       Agreement and Plan of    Filed herewith on se-
                      Reorganization           quential page no. ___ as
                                               Annex I.

           2(b)       Stock Option Agreement   Filed herewith on seq-
                                               uential page no. ___ as
                                               Annex II.
           5          Opinion of Hunton &      Filed herewith on seq-
                      Williams with respect    uential page no. ___
                      to legality
           8          Opinion of Hunton &      Filed herewith on seq-
                      Williams with respect    uential page no. ___
                      to tax consequences












          24(a)       Consent of KPMG Peat     Filed herewith on seq-
                      Marwick                  uential page no. ___
          24(b)       Consent of Deloitte &    Filed herewith on se-
                      Touche                   quential page no. ___

          24(c)       Consent of Kaplan Asso-  Filed herewith on sequ-
                      ciates, Inc.             ential page no. ___
          25          Power of Attorney        Included on page II-5 of
                                               the Registration Sta-
                                               tement.
          28          Form of Proxy            Filed herewith on se-
                                               quential page no. ___